As filed with the Securities and Exchange Commission on October 4, 1996

                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                           TITAN PHARMACEUTICALS, INC.
        (Exact name of Small Business Issuer as specified in its charter)

                                   ----------

   Delaware                           2836                      94-3171940
----------------           ---------------------------     ---------------------
(State or other           (Primary standard industrial       (I.R.S. employer
 jurisdiction of           classification code number)    identification number)
incorporation)

                             400 Oyster Point Blvd.
                      South San Francisco, California 94080
                                 (415) 244-4990


          (Address and telephone number of principal executive offices and principal place of business)

                         ------------------------------

                 Louis R. Bucalo, M.D., Chief Executive Officer
                           Titan Pharmaceuticals, Inc.
                             400 Oyster Point Blvd.
                      South San Francisco, California 94080
                                 (415) 244-4990
            (Name, address and telephone number of agent for service)

                         ------------------------------

                                   Copies to:

                               Fran Stoller, Esq.
                      Bachner, Tally, Polevoy & Misher LLP
                               380 Madison Avenue
                            New York, New York 10017
                                 (212) 687-7000

     Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, please check the following box.                                        [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.                      [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same
offering.                                                                    [ ]

     If the delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box.                                         [ ]

                         CALCULATION OF REGISTRATION FEE

================================================================================

                                                       Proposed           Maximum
                                                       Maximum            Aggregate              Amount of
Title of Each Class of               Amount to        Offering Price      Offering              Registration
Securities to be Registered         be Registered     Per Unit             Price (1)                Fee
---------------------------         -------------     --------------      ----------            ------------
Units, each consisting of            1,536,000          $16.875          $25,920,000          $     8,938
one share of Common
Stock, $.001 par value and one
Class A Warrant (2)

Common Stock,                        1,536,000             6.20            9,523,200                3,284
$.001 par value (3)

Total                                                                    $35,443,200          $    12,222
                                                                         ===========          ===========

----------

     (1)  Estimated solely for purposes of calculating the registration fee.
     (2)  Registered for resale by selling security holders.
     (3) Issuable upon exercise of the Class A Warrants registered for resale by the selling securityholders.

                                   ----------

     Pursuant to Rule 416 under the Securities Act of 1933, as amended, there are also being registered such additional shares of Common Stock as may become issuable pursuant to anti-dilution provisions upon exercise of the Class A Warrants.

                                   ----------

     Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus contained herein is a combined Prospectus relating to this Registration Statement and Registration Statement No. 33-99386 pursuant to which the Company had registered (i) 3,660,400 shares of Common Stock underlying Class A Warrants which were contained in the Units (the "IPO Units") sold in the Company's initial public offering; (ii) 259,123 shares of Common Stock underlying Class A Warrants which were originally held by certain selling securityholders; (iii) 1,615,877 Class A Warrants and the 1,615,877 underlying shares of Common Stock which continue to be held by certain selling securityholders; and (iv) unit purchase options to purchase up to 320,000 IPO Units and the underlying securities. The Company paid a total fee of $11,701.50 in connection with such Registration Statement.

                                   ----------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                                      (ii)

--------------------------------------------------------------------------------

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

--------------------------------------------------------------------------------


PROSPECTUS
----------
                  SUBJECT TO COMPLETION - DATED OCTOBER 4, 1996

                        1,536,000 Shares of Common Stock
                           7,071,400 Class A Warrants
   7,071,400 shares of Common Stock issuable upon exercise of Class A Warrants

                          TITAN PHARMACEUTICALS, INC.

     Titan Pharmaceuticals, Inc. (the "Company") hereby offers: (i) 3,660,400 shares of Common Stock, $.001 par value (the "Common Stock") issuable upon exercise of the redeemable Class A Warrants (the "Warrants") issued in connection with the Company's initial public offering in January 1996 (the "IPO"); and (ii) 259,123 shares of Common Stock issuable upon exercise of 259,123 Warrants issued in connection with a bridge financing (the "Bridge Financing") completed by the Company prior to the IPO which were subsequently resold.

     This Prospectus also relates to the offer and sale by certain of the investors (the "Bridge Investors") in the Bridge Financing of (i) up to 1,615,877 Warrants issued to the Bridge Investors in connection with the Bridge Financing; and (ii) the 1,615,877 shares of Common Stock issuable upon exercise of such Warrants. See "Selling Securityholders."

     This Prospectus also relates to the offer and sale by certain investors (the "Private Placement Investors") in a private placement by the Company completed in August 1996 ("Private Placement") of (i) 1,536,000 units ("Units"), each Unit consisting of one share of Common Stock and one Warrant; and (ii) the 1,536,000 shares of Common Stock issuable upon exercise of such Warrants.

     Each Warrant currently entitles the registered holder thereof to purchase one share of Common Stock at $6.20 through January 18, 2001. The exercise price of the Warrants is subject to adjustment. Commencing January 18, 1997, the Warrants are subject to redemption by the Company at $.05 per Warrant on 30 days' prior written notice if the closing bid price of the Common Stock averages in excess of $9.10 per share for 30 consecutive business days ending within 15 days of the date of notice of redemption. See "Description of Securities." As of September 20, 1996, 19,600 Warrants had been exercised.

     The Units, Common Stock and Warrants are traded on The Nasdaq SmallCap Market ("Nasdaq") under the symbols TTNPU, TTNP, and TTNPW, respectively. On September 30, 1996, the closing bid prices of the Units, Common Stock and Warrants were $16.75, $11.625 and $5.00, respectively.

                          ----------------------------

    THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE
          SUBSTANTIAL DILUTION. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

                          ----------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The Company has agreed to pay a solicitation fee (the "Solicitation Fee") equal to 5% of the exercise price in connection with the exercise of Warrants under certain conditions. See "Plan of Distribution." The exercise prices of the Warrants were determined by negotiation between the Company and D.H. Blair Investment Banking Corp. ("Blair"), the underwriter of the Company's IPO, and are not necessarily related to the Company's asset value, net worth or other established criteria of value.


================================================================================
                                       Warrant
                   Warrant           Solicitation             Proceeds to
                Exercise Price          Fee (1)                Company (2)
                --------------       ------------             -------------
Per Warrant              $6.20                $.31                    $5.89
Total (2)       $43,842,680.00       $2,192,134.00           $41,650,546.00
================================================================================

                   The date of this Prospectus is_____ , 1996

     (1) Represents Solicitation Fees payable to Blair pursuant to the warrant agreements dated as of January 18, 1996 and July 31, 1996 (collectively, the "Warrant Agreements") between the Company and Blair under which the Company agreed to pay Blair a fee of 5% of the aggregate exercise price of each Warrant exercised solicited by its representatives if (i) the market price of the Common Stock on the date the Warrant is exercised is greater than the then Warrant exercise price; (ii) the exercise of the Warrant was solicited by a member of the National Association of Securities Dealers, Inc. as designated in writing on the Warrant Certificate subscription form; (iii) the Warrant is not held in a discretionary account; (iv) disclosure of compensation arrangements was made both at the time of the offering and at the time of the exercise of the Warrants; and (v) the solicitation of exercise of the Warrant was not in violation of Rule 10b-6 promulgated under the Securities Exchange Act of 1934, as amended.

     (2) Assumes the exercise of all outstanding Warrants and that the Solicitation Fee is paid on all Warrants exercised. As of September 20, 1996, only 19,600 of the Warrants had been exercised and there can be no assurance that any additional Warrants will be exercised.

                              AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C. a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended ("Act") covering the securities offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance such statement is qualified by reference to each such contract or document. The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the Company with the Commission can be inspected and copies obtained at the public reference facilities maintained by the Commission at the following addresses: New York Regional Office, Seven World Trade Center, New York, New York 10048; and Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus. Except as otherwise noted, all information in this Prospectus (i) reflects a 0.461308687-for-one reverse stock split effected in February 1995 and a 0.36977472-for-one reverse stock split effected in November 1995; (ii) gives effect to the conversion of outstanding preferred stock into Common Stock in January 1996, (iii) assumes no exercise of (a) the Warrants; (b) unit purchase options (collectively, the "Unit Purchase Options") issued in connection with the IPO and the Private Placement; (c) options granted or available for grant under the Company's stock option plans; or (d) other outstanding options and warrants. See "Capitalization," "Management - Stock Option Plans," "Certain Transactions" and "Description of Securities."

     This Prospectus contains forward-looking statements that involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed in "Risk Factors."

                                   The Company

     The Company is a biopharmaceutical company engaged in the identification and acquisition of synergistic technologies, with applications in the areas of cancer, disorders of the central nervous system, and other life threatening diseases for further research and development by various subsidiaries of the Company. The Company's operations are currently conducted through five entities (the "Operating Companies") Ansan, Inc. ("Ansan"), a company engaged in the development of small molecule-based therapeutics intended for the treatment of cancer and other life threatening diseases; Ingenex, Inc. ("Ingenex"), a company engaged in the development of proprietary gene-based therapies and the application of functional genetics to pharmaceutical discovery initially for the treatment of cancer and certain viral diseases; ProNeura, Inc., ("ProNeura"), a company engaged in research and development activities relating to a polymeric implantable drug delivery technology; Theracell, Inc. ("Theracell"), a company engaged in the development of cell-based therapeutics intended for the restorative treatment of neurological diseases and central nervous system disorders; and Trilex Pharmaceuticals, Inc. ("Trilex"), a company engaged in research and development of therapeutic cancer vaccines utilizing anti-idiotypic antibody technology.

     Ansan completed an initial public offering of its securities in August 1995 which reduced the Company's ownership to 44% resulting in its deconsolidation for financial reporting purposes. The other Operating Companies remain as consolidated subsidiaries.

     References to the Company include the Operating Companies unless the context requires otherwise. The Company was incorporated in Delaware in February 1992. The Company's executive offices are located at 400 Oyster Point Blvd., Suite 505, South San Francisco, California 94080 and its telephone number is
(415) 244-4990.

                                  The Offering

Securities Offered..........  3,919,523 shares issuable upon exercise of
                              Warrants. See "Description of Securities."

Securities Offered
  Concurrently by
  Selling Securityholders ..  1,536,000 Units, each Unit consisting of one share of Common Stock and one Warrant. See "Selling Securityholders."

                              1,615,877 Warrants. See "Selling Securityholders."

Common Stock Outstanding
   Before Offering..........  12,321,779 shares

Common Stock Outstanding
   After Offering...........  19,393,179 shares(1)

Nasdaq Symbols
     Units..................  TTNPU
     Common Stock...........  TTNP
     Class A Warrants.......  TTNPW

Risk Factors................  Investment in the securities offered hereby involves a high degree of risk and immediate substantial dilution. See "Risk Factors."

-------------

(1)  Assumes the exercise of all outstanding Warrants.

                                                   Summary Financial Information



                                                                                  Six Months                  Period from
                                                   Year Ended                       Ended                     July 25, 1991
                                                December 31, 1995                  June 30,                (commencement of
                                               ------------------                -------------                 operations)
Statement of                                                                 1995              1996        through June 30, 1996
Operations Data:                                                             ----              -----       ---------------------
Grant revenue                                       $    139,522        $     89,881      $     49,705         $    189,227
Research and development expenses                      5,201,507           3,544,459         2,349,988           24,363,609
Acquired in-process research and
devlopment expenses                                      686,000                --                --                686,000
General and administrative expenses                    3,657,900           2,130,920         1,975,986            8,540,368
Equity in loss of Ansan                                 (457,114)               --            (355,489)            (812,603)
Interest income                                           67,868              34,010           339,748              794,506
Interest expense                                      (1,899,148)           (326,452)       (1,818,206)          (3,970,544)
                                                    ------------        ------------      ------------         ------------

Net loss                                            $(11,693,454)       $ (5,877,940)     $ (6,100,363)        $(37,344,619)
                                                    ============        ============      ============         ============
Pro forma net loss per share                        $      (1.54)       $      (0.81)
                                                    ============        ============
Shares used in computing pro forma
  net loss per share(1)                                7,617,470           7,229,183
Net loss per share                                                                        $      (1.18)
                                                                                          ============
Shares used in computing net loss
   per share(1)                                                                              9,791,050


                                                                  At June 30, 1996
                                             ----------------------------------------------------------

Balance Sheet Data:                          Actual              Pro Forma(2)            As Adjusted(3)
                                             ------              ------------            --------------
Working capital                          $   4,564,750           $ 18,554,260            $  60,204,730
Total assets                                 8,831,683             22,821,193               64,471,739
Total current liabilities                    1,975,207              1,975,207                1,975,207
Long-term liabilities                        1,633,874              1,633,874                1,633,874
Deficit accumulated
  during development stage                 (37,344,619)           (37,344,619)             (37,344,619)
Total stockholders' equity               $   3,981,570           $ 17,971,080            $  59,621,626

----------------

(1)  See Note 1 of Notes to Consolidated Financial Statements.

(2) Gives pro forma effect to completion of the Private Placement and the exercise of 19,600 Warrants subsequent to June 30, 1996.

(3)  Assumes the exercise of all outstanding Warrants.

                                  RISK FACTORS

     The securities offered hereby are speculative in nature and an investment in the Units offered hereby involves a high degree of risk. In addition to the other information contained in this Prospectus, prospective investors should carefully consider the following risk factors in evaluating whether to purchase the Units offered hereby.

     History of Operating Losses; Need for Additional Financing. The Company has experienced substantial operating losses since its inception in July 1991. As of June 30, 1996, the Company's accumulated deficit was $(37,344,619), which amount has increased significantly since such date. The Company anticipates incurring substantial and increasing operating losses over the next several years. Such losses have been principally the result of the various costs associated with research and development activities of Ansan, Ingenex, Theracell and a former operating subsidiary, and the Company's provision of financial, administrative, regulatory and management services to the Operating Companies. The Company believes that available funds will enable it to fund its operations for approximately 18 months. The Company will be required to seek substantial additional financing to continue its activities beyond such date and to commercialize any products that the Operating Companies may successfully develop. The Company has no bank lines of credit and there can be no assurance that the Company will be able to obtain any needed additional financing on commercially reasonable terms in the event the Warrants are not exercised in substantial numbers. If the Company is unable to obtain the necessary financing, it will be required to significantly curtail its activities or to cease operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business - Strategy."

     Development Stage of Company. The Company has conducted limited research and development activities through the Operating Companies and has not generated any revenues to date from operations. Accordingly, the Company must be evaluated in light of the expenses, delays, uncertainties and complications typically encountered by newly established biopharmaceutical businesses, many of which may be beyond the Company's control. These include, but are not limited to, unanticipated problems relating to product development, testing, regulatory compliance, manufacturing, marketing and competition, and additional costs and expenses that may exceed current estimates. There can be no assurance that the Company or any of the Operating Companies will successfully develop and commercialize any products, generate any revenues or ever achieve profitable operations. See "Business."

     Early Stage of Development of Proposed Products. The Operating Companies' proposed products are at an early stage of development and will require significant further research, development, testing and regulatory clearances prior to commercialization. There can be no assurance that any proposed products will be successfully developed, prove to be safe and efficacious, receive requisite regulatory approvals, demonstrate substantial therapeutic benefits in the treatment of any disease or condition, be capable of being produced in commercial quantities at reasonable costs or be successfully marketed. See "Business."

     Government Regulation. The research, preclinical development, clinical trials, product manufacturing and marketing to be conducted by the Operating Companies are subject to regulation by the FDA and similar health authorities in foreign countries. FDA approval of the Operating Companies' products, as well as the manufacturing processes and facilities, if any, used to produce such products, will be required before such products may be commercialized in the United States. The process of obtaining approvals from the FDA is costly, time consuming and often subject to unanticipated delays. There can be no assurance that approvals of any of the proposed products, processes or facilities will be granted on a timely basis, if at all. Even if regulatory approval is granted, such approval may include significant limitations on indicated uses for which any such products could be marketed. Further, even if such regulatory approvals are obtained, a marketed drug and its manufacturer are subject to continued review, and later discovery of previously unknown problems may result in restrictions on such product or manufacturer, including withdrawal of the product from the market. New government regulations in the United States or foreign countries also may be established that could delay or prevent regulatory approval of the Operating Companies products under development. Further, because gene therapy is a relatively new technology and has not been extensively tested in humans, the regulatory requirements governing gene therapy products are uncertain and may be subject to substantial further review by various regulatory authorities in the United States and abroad. This uncertainty may result in extensive delays in initiating clinical trials and in the regulatory approval process for Ingenex. Regulatory requirements ultimately imposed could have a material adverse effect upon the business of

Ingenex and, ultimately, the Company. Failure by the Operating Companies to obtain regulatory approval of their proposed products, processes or facilities could have a material adverse effect on the business, financial condition and results of operations of the Company. The proposed products under development may also be subject to certain other federal, state and local government regulations, including, but not limited to, the Federal Food, Drug and Cosmetic Act, the Environmental Protection Act, the Occupational Safety and Health Act, and state, local and foreign counterparts to certain of such acts. See "Business
- Government Regulation."

     Reliance on Patents and Other Proprietary Rights. The Company's success will depend, in part, on its ability, and the ability of the Operating Companies and their licensor(s), to obtain protection for their products and technologies under United States and foreign patent laws, to preserve their trade secrets, and to operate without infringing the proprietary rights of third parties. The Operating Companies have obtained rights to certain patents and patent applications and may, in the future, seek rights from third parties to additional patents and patent applications. There can be no assurance that patent applications relating to the Operating Companies' potential products or technologies, including those licensed from others, or that it may license in the future, will result in patents being issued, that any issued patents will afford adequate protection or not be challenged, invalidated, infringed, or circumvented, or that any rights granted thereunder will afford competitive advantages to the Company. Furthermore, there can be no assurance that others have not independently developed, or will not independently develop, similar products and/or technologies, duplicate any of the Operating Companies' products or technologies, or, if patents are issued to, or licensed by, the Company, design around such patents.

     There can be no assurance that the validity of any of the patents licensed to the Operating Companies would be upheld if challenged by others in litigation or that the Company's activities would not infringe patents owned by others. The Company could incur substantial costs in defending itself and/or the Operating Companies in suits brought against them or any of their licensors, or in suits in which the Company may assert, against others, patents in which the Company and/or the Operating Companies have rights. Should the Operating Companies' products or technologies be found to infringe patents issued to third parties, the manufacture, use, and sale of such products could be enjoined and the Company and/or the Operating Companies could be required to pay substantial damages. In addition, the Company and/or the Operating Companies may be required to obtain licenses to patents or other proprietary rights of third parties, in connection with the development and use of their products and technologies. No assurance can be given that any licenses required under any such patents or proprietary rights would be made available on acceptable terms, if at all.

     The Company and the Operating Companies also rely on trade secrets and proprietary know-how, which they seek to protect, in part, by confidentiality agreements with employees, consultants, advisors, and others. There can be no assurance that such employees, consultants, advisors, or others, will maintain the confidentiality of such trade secrets or proprietary information, or that the trade secrets or proprietary know-how of the Company and the Operating Companies will not otherwise become known or be independently developed by competitors in such a manner that the Company and the Operating Companies will have no practical recourse.

     The Company is aware of the existence of prior art references which may affect the validity of certain claims in the Nudelman patent licensed by Ansan which broadly cover AN 10, among other compounds. Reexamination of this patent by the U.S. Patent and Trademark Office ("PTO"), in light of these references, may be necessary to obtain valid claims which are both free of the prior art and which specifically cover AN 10. In the course of preparing for reexamination or otherwise, additional prior art may be uncovered which might affect the validity of such proposed narrow claims. Such art would need to be brought to the attention of the PTO in connection with any reexamination. Moreover, there can be no assurance that the PTO will grant a request for reexamination, or if granted, that such reexamination will result in the issuance of the desired claims. In any event, given that the already-uncovered prior art references relate to compounds but not to methods of treatment, the existence of such references would not, as a matter of United States patent law, be expected to affect the patentability of any claims directed to the use of AN 10 to treat fetal hemoglobinopathies which presently are pending in the application licensed by Ansan.

     The Company also is aware of certain issued United States patents (the "Perrine patents") which appear to cover the administration of butyric acid, during gestation or infancy, to ameliorate (beta)-globin disorders, including sickle cell anemia and (beta)-thalassemia, by increasing the level of fetal hemoglobin. To the extent that AN 10 converts to butyric acid and in the event Ansan's commercial activities include administration of AN 10 during gestation and/or infancy, such activities could give rise to issues of infringement of the Perrine patents.

     The Company is aware of an issued United States patent (as well as corresponding patents and patent applications in foreign countries) relating to multidrug resistance in mammalian cells. This patent claims substantially the same subject matter as is claimed by certain issued United States patents that have been licensed by Ingenex. The Company is also aware of an issued United States patent, relating to ex vivo gene therapy. The Company believes that this patent claims subject matter that relates to any gene therapeutic developed by Ingenex to the extent that the introduction of the gene into the subject's cells is performed ex vivo. Thus, it may be necessary for Ingenex to obtain a license under either or both of such patents to pursue commercialization of its proposed gene therapy products utilizing the MDR1 gene or ex vivo therapies, as applicable. There can be no assurance that Ingenex will be able to obtain such licenses or that such licenses, if available, can be obtained on terms acceptable to Ingenex. Failure of Ingenex to obtain such licenses could have a material adverse effect on the business, financial condition and results of operations of Ingenex and the Company. Ingenex has received notice that three companies are opposing the grant of a European patent which has claims directed to the human MDR1 gene and gene fragments.

     Competition and Technological Change. Competition in the pharmaceutical and biotechnology industries is intense and is expected to increase. The Company will face competition from numerous companies that currently market, or are developing, products for the treatment of diseases and disorders targeted by the Operating Companies. Many of these entities have significantly greater research and development capabilities, experience in obtaining regulatory approvals and manufacturing, marketing, financial and managerial resources than the Company or its Operating Companies. Acquisitions of or investments in competing biotechnology companies by large pharmaceuticals companies could enhance such competitors' financial, marketing and other resources. The Company also competes with universities and other research institutions in the development of products, technologies and processes. There can be no assurance that competitors of the Company will not succeed in developing technologies or products that are more effective than those of the Operating Companies or that will render the Operating Companies' products or technologies noncompetitive or obsolete. In addition, certain of such competitors may achieve product commercialization or patent protection earlier than the Operating Companies. See "Business Competition."

     Dependence Upon Key Collaborative Relationships and License and Sponsored Research Agreements. The Company relies significantly on the resources of third parties to conduct research and development. The Company's success will depend, in part, on its ability and the ability of the Operating Companies to maintain existing collaborative relationships and to develop new collaborative relationships with third parties. There can be no assurance that the Company will be successful in maintaining its existing collaborative arrangements, that any collaborative arrangements will lead to the successful commercialization of products or that such collaborative arrangements will continue to be available to the Company or the Operating Companies.

     The license agreements that have been or may in the future be entered into by the Operating Companies typically require the payment of an up-front license fee and royalties based on sales of licensed products and processes under the license and any sublicense with minimum annual royalties, the use of due diligence in developing and bringing products to market, the achievement of funding milestones and, in some cases, the grant of stock to the licensor. The sponsored research agreements that have been or may in the future be entered into by the Operating Companies generally require periodic payments on an annual or quarterly basis. Some agreements also may require funding or production facilities relating to clinical research. If the Operating Companies fail to meet their financial or other obligations under either their license agreements or their sponsored research agreements in a timely manner, the rights to their proprietary technology or the right to have the applicable university or institution conduct research and development efforts could be lost. Further, Ingenex has assigned its rights under four of its principal licenses to a lender and has sublicensed back such rights in exchange for monthly license payments aggregating $1,545,265 at June 30, 1996. There can be no assurance that Ingenex will have sufficient funds to meet its payment obligations and reacquire its rights to these licenses. See "Business - Sponsored Research and License Agreements."

     Dependence on Third Parties for Manufacturing and Marketing Activities. To date, the Operating Companies have not introduced any products on the commercial market. To conduct human clinical trials and ultimately to gain market acceptance, the products under development must be manufactured in compliance with regulatory requirements and at acceptable costs. It is not expected that the Company or any of the Operating Companies will have the resources in the foreseeable future to allocate to the manufacture or direct marketing of their proposed products and, therefore, it is intended that collaborative arrangements be pursued regarding the manufacture and marketing of any products that may be successfully developed. The future success of the Company may depend, in part, on the ability of the Operating Companies to enter into and maintain such collaborative relationships, the collaborator's strategic interest in the products under development, and their ability to successfully manufacture or market any such products. To the extent that any of the Operating Companies decide not to, or are unable to, enter into collaborative arrangements with respect to the manufacture or marketing of their proposed products, significant capital expenditures, management resources and time will be required to establish a manufacturing facility or develop a sales force. There can also be no assurance that collaborative arrangements to manufacture or market any proposed products will be entered into or, in lieu thereof, that any manufacturing operations can be successfully established or that any sales force can be successfully implemented. See "Business - Sales and Marketing" and "Business - Manufacturing and Supplies."

     Dependence on Key Personnel. The Company is highly dependent on the services of Dr. Louis R. Bucalo, President and Chief Executive Officer, as well as the other principal members of management and scientific staff of the Company and the Operating Companies. The loss of one or more of such individuals could substantially impair ongoing research and development programs and the ability of the Company and/or the Operating Companies to obtain additional financing. The future success of the Company depends in large part upon its ability and that of the Operating Companies to attract and retain highly qualified personnel. The Company and the Operating Companies face intense competition for such highly qualified personnel from other pharmaceutical and biotechnology companies, as well as universities and nonprofit research organizations, and may have to pay higher salaries to attract and retain such personnel. There can be no assurance that sufficient qualified personnel can be hired on a timely basis or retained. The loss of such key personnel or failure to recruit additional key personnel could have a material adverse effect on the Company's and the Operating Companies' business, financial condition and results of operations. See "Management."

     Risk of Product Liability. In the event that any products under development by the Operating Companies are successfully developed, the Company will face an inherent business risk of financial exposure to product liability claims alleging that the use of such products produced adverse effects. The Company does not presently carry product liability insurance, but the Company expects that it and/or the applicable Operating Company will obtain such insurance prior to the commercial distribution or sale of any products or processes. However, there can be no assurance that adequate product liability insurance can be obtained at acceptable costs. In the event of an uninsured or inadequately insured product liability claim, the Company's business and financial condition could be materially adversely affected. See "Business."

     Potential Adverse Effects of Preferred Stock. The Company's Amended and Restated Certificate of Incorporation authorizes the issuance of shares of 5,000,000 "blank check" preferred stock, which will have such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors will be empowered, without stockholder approval (but subject to applicable government regulatory restrictions), to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of such issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company has no present intention to issue any shares of preferred stock, there can be no assurance that the Company will not do so in the future. See "Description of Securities Preferred Stock."

     No Dividends. The Company has not paid any cash dividends on its Common Stock and does not expect to declare or pay any cash or other dividends in the foreseeable future. See "Dividend Policy."

     Shares Eligible for Future Sale. Future sales of Common Stock by existing stockholders pursuant to Rule 144 under the Securities Act, pursuant to an effective registration statement declared effective in January 1996 or otherwise, could have an adverse effect on the price of the Company's securities. Warrants to purchase 1,875,000 shares of Common Stock and the underlying shares were registered for resale concurrently with the IPO, subject to a contractual restriction that during the period from 91 to 270 days after January 18, 1996, may only sell specified percentages of such warrants. Approximately 6,800,000 shares of Common Stock and 374,000 additional shares of Common Stock underlying vested options issued pursuant to the Company's stock option plans are eligible for resale pursuant to Rules 144 and/or 701 under the Securities Act. However, holders of approximately 95% of the outstanding shares of Common Stock and outstanding options prior to the IPO have agreed not to sell any shares of Common Stock until February 1997 without the prior written consent of Blair. Sales of Common Stock, or the possibility of such sales, in the public market may adversely affect the market price of the Company's securities.

     Exercise of Registration Rights. The holders of the Unit Purchase Options, warrants to purchase 556,534 shares of Common Stock and 5,521,140 shares of Common Stock have certain demand and "piggy-back" registration rights with respect to their securities commencing January 1997. Exercise of such rights could involve substantial expense to the Company.

     Potential Adverse Effect of Redemption of Warrants. Commencing January 18, 1997, the Warrants may be redeemed by the Company at a redemption price of $.05 per Warrant upon not less than 30 days' prior written notice if the closing bid price of the Common Stock shall have averaged in excess of $9.10 per share for 30 consecutive trading days ending within 15 days of the notice. Redemption of the Warrants could force the holders (i) to exercise the Warrants and pay the exercise price therefor at a time when it may be disadvantageous for the holders to do so, (ii) to sell the Warrants at the then current market price when they might otherwise wish to hold the Warrants, or (iii) to accept the nominal redemption price which, at the time the Warrants are called for redemption, is likely to be substantially less than the market value of the Warrants. See "Description of Securities Redeemable Warrants."

     Current Prospectus and State Registration to Exercise Warrants. Holders of Warrants will be able to exercise the Warrants only if (i) a current prospectus under the Securities Act relating to the shares of Common Stock underlying the Warrants is then in effect and (ii) such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of Warrants reside. Although the Company has undertaken and intends to use its best efforts to maintain a current prospectus covering the shares underlying the Warrants following completion of the Offering to the extent required by Federal securities laws, there can be no assurance that the Company will be able to do so. The value of the Warrants may be greatly reduced if a prospectus covering the shares issuable upon the exercise of the Warrants is not kept current or if the securities are not qualified, or exempt from qualification, in the states in which the holders of Warrants reside. Persons holding Warrants who reside in jurisdictions in which such securities are not qualified and in which there is no exemption will be unable to exercise their Warrants and would either have to sell their Warrants in the open market or allow them to expire unexercised. If and when the Warrants become redeemable by the terms thereof, the Company may exercise its redemption right even if it is unable to qualify the underlying securities for sale under all applicable state securities laws. See "Description of Securities - Redeemable Warrants."

     Possible Restrictions on Market-Making Activities in Company's Securities. D.H. Blair & Co., Inc. ("Blair & Co.") makes a market in the Company's securities. Rule 10b-6 under the Securities Act of 1934, as amended (the "Exchange Act"), may prohibit Blair & Co. from engaging in any market-making activities with regard to the Company's securities for the period from nine business days (or such other applicable period as Rule 10b-6 may provide) prior to any solicitation by Blair of the exercise of Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that Blair may have to receive a fee for the exercise of Warrants following such solicitation. As a result, Blair & Co. may be unable to provide a market for the Company's securities during certain periods while the Warrants are exercisable. In addition, under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Selling Securityholder Securities may not simultaneously engage in market-making activities with respect to any securities of the Company for the applicable "cooling off" period (at least two and possibly nine business days) prior to the commencement of such distribution. Accordingly, in the event Blair or Blair & Co. is engaged in a distribution of the Selling Securityholder securities, neither of such firms will be able to make a market in the Company's securities during the applicable restrictive period. Any temporary cessation of such market-making activities could have an adverse effect on the market price of the Company's securities. See "Plan of Distribution."

                                 USE OF PROCEEDS

     At September 20, 1996, only 19,600 Warrants had been exercised. Holders of Warrants are not obligated to exercise their Warrants and there can be no assurance that such holders will choose to exercise all or any of their Warrants. In the event that all of the remaining 7,071,400 outstanding Warrants are exercised, the net proceeds to the Company would be $41,650,546, after deducting the Solicitation Fee and excluding other expenses of the offering.

     The Company intends to use the net proceeds received upon exercise of the Warrants, if any, for research and development, product and technology acquisitions and for general corporate purposes.

     Prior to expenditure, the net proceeds from the exercise of the Warrants will be invested in highly-liquid interest bearing securities or money market funds.


                                 DIVIDEND POLICY

     The Company has never paid cash dividends on its Common Stock and does not anticipate paying cash dividends in the foreseeable future. The Company currently intends to retain all earnings, if any, for use in the expansion of the Company's business. The declaration and payment of future dividends, if any, will be at the sole discretion of the Board of Directors and will depend upon the Company's profitability, financial condition, cash requirements, future prospects and other factors deemed relevant by the Board of Directors.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company (i) as of June 30, 1996; (ii) pro forma as of June 30, 1996 to reflect the completion of the Private Placement and the exercise of 19,600 Warrants subsequent to such date. This table should be read in conjunction with the Financial Statements and the Notes thereto included elsewhere in this Prospectus.

                                                        June 30, 1996
                                                 -----------------------------
                                                  Actual              Pro Forma
                                                  ------              ---------

Long-term debt and capital lease
  obligations, including
  current portion ..........................     $  2,410,229      $  2,410,229
                                                 ------------      ------------
Stockholders' equity:

  Preferred Stock, $.001 par value;
  30,000,000 shares authorized;
  no shares issued and outstanding .........             --                --

  Common Stock, $.001 par value;
  30,000,000 shares authorized;
  10,766,179 shares issued and
  outstanding actual; 12,321,779
  shares issued and outstanding
  pro forma(1) .............................       35,513,836        49,503,346

  Additional paid-in capital ...............        6,186,353         6,186,353

  Deferred compensation ....................         (374,000)         (374,000)

  Deficit accumulated during development
     stage .................................      (37,344,619)      (37,344,619)
                                                 ------------      ------------

       Total stockholders' equity ..........        3,981,570        17,971,080
                                                 ------------      ------------

             Total capitalization ..........     $  6,391,799      $ 20,381,309
                                                 ============      ============
----------

(1) Excludes (i) 7,071,400 shares of Common Stock issuable upon exercise of outstanding Warrants; (ii) 1,254,400 shares of Common Stock issuable upon exercise of the Unit Purchase Options and the Warrants included in such options; (iii) 321,671 shares of Common Stock issuable upon exercise of outstanding options granted under the Company's 1993 Stock Option Plan;
     (iv) 300,000 shares of Common Stock reserved for issuance under the Company's 1995 Stock Option Plan (which amount will increase to 1,300,000 if stockholder approval is obtained); and (v) 668,917 shares of Common Stock issuable upon exercise of other outstanding options and warrants. See "Management--Stock Option Plans," "Certain Transactions," "Description of Capital Stock" and "Selling Securityholders."

Private Placement

     In August 1996, the Company completed the Private Placement of an aggregate of 1,536,000 Units for gross proceeds of $16,000,000. The Company paid the placement agent a commission of $1,600,000 and a non-accountable expense allowance of $480,000 in connection with the Private Placement and granted the placement agent a unit purchase option to purchase 307,200 Units. The Private Placement Securities have been registered for resale hereby, subject to the contractual restriction that the Private Placement Investors have agreed not to sell their Units or the components thereof except after specified periods. See "Selling Securityholders."

                             SELECTED FINANCIAL DATA

     The following table sets forth selected historical and pro forma financial data of the Company. The selected historical financial data in the table at and for the year ended December 31, 1995 is derived from the consolidated financial statements of the Company which have been audited by Ernst & Young LLP, independent auditors. The financial data at June 30, 1996 for the six months ended June 30, 1995 and 1996 and for the period from July 25, 1991 (commencement of operations) through June 30, 1996 are derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which the Company considers necessary for a fair presentation of the financial position and the results of operations at that date and for those periods. Operating results for the six months ended June 30, 1996 are not necessarily indicative of the results that may be expected for the entire fiscal year ending December 31, 1996. The selected financial data set forth below should be read in conjunction with the Consolidated Financial Statements and Notes thereto and with "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere herein.


                                                                                     Six Months                    Period from
                                                    Year Ended                        Ended                       July 25, 1991
                                                 December 31, 1995                   June 30,                   (commencement of
                                                 -----------------                  ----------                     operations)
                                                                             1995                1996         through June 30, 1996
                                                                             ----                ----         ---------------------
Statement of
Operations Data:
Grant revenue                                      $    139,522         $    89,881         $    49,705            $    189,227
Research and development expenses                     5,201,507           3,544,459           2,349,988              24,363,609
Acquired in-process research and
  development expenses                                  686,000                --                  --                   686,000
General and administrative expenses                   3,657,900           2,130,920           1,975,986               8,540,368
Equity in loss of Ansan                                (457,114)               --              (355,489)               (812,603)
Interest income                                          67,868              34,010             339,748                 794,506
Interest expense                                     (1,899,148)           (326,452)         (1,818,206)             (3,970,544)
                                                    -----------         -----------         -----------             -----------

Net loss                                           $(11,693,454)        $(5,877,940)        $(6,100,363)           $(37,344,544)
                                                   ============         ============        ============           ============
Pro forma net loss per share                       $      (1.54)        $     (0.81)
                                                   ============         ===========
Shares used in computing pro forma
  net loss per share(1)                               7,617,470           7,229,183
Net loss per share                                                                          $     (1.18)
                                                                                            ===========
Shares used in computing net
   loss per share (1)                                                                         9,791,050

                                                                 At December 31,1995                    At June 30,1996
                                                                 -------------------                    ---------------

Balance Sheet Data:                                                                               Actual               Pro Forma(2)
                                                                                                  ------               ------------
Working capital (deficit)                                           $(6,231,672)               $ 4,564,750              $18,554,260
Total assets                                                          4,732,171                  8,831,683               22,821,193
Total current liabilities                                             7,277,339                  1,975,207                1,975,207
Long-term liabilities                                                 2,036,455                  1,633,874                1,633,874
Deficit accumulated during
   development stage                                                (31,244,256)               (37,344,619)             (37,344,619)
Total stockholders' equity
  (net capital deficiency)                                          $(5,822,655)               $ 3,981,570              $17,971,080

----------

(1)  See Note 1 of Notes to Consolidated Financial Statements.

(2) Gives pro forma effect to completion of the Private Placement and the exercise of 19,600 Warrants subsequent to June 30, 1996.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this Prospectus.

Results of Operations

     General

     The Company is a development stage company. The Company has had no significant revenue and has incurred an accumulated deficit through June 30, 1996 of $(37,344,619). Since its inception in July 1991, the Company's efforts have been principally devoted to acquiring licenses and technologies, research and development, securing patent protection and raising capital. These losses have resulted from expenditures for research and development and general and administrative activities, including legal and professional activities, and have continued to date. Through June 30, 1996, research and development expenses totalled $25,049,609 and general and administrative expenses totalled $8,540,368.

     The Company expects to continue to incur substantial research and development costs in the future as a result of funding ongoing (i) research and development programs at the Operating Companies, (ii) manufacturing of products for use in clinical trials, (iii) patent and regulatory related expenses, and
(iv) preclinical and clinical testing of the Operating Companies' products. The Company also expects that general and administrative costs necessary to support such research and development activities will increase. Accordingly, the Company expects to incur increasing operating losses for the foreseeable future. The Company will also seek to identify new technologies for possible in-licensing or acquisition. There can be no assurance that the Company will ever achieve profitable operations.

     The Company's strategy will continue to be to seek public or private financing for the Operating Companies through the sale of securities or corporate partnering arrangements at such time as their stage of development and working capital requirements permit such outside financing in order to reduce their financial dependence on the Company and enable the Company to continue to expand its product portfolio through acquisitions. There can be no assurance that financing from such sources or others will be available to any of the Operating Companies.

     Six Months Ended June 30, 1996 Compared With Six Months Ended June 30, 1995

     Research and development expenses for the six months ended June 30, 1996 (the "1996 six months") were approximately $2,350,000 as compared to $3,544,000 for the six months ended June 30, 1995 (the "1995 six months"), a decrease of 34%. The decrease reflects the deconsolidation of Ansan, Inc. effective August 1995, the cessation of operations of Geneic Sciences, Inc. ("Geneic") in September 1995 and the completion of certain sponsored research for Ingenex in 1995.

     General and administrative expenses for the 1996 six months were approximately $1,976,000 as compared to $2,131,000 for the 1995 six months, a decrease of 7%. The decrease was due primarily to the cessation of operations of Geneic and a decrease in general and administrative personnel.

     As a result of the foregoing expenses, the Company incurred an operating loss of approximately $4,276,000 for the 1996 six months compared with $5,585,000 for the 1995 six months.

     For the 1996 six months, interest income was $340,000 compared with $34,000 for the 1995 six months. This was a result of a substantial increase in the amount of cash from the IPO. Interest expense increased to approximately $1,818,000 during the 1996 six months from $326,000 for the 1995 six months. The increase for the 1996 period reflects a non-recurring charge due to the repayment in January 1996 of notes issued in a bridge financing ("Bridge Notes"). This non-recurring charge represents the $950,000 unamortized portion of the $1,200,000 debt discount and $458,000 of debt issuance costs relating to the Bridge Notes.

     Other income (expense) for the 1996 six months also includes approximately $355,000 of losses representing the Company's share of Ansan's losses.

     Year Ended December 31, 1995 Compared with Year Ended December 31, 1994

     Research and development expenses for the year ended December 31, 1995 were approximately $5,888,000 (including a $686,000 charge for acquired in-process research and development) as compared to $10,602,000 for the year ended December 31 ,1994, a decrease of 44%. The decrease reflects the deconsolidation of Ansan, Inc. effective August 1995, the cessation of operations of Geneic Sciences, Inc. ("Geneic") in September 1995 and the completion of certain sponsored research for Ingenex in 1995.

     General and administrative expenses for 1995 were approximately $3,658,000 as compared to $2,504,000 for 1994, an increase of 46%. The increase was due primarily to increased expenses associated with supporting the activities of the Company and the Operating Companies.

     Primarily a result of the foregoing decrease in research and development expenses, the Company incurred an operating loss of approximately $9,406,000 for 1995 compared with $13,106,000 for 1994.

     For 1995, interest expense increased to approximately $1,899,000 from $97,000 for 1994. Approximately $1,250,000 of the increase for 1995 reflects amortization of the discount on the warrants issued in the bridge financings.

     Other income (expense) for 1995 also includes approximately $457,000 of losses representing the Company's shares of Ansan's losses.

Liquidity and Capital Resources

     In January 1996, the Company completed the IPO which resulted in net proceeds to the Company of approximately $8,622,000 after payment of underwriting discounts, a non-accountable expense allowance to the underwriter and other expenses of the offering and the repayment of the Bridge Notes and notes issued by Ingenex. In February 1996, the underwriter of the Company's IPO exercised its overallotment option, resulting in net proceeds to the Company, after discounts and commissions to the underwriter, of $2,160,000.

     Upon completion of the IPO, the Company's previously outstanding shares of preferred stock were converted automatically into shares of common stock at adjusted conversion prices per common share less than the public offering price per common share. The deemed benefit to the preferred stockholders approximated $5,400,000 which deemed benefit was recorded by offsetting charges and credits to additional paid-in capital at the time of conversion. There was no effect on net loss per share from the mandatory conversion. However, the amount increased the loss allocable to common stock, in the calculation of net loss per share in the 1996 six months.

     On July 31 and August 2, 1996, the Company completed the Private Placement which resulted in net proceeds to the Company of approximately $13,867,990 after payment of placement agent fees and other expenses of the Private Placement.

     The Company expects to continue to incur substantial additional operating losses from costs related to continuation and expansion of research and development, clinical trials, and increased administrative and fund raising activities over at least the next several years. While the Company believes that the proceeds of the IPO and the Private Placement will be sufficient to sustain its planned operations for approximately the next 18 months, the Company will be required to seek additional financing to continue its activities beyond the near term. There can be no assurance that the Company will be able to obtain any required additional funds, in which event it may be necessary for the Company to significantly curtail its operations.

      The Company is party to a master capital equipment lease with respect to which the Operating Companies have entered into a sublease and assignment with the Company. At June 30, 1996, the amount outstanding under the equipment lease was $864,964 with monthly payments of $30,459.

     The Company has guaranteed the obligations of Ingenex under an assignment and sublicense agreement pursuant to which Ingenex received $2,000,000 in financing in January 1995. Such agreement currently provides for 40 monthly payments of $60,060 through January 1999. See "Business Sponsored Research and License Agreements - Ingenex."

     At December 31, 1995, the Company had consolidated net operating loss carryforwards for Federal income tax purposes of $23,600,000, of which $21,800,000 is attributable to the Operating Companies (excluding Ansan). The net operating loss and credit carryforwards expire from 2008 through 2010. Utilization of net operating loss carryforwards may be subject to a substantial annual limitation due to ownership change provisions of the Internal Revenue Code of 1986.

                                    BUSINESS

General

     The Company is a biopharmaceutical company engaged in the identification and acquisition of synergistic technologies, with applications in the areas of cancer, disorders of the central nervous system ("CNS") and other life threatening diseases, for further research and development by various subsidiaries of the Company. The Company's operations are currently conducted through five entities (the "Operating Companies") Ansan, a company engaged in the development of small molecule-based therapeutics intended for the treatment of cancer and other life threatening diseases; Ingenex, a company engaged in the development of proprietary gene-based therapies and the application of functional genetics to pharmaceutical discovery initially for the treatment of cancer and certain viral diseases; ProNeura, a company engaged in research and development activities relating to a polymeric implantable drug delivery technology; Theracell, a company engaged in the development of cell-based therapeutics intended for the restorative treatment of neurological diseases and central nervous system disorders; and Trilex, a company engaged in research and development of therapeutic cancer vaccines utilizing anti-idiotypic antibody technology.

     Statements in this report that are not descriptions of historical facts may be forward looking statements that are subject to risks and uncertainties. Actual results could differ materially from those currently anticipated.

Strategy

     The Company participates in the development and growth of the Operating Companies by identifying and acquiring technologies and by providing initial financing, management expertise and other resources. In acquiring synergistic technologies with applications in the areas of cancer, CNS disorders and other life threatening diseases, the Company pursues opportunities that encompass the full breadth of mainstream therapeutic approaches to drug discovery, including small molecule therapy, gene therapy and cell therapy. The Company believes its strategy may enhance product development opportunities and result in more efficient use of limited resources. The Company intends, if sufficient financing can be obtained, to continue to build value through identifying and acquiring additional complementary technologies or products and/or development-stage biopharmaceutical companies.

     The Company's strategy is to invest in the Operating Companies, to the extent of available resources, and to develop the technology to the stage of initial clinical testing and to seek joint venture, licensing or other collaborative arrangements with one or more pharmaceutical companies which will bear the cost of the regulatory approval process necessary to commercialize therapeutics in the United States and in foreign markets, as well as to market any products which may be successfully developed by the Operating Companies and approved for commercialization. It is not anticipated that any of the Operating Companies' proposed products will receive the requisite regulatory approval for commercialization in the United States or elsewhere for several years, if at all.

The Operating Companies

     Ansan

     Ansan is engaged in the research and development of small molecule therapies intended to treat cancer, blood disorders and other serious diseases. Ansan's initial product under development, Pivanex(TM), is derived from AN 9, a patented analog of butyric acid, and is intended for the treatment of cancer by promoting cellular differentiation. Traditional cytotoxic chemotherapeutics tend to kill cancer cells preferentially because cancer cells divide more often and more rapidly than most normal cells. Unfortunately, such agents may also kill rapidly dividing normal cells, including blood cells and cells of the intestinal lining, which leads to side effects such as anemia, nausea, vomiting and risk of infection. Unlike traditional cytotoxic chemotherapy, differentiation therapy represents a relatively new direction in cancer research, and involves the development of agents that, in contrast to the function of cytotoxic agents, induce cancer cells to differentiate, mature and exhibit more normal growth properties. Differentiation therapy may also lead to apoptosis, or what is known as normal "programmed cell death," resulting in the destruction of the cancer cells while sparing normal cells. Pivanex is currently in Phase I clinical trials.

     Ansan is also developing Novaheme(TM), which is derived from AN 10, another novel analog of butyric acid, and is intended for the treatment of sickle cell anemia and b-thalassemia, genetic disorders that impair one's ability to produce normal adult hemoglobin, the oxygen carrying protein of red blood cells. Initial preclinical experiments indicate that Novaheme(TM) appears to be more potent at increasing fetal hemoglobin levels than its competitors (including butyric acid, hydroxyurea and isobutyramide). Ansan believes that Novaheme(TM) may also prove to exhibit lower toxicity than certain of the other current treatment options (such as the cytotoxic agent hydroxyurea) and may, therefore, prove useful in the treatment of such blood disorders.

     Ansan is also attempting to broaden it's portfolio of drug development candidates through inlicensing. Target drugs have patent protection, novel applications and development needs suitable to the current organization of Ansan. In May 1996, the Company acquired rights to develop an intravenous formulation of the drug Apafant for all clinical indications. The Company will initially focus on the use of such drug for the treatment of acute pancreatitis. There can be no assurance that Ansan will be able to enter into any other such licensing arrangements.

     In September 1995, Ansan completed an initial public offering of its securities. Its common stock is currently traded on the Nasdaq SmallCap Market under the symbol ANSN. The Company currently owns approximately 44% of the outstanding capital stock of Ansan. The Company holds an option, which expired on September 8, 1996, to purchase an additional 400,000 shares of Ansan's Common Stock, the exercise of which would result in the Company owning a majority of Ansan's outstanding capital stock. The Company and Ansan are presently negotiating to further extend this option.

     Ingenex

     Ingenex is engaged in the research and development of gene-based therapeutics and efforts to discover medically important genes intended initially for the treatment of cancer and certain viral diseases. Gene therapy is an approach to the treatment and prevention of genetic and acquired diseases that involves the insertion of new genetic information into target cells to produce specific proteins or effect changes in the regulation of gene expression needed to correct or modulate disease conditions. The operations of Ingenex are focused on developing the proprietary gene component of gene-therapy products (as opposed to the vector used to insert the gene). To this end, Ingenex has licensed three core technologies, one of which is an enabling technology which identifies new gene therapy products (the GSX(TM) System) and two of which are gene therapy product candidates (MDRx1(TM) and RB-94(TM)).

     The GSX(TM) System being developed by Ingenex and its collaborators is a proprietary method for rapidly identifying and isolating specific fragments of genes, known as genetic suppressor elements ("GSEs"), that interfere with a given biologic or disease process. The GSX(TM) System selects the portion or portions of the gene or genes that confer(s) a specific, desired behavior to cells and does so via a system that utilizes "Darwinian selection" or survival of the GSE with the most desired behavior. Such behavior could include resistance to viruses, tolerance of harmful drug side effects, reversal of cancerous cellular transformation, or other desirable properties. Ingenex believes that the GSX(TM) System represents a new approach to gene discovery based on its ability to provide information regarding the function of discovered genes. While Ingenex believes that the GSX(TM) System has broad application, Ingenex intends to use it initially to identify gene-based therapeutics for the treatment of viral diseases, such as hepatitis and AIDS. Ingenex also is exploring the use of the GSX(TM) System to discover novel therapeutics for cancer and other diseases characterized by aberrant cellular function.

     Ingenex is currently developing two potential gene therapy products for the treatment of cancer, including a novel gene therapy program designed to protect normal bone marrow and blood cells in an effort to improve the effectiveness of chemotherapy against many common cancers, including breast, ovarian and lung cancer. Ingenex and its collaborators are developing a gene-based chemoprotective product, MDRx1(TM), to genetically engineer multidrug resistance into blood progenitor (or stem) cells in order to protect these otherwise sensitive normal cells from chemotherapy toxicity. MDRx1(TM) utilizes the human multi-drug resistance gene (MDR1) which encodes "P-glycoprotein," a membrane protein capable of pumping a variety of chemicals out of cells. MDRx1(TM) involves the insertion of the MDR1 gene ex vivo into stem cells that have been removed from cancer patients in order to render some portion of the stem cells resistant to chemotherapeutic agents. The modified stem cells are then reinfused into the patients where they repopulate the blood system with chemo-resistant blood cells. The conferred resistance would potentially allow patients to be given higher doses of anti-cancer agents than could be given under normal circumstances (i.e., if the bone marrow was not protected). Bone marrow suppression is the biggest dose-limiting toxicity factor in the treatment of cancer patients because chemotherapy must be interrupted or reduced in order to allow the bone marrow to recover. MDRx1(TM) may allow for the administration of greater or more frequent doses of chemotherapy while protecting the bone marrow cells. If this approach proves successful, it is also possible that MDR1 will be utilized as a co-selective gene to help introduce and maintain other genes of potential therapeutic value in human cells.

     Clinical testing is in progress at MD Anderson Cancer Center, Houston, Texas of a preliminary form of MDRx1(TM) with patients being treated for ovarian cancer (since December 1994) and with patients being treated for breast cancer (since January 1995) to determine whether the MDR1 gene can be introduced and maintained in humans. The clinical testing involves introducing ex vivo the MDR1 gene in human blood stem cells extracted from the bone marrow of cancer patients and then reintroducing the cells, which have been made resistant to chemotherapeutic agents, where they quickly repopulate the hematopoietic system. To date, the results of such testing show that the MDR1 gene has been successfully introduced into a fraction of the donor bone marrow of most or all of the patients in the study. There are a number of issues which will need to be addressed in the event the outcome of the ongoing studies is positive, including ascertaining the optimal vector for the MDR1 gene and contracting for large scale production of the final product.

     Ingenex is developing a second product, RB-94(TM), based on a tumor suppressor gene, for the treatment of solid tumors. RB-94(TM) is a gene therapy product in preclinical development that combines a truncated variant (p94) of a tumor suppressor gene (the "RB gene") with a viral vector. Although reintroducing the RB gene itself into RB deficient tumor cells inhibits the growth of these cells, it sometimes does so incompletely and tumor regrowth occurs in reconstituted cells after a period of latency. Ingenex believes the form of the RB protein encoded by the RB-94(TM) gene therapy product is more effective at causing suppression of tumor cells than the full-length RB protein, based on data demonstrating in vitro suppression of numerous tumor types tested to date, including tumors of the bladder, prostate, cervix, bone, breast, lung and fibrous tissue. In addition, preliminary experiments indicate the modified gene is effective in suppressing some cancer cell lines in vitro that continue to contain the functional native gene.

     The potential gene therapy product RB-94(TM) will consist of the modified RB gene and an appropriate liposome or viral vector. The product would be delivered directly to tumor cells through local application. In collaboration with Baylor College of Medicine, Ingenex is currently testing RB-94(TM) in preclinical studies of solid tumors in mouse models. There can be no assurance, however, that the results of such studies will be positive or that positive results would correlate to similar results in human subjects.

     Ingenex has obtained licenses under patents and patent applications relating to each of the core technologies relating to its various products under development and its gene discovery system. These include an issued United States patent and patent applications directed to certain aspects of the GSX(TM) System; an issued United States patent directed to a nucleic acid encoding the human MDR1 protein responsible for multidrug resistance; an issued United States patent directed to a monoclonal antibody, that can be used to reverse multidrug resistance; an issued United States patent relating to the use of MDR gene in creating and selecting drug resistant mammalian cells; and an allowed United States patent application directed to DNA molecules that encode the tumor-suppressing protein p94RB (the protein relevant to the Company's potential RB-94(TM) product) and related, pending applications directed to methods of gene therapy and the protein. The issued patents expire in either 2010 or 2012.

     The Company currently owns approximately 81% of the outstanding capital stock of Ingenex. Ingenex has filed a registration statement with the Commission for an initial public offering of its securities. If such an offering is consummated on the terms currently contemplated, the Company's ownership in Ingenex will be reduced to approximately 54%.

     Theracell

     Theracell is engaged in the research and development of cell-based therapeutics intended for use in the restorative treatment of neurological diseases and other serious brain disorders. A majority of neurological disorders, including Parkinson's disease, Alzheimer's disease, stroke and epilepsy, occur when brain cells (neurons) die. Because neurons cannot regenerate, most current pharmaceutical therapies are directed toward amplifying the function of the remaining neurons, an approach which becomes less effective over time as an increasing number of the neurons die. Theracell's proprietary technologies enable the development of cell-based therapies for minimally-invasive, site specific (i.e., stereotaxic) delivery to the central nervous system ("CNS") to replace or provide therapeutic factors precisely where they are needed in order to treat the neurological disease or disorder.

     One of Theracell's technologies involve the direct implantation into the CNS of microscopic beads ("microcarriers"), the surfaces of which are coated with live cells that secrete therapeutic factors useful in the treatment of certain neurological diseases. The beads provide a matrix, or membrane-like surface, to which cells attach and grow. Theracell believes that this cell coated microcarrier ("CCM(TM)") technology can facilitate site-specific delivery of missing or deficient neurotransmitters, growth factors and replacement tissue to diseased or injured areas of the brain by increasing the survival and successful engraftment of the cells. Preliminary animal studies of Theracell's CCM(TM) technology indicate that the presence of the microcarriers enhances transplanted cell survival beyond that of cells that have no such membrane for attachment. Theracell's initial product candidate based on this technology is Spheramine(TM), microcarriers coated with dopamine-producing human pigmented retinal epithelial ("HPRE") cells intended for the treatment of Parkinson's disease.

     A proof of the CCM(TM) concept, using an investigator sponsored clinical trial, could begin during 1996. The goal of this trial will be to reduce the number of fetal cells required in human fetal cell transplants in Parkinson's patients by improving engraftment of such cells. If the effect of microcarriers can be demonstrated, Theracell anticipates clinical testing of Spheramine(TM) utilizing HPRE cells (non-fetal human cells) could begin in the second quarter of 1998.

     Theracell's development efforts with respect to the CCM(TM) technology are at an early stage and there are a number of issues that must be resolved including, long term effects of bead implantation, source of HPRE cells, etc. Product research and development is being done through New York University ("NYU"), University of South Florida and contract research and manufacturing organizations. Theracell has obtained an exclusive worldwide license from NYU under a United States patent application (the "NYU License") and corresponding foreign patent applications relating to the CCM(TM) technology.

     Complementing CCM(TM) is a technology based on Sertoli cells which has been licensed exclusively on a worldwide basis under patent applications from the University of South Florida (the "USF License"). These unique cells secrete a host of growth factors important to the repair and resprouting of damaged neurons, and thus may be useful in restoring function in degenerative diseases, including Huntington's disease, stroke, Alzheimer's disease, epilepsy and traumatic brain injuries. Additionally, they are capable of providing an immunologically privileged and nurturing environment to other types of cells of interest for transplant, and thus, analogous to CCM(TM) may facilitate successful engraftment of such cells.

     Theracell's development efforts with regard to Sertoli cell technology are at an early stage and there are a number of issues that must be resolved including source of cells, long term effects of cell implantation, etc. Product research and development is being done through the University of South Florida and contract research and manufacturing organizations. Initial product development efforts are focused towards Huntington's disease.

     The Company currently owns 99% of the outstanding stock of Theracell.

     ProNeura

     ProNeura is engaged in the research and development of CNS-related technology with application in the treatment of a number of neurologic and psychiatric disorders in which conventional treatment is limited by variability of drug concentration in blood and poor patient compliance. The technology, which has been licensed from the Massachusetts Institute of Technology ("MIT"), consists of a polymeric drug delivery system that provides controlled drug release over extended periods (i.e., from three months to more than one year). The technology involves imbedding the drug of interest in a polymer. The matrix is then implanted subcutaneously to provide systemic delivery as body fluids wash over the implant and the drug is released. This release occurs layer by layer, resulting in a constant rate of release similar to intravenous administration. ProNeura believes that such long-term, linear release characteristics are highly desirable for many pharmacological agents, avoiding peak and trough level dosing that poses problems for many CNS therapeutic agents.

     The MIT technology offers significant potential benefits to patients suffering from chronic CNS disorders, including Huntington's disease, Parkinson's disease, schizophrenia and psychosis and chronic pain by providing long-term, intravenous type dosing in a single administration, in an ambulatory outpatient setting. Patients that pose compliance concerns, including those who are impaired or whose socioeconomic circumstances hinder compliance with traditional chronic drug administration could also potentially benefit from this technology. There are, however, a number of factors that will need to be addressed in the research and development phase of any product that results from this polymer matrix technology, including (i) flexibility in dosing; (ii) drug potency; (iii) potential negative effects from long-term continuous drug delivery; and (iv) feasibility of surgical device implantation and removal. There can be no assurance that such factors will be successfully resolved.

     ProNeura expects to have prototype product development done through contract research and manufacturing organizations and is currently in discussions with several companies. The Company owns approximately 79% of ProNeura.

     Trilex

     Trilex was incorporated under the name Ascalon, Inc. in May 1996 to engage in research and development of cancer therapeutic vaccines utilizing anti-idiotypic ("anti-id") antibody technology licensed from the University of Kentucky Research Foundation. Anti-id monoclonal antibodies are not traditional antibodies, but are exact mirror images of normal antibodies at their variable regions. The anti-id therapeutics under development by Trilex are targeted at a specific epitope (site) that is only present on the targeted cancer cell and is not found on normal tissue. From a molecular biological perspective the anti-id antibody is structurally similar to the cancer epitope. When injected into that patient, the antibody acts as a trigger for the normal immune system's response of T and B lymphocytes to destroy target cancer cells. The amount of protein required to elicit this response is relatively small at two milligrams per dose, compared with the tens or hundreds of milligrams per dose utilized in so-called "traditional" monoclonal therapy or radio imaging. Trilex believes this low dosage level is the reason for the insignificant side effects exhibited in patients.

     To date, Trilex has identified four separate anti-id antibodies that are demonstrating an immune response against antigens associated with adenocarcinomas, breast cancer, small cell lung cancer and melanoma, T-cell lymphoma and leukemia. All of such antibodies have successfully entered Phase I clinical trials and Phase II and Phase III clinical trials for three of the antibodies are scheduled to begin in early to mid 1997. The four antibodies are:

     o Anti-sH1 antibody (CEA antibody) CeaVac. The Company believes this product has potential utility for adjuvant therapy and the treatment of advanced adenocarcimonas, notably, colorectal cancer, non-small cell lung cancer, pancreatic cancer and gastric cancer. Carcinoembryonic antigen ("CEA") is produced by the largest group of cancers, adenocarcinomas. In particular, the anti-CEA antibody has received widespread interest in the international oncology community as it is the first potential vaccine to break CEA immune tolerance. In animal models (i.e., mice), Trilex has demonstrated that the anti-id antibody can protect against the development of colorectal cancers that express the carcinoembrionic antigen. Trilex is seeking, during 1997, to initiate Phase III studies in colorectal cancer in patients who have been rendered disease-free by surgery, but are at high risk for recurrence. A modified study has already begun and the first patients continue to be disease-free after 24 months.

     o Anti-I17 antibody TriGem. The Company believes this product has potential utility in adjuvant therapy and for the treatment of advanced cancers that express the GD2 ganglioside, including melanoma, small cell lung cancer and sarcoma.

     o Anti-11D10 antibody TriAB. The Company believes this product has potential utility in adjuvant therapy for the treatment of breast cancer.

     o Anti-4Dc antibody. The Company believes this product has potential utility in adjuvant therapy for the treatment of T-cell lymphoma and leukemia.

     A number of United States and foreign patent applications covering both therapeutic and diagnostic applications of the anti-id antibody technology are pending. At June 30, 1996, the Company owned 100% of Trilex.

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Sponsored Research and License Agreements

     The Operating Companies are party to several agreements with research institutions, universities and other entities for the performance of research and development activities and for the acquisition of licenses relating to such activities.

     Ansan

     The majority of Ansan's research and certain of the development activities to date have been conducted pursuant to a two-year sponsored research agreement with Bar-Ilan which terminated in October 1994. This program involved in vitro and in vivo testing of AN 9 and AN 10, as well as the preparation and evaluation of additional derivatives of butyric acid. The research agreement granted Ansan an option to license exclusively any technology related to butyric acid conceived or reduced to practice as a result of the research program.

     Ansan has acquired, pursuant to a license agreement with Bar-Ilan (the "Bar-Ilan Agreement"), an exclusive, worldwide license to an issued United States patent and certain foreign patents and patent applications covering novel analogs of butyric acid owned by Bar-Ilan University and Kupat Hulim Health Insurance Institution. The Bar-Ilan Agreement provides for the payment by Ansan to Bar-Ilan of royalties based on sales of products and processes incorporating the licensed technology, subject to minimum annual amounts commencing in 1995, as well as a percentage of any income derived from and sublicense of the licensed technology. Ansan must also pay all costs and expenses incurred in patent prosecution and maintenance. The minimum annual royalties for 1996 are $15,000 and increase annually to $60,000 for 1999.

     Ansan must also satisfy certain other terms and conditions set forth in the Bar-Ilan Agreement in order to retain its license rights thereunder, including the use of reasonable best efforts to bring any products developed under the Bar-Ilan Agreement, to market and to continue diligent marketing efforts for the life of the license, the timely commencement of toxicology testing on small and large animals, the development of and compliance with a detailed business plan and the timely payment of royalty fees.

     In May 1996, Ansan entered into a license agreement (the "BI Agreement") with Boehringer Ingleheim GmbH ("BI") pursuant to which Ansan acquired the exclusive right in the United States and the European Union to develop an intravenous formulation of the patented drug Apafant. The BI Agreement provides for the payment by Ansan to BI of future milestones and royalty payments. Under certain circumstances, BI can reacquire such rights and assume development and commercialization of the drug. In such event, BI is obligated to make certain milestone and royalty payments to Ansan.

     Ingenex

     Ingenex is a party to several license agreements with the University of Illinois at Chicago ("UIC") which grant Ingenex the exclusive worldwide license under certain issued patents and patent applications, including those relating to the GSX(TM) System, methods for preventing multi drug resistance and the human MDR1 gene (collectively, the "UIC Licenses"). The exclusive nature of the licenses is subject in certain instances to certain reservations, including the use of all or part of the subject matter of the licenses for research, education and other non-commercial purposes. In addition, Ingenex's rights under the MDR1 license are subject to a non-exclusive right granted to Burroughs-Wellcome to transfect cell lines with the MDR1 gene, and to use the transfectants for research purposes. Burroughs-Wellcome does not, however, have the right to sell or transfer the transfectants or any derivatives thereof, without the written authorization of UIC.

     The UIC Licenses provide for the payment of license issue fees totaling, in the aggregate, approximately $145,000 and a royalty to UIC based on sales of products and processes incorporating the licensed technology. Each UIC License also requires the payment of certain minimum amounts during the time periods provided therein. Furthermore, Ingenex will pay to UIC (i) royalties based on sublicensing income, (ii) a percentage of revenues from research relating to the subject matter of each UIC License that is performed on a contract basis for third parties and (iii) all costs and expenses associated with patent prosecution and maintenance. Ingenex must also satisfy certain other terms and conditions of the UIC Licenses in order to retain its license rights thereunder, including the use of best efforts to bring any products developed under the UIC Licenses to market, the development of and compliance with a detailed business plan, obtaining all necessary government approvals and the timely payment of license and royalty fees. In addition, Ingenex has the right in all instances to elect to assume control of patent prosecution of the licensed technology. However, Ingenex may determine that the benefits of filing for patent protection are outweighed by costs, security or other constraints. As a result, there can be no assurances that Ingenex will obtain or seek patent protection in all jurisdictions into which it sells products made under the licenses.

     Ingenex has obtained additional exclusive, worldwide licenses from UIC to foreign and domestic patent applications relating to genes and genetic elements associated with (i) sensitivity to cisplatin in human cells, (ii) neoplastic transformation and (iii) sensitivity to chemotherapeutic drugs along with the association of kinesin with chemotherapeutic drug sensitivity. Further development of the technologies to which the licensed patent applications relate will depend on the ability of Ingenex to enter into corporate partnering arrangements on acceptable terms. All three of these licenses are subject to certain rights of third parties for non-commercial research and educational purposes. These licenses provide for the payment of license issue fees totaling $50,000 ($10,000 of which has been paid through the date hereof), royalties based on sales of products and processes incorporating the licensed technology, subject to certain minimum annual amounts, and a percentage of all revenue received from any sublicense of the licensed technology. The obligations of Ingenex under these agreements are substantially similar to those contained in the UIC Licenses.

     Ingenex has acquired an exclusive license from MIT (the "MIT License") under an issued patent relating to the use of MDR genes for creating and selecting drug resistant mammalian cells. The license to Ingenex is subject to prior grants of (a) an irrevocable, royalty-free, nonexclusive license granted to the United States government, (b) non-exclusive licenses granted to Eli Lilly, Inc. and Genetics Institute, Inc. for research purposes and (c) non-exclusive, commercial licenses that may be granted pursuant to options granted to Eli Lilly, Inc. and Genetics Institute, Inc. to use aspects of the licensed technology but only to make products that do not incorporate genes claimed in the patent, proteins expressed by such genes or antibodies and inhibitors to such genes. The MIT License provides for the payment of royalties based on net sales of products and processes incorporating the licensed technology, subject to certain minimum annual amounts, a percentage of sublicensing income arising from the license of such products and processes, and the issuance to MIT of shares of its Common Stock . Under the MIT License, Ingenex must also use reasonable best efforts to bring any products developed under the MIT License to market, develop and comply with a detailed business plan and make timely payment of license and royalty fees.

     In January 1995, Ingenex entered into an assignment and license back transaction pursuant to which Ingenex assigned its rights under the three primary UIC Licenses relating to the human MDR1 gene, methods for preventing multi-drug resistance and the GSX(TM) System and the MIT License (the "Assigned Licenses") to Aberlyn Capital Management Limited Partnership ("ACM") in exchange for payment of $2,000,000 from ACM to Ingenex (the "ACM Agreement"). Under the ACM Agreement, the rights under the Assigned Licenses are sublicensed back to Ingenex by ACM in consideration for six monthly payments of $25,000 beginning in February 1995 and 42 monthly payments of $60,060 thereafter (collectively, the "License Payments"). The License Payments may be prepaid at any time. After receipt by ACM of all amounts due under the License Payments, Ingenex may repurchase the Assigned Licenses from ACM for one dollar. In the event Ingenex defaults in its obligations with respect to the monthly License Payments, ACM will have the right to terminate the sublicense, in which event, Ingenex will lose all of its rights under the Assigned Licenses. The Company has guaranteed the obligations of Ingenex under the ACM Agreement.

     In October 1992, Ingenex acquired an exclusive, worldwide license (the "Baylor License") under United States and foreign patent applications assigned to Baylor College of Medicine relating to a modified tumor suppressor gene, the RB gene, including its use in conferring senescence to tumors that forms the basis of SG-94(TM). The Baylor License provides for royalties based on net sales of products and processes incorporating the licensed technology, subject to certain minimum annual amounts and a percentage of sublicensing income arising from the license of such products and processes. Under the Baylor License, Ingenex must use reasonable best efforts to bring any products developed under the Baylor License to market, develop and comply with a detailed business plan, fund research pursuant to the Baylor research agreement, commence a cancer therapy research program, make timely payment of royalty fees and pay all costs and expenses incurred in patent filing, prosecution and maintenance.

     Theracell

     Theracell has acquired an exclusive, worldwide license under certain United States and foreign patent applications pursuant to a research and license agreement with New York University (the "NYU Agreement"). These patent applications relate to technology that enables cells of neural and paraneural origin to be transplanted into the mammalian brain by attaching such cells to a support matrix of microcarrier beads and implanting the beads into the CNS. The NYU Agreement provides for the payment of royalties based on net sales of products and processes incorporating licensed technology, as well as a percentage of any income it receives from any sublicense thereof. Theracell is also obligated to reimburse NYU for all costs and expenses incurred by NYU in filing, prosecuting and maintaining the licensed patents and patent applications.

     Theracell must satisfy certain other terms and conditions of the NYU Agreement in order to retain its license rights thereunder. These include, but are not limited to, the use of best efforts to bring licensed products to market as soon as commercially practicable and to diligently commercialize such products thereafter, the use of best efforts to carry out the performance of all efficacy, pharmaceutical, safety, toxicological and clinical tests and to obtain all appropriate governmental approvals for the production, use and sale of the licensed products, the development of and compliance with a detailed business plan, the timely payment of license and royalty fees and Theracell's timely payment of research funds (approximately $250,000 and $200,000 during 1996 and 1997, respectively).

     In March 1996, Theracell acquired an exclusive, worldwide license under United States and foreign patent applications pursuant to a license agreement (the "USF Agreement') with the University of South Florida and the University of South Florida Research Foundation, Inc. (collectively, "USF"). These patent applications relate to the preparation and use of sertoli cells for the treatment of neurodegenerative disorders. The USF Agreement provides for the payment of royalties based on net sales by Theracell or any sublicensees of products and processes incorporating licensed technology. Theracell is also obligated to reimburse USF for all costs and expenses incurred by USF in filing, prosecuting and maintaining the licensed patent rights. Theracell must satisfy certain other terms and conditions of the USF Agreement in order to retain its license rights thereunder. These include the development and introduction into clinical trials of at least one product based on the licensed technology within three years from the effective date of the USF Agreement, a second product within five years of such date and an additional product every two years thereafter until commercialization of one product, the timely payment of license and royalty fees and the payment of research funds aggregating at least $1,500,000 during the two years following the effective date.

     ProNeura

     The Company has acquired from MIT and assigned to ProNeura an exclusive worldwide license to certain United States and foreign patents which expire in 2007 and 2009 and patent applications relating to the polymeric implantable drug delivery system (the "MIT License"). The MIT License requires ProNeura to invest at least $1,800,000 in operating capital toward development of products and processes covered by the MIT License over the 24 month period commencing September 1995. The MIT License provides for the payment by ProNeura of royalties based on sale of products and processes incorporating the licensed technology, as well as a percentage of income derived from sublicenses of the licensed technology.

     ProNeura must also satisfy certain other terms and conditions set forth in the MIT License in order to retain its license rights thereunder, including using its reasonable best efforts to obtain the necessary regulatory approvals to conduct clinical testing of the licensed technology and to market such products, if successfully developed, in the United States and Europe. The exclusive nature of the MIT License is also subject to the condition that ProNeura file an IND with the FDA by December 31, 1997.

     Trilex

     Trilex has acquired an exclusive, worldwide license under certain United States and foreign patent applications pursuant to a license agreement with the University of Kentucky Research Foundation (the "Kentucky Agreement"). These patent applications relate to the anti-idiotypic antibodies known as 3H1, 1A7 and 11D10 and their fragments, derivatives or analogs. The Kentucky Agreement obligates Trilex to fund research at the University of Kentucky in the amount of $350,000 per year for five years. The Kentucky Agreement provides for the payment of certain license fees totaling up to a maximum of $470,000 as well as royalties based on net sales of licensed products by Trilex or any sublicensees. Trilex must also diligently pursue a vigorous development program with respect to the licensed technology in order to maintain its license rights under the Kentucky Agreement.

Management and Financial Services

The Company has historically provided a full range of management services to its Operating Companies as follows:

o    Executive Management and Administrative Services such as:

     -- development of business strategies and plans
     -- development of strategies and plans for raising  capital
     -- operational  planning and implementation
     -- investor relations

o    Business Development Services such as:

     -- seeking and negotiating technology licenses
     -- seeking and negotiating corporate partnerships
     -- seeking and negotiating equity investments

o    Financial Services such as:

     -- preparation of budget and financial statements
     -- cash flow management
     -- expenditure monitoring and control
     -- bookkeeping services and managing external audit relationship -- daily banking activities
     -- processing payroll
     -- compliance reporting
     -- accounts payable management

o    Human Resources Services such as:

     -- recruiting
     -- compensation consulting
     -- labor law compliance and interfacing with government agencies -- personnel documentation and benefit program administration

     The services utilized by any of the Operating Companies are based upon their respective needs and stages of development. The amount billed to each Operating Company for such services is based upon an estimate of the cost of providing such services and is fixed on an annual basis. Each Operating Company also pays for any out-of-pocket expenses incurred by the Company in providing the services to the Operating Company.

Patents and Proprietary Rights

     General

     The Company's success will depend, in part, on its ability, and the ability of the Operating Companies and their licensor(s), to obtain protection for their products and technologies under United States and foreign patent laws, to preserve their trade secrets, and to operate without infringing the proprietary rights of third parties. The Operating Companies have obtained rights to certain patents and patent applications and may, in the future, seek rights from third parties to additional patents and patent applications. There can be no assurance that patent applications relating to the Operating Companies potential products or technologies, including those licensed from others, or that it may license in the future, will result in patents being issued, that any issued patents will afford adequate protection or not be challenged, invalidated, infringed, or circumvented, or that any rights granted thereunder will afford competitive advantages to the Company. Furthermore, there can be no assurance that others have not independently developed, or will not independently develop, similar products and/or technologies, duplicate any of the Operating Companies' products or technologies, or, if patents are issued to, or licensed by, the Company, design around such patents.

     There can be no assurance that the validity of any of the patents licensed to the Operating Companies would be upheld if challenged by others in litigation or that the Company's activities would not infringe patents owned by others. The Company could incur substantial costs in defending itself and/or the Operating Companies in suits brought against them or any of their licensors, or in suits in which the Company may assert, against others, patents in which the Company and/or the Operating Companies have rights. Should the Operating Companies' products or technologies be found to infringe patents issued to third parties, the manufacture, use, and sale of such products could be enjoined and the Company and/or the Operating Companies could be required to pay substantial damages. In addition, the Company and/or the Operating Companies may be required to obtain licenses to patents or other proprietary rights of third parties, in connection with the development and use of their products and technologies. No assurance can be given that any licenses required under any such patents or proprietary rights would be made available on acceptable terms, if at all.

     The Company and the Operating Companies also rely on trade secrets and proprietary know-how, which they seek to protect, in part, by confidentiality agreements with employees, consultants, advisors, and others. There can be no assurance that such employees, consultants, advisors, or others, will maintain the confidentiality of such trade secrets or proprietary information, or that the trade secrets or proprietary know-how of the Company and the Operating Companies will not otherwise become known or be independently developed by competitors in such a manner that the Company and the Operating Companies will have no practical recourse.

     Ansan

     The Company is aware of the existence of prior art references which may affect the validity of certain claims in the Nudelman patent licensed by Ansan, which claims broadly cover AN 10, among other compounds. Reexamination of this patent by the U.S. Patent and Trademark Office ("PTO"), in light of these references, may be necessary to obtain valid claims which are both free of the prior art and which specifically cover AN 10. In the course of preparing for reexamination or otherwise, additional prior art may be uncovered which might affect the validity of such proposed narrow claims. Such art would need to be brought to the attention of the PTO in connection with any reexamination. Moreover, there can be no assurance that the PTO will grant a request for reexamination, or if granted, that such reexamination will result in the issuance of the desire claims. In any event, given that the already-uncovered prior art references relate to compounds but not to methods of treatment, the existence of such references would not, as a matter of United States patent law, be expected to affect the patentability of any claims directed to the use of AN 10 to treat fetal hemoglobinopathies which presently are pending in the Fetal Hemaglobinopathies application which Ansan has licensed.

     The Company also is aware of certain issued United States patents which appear to cover the administration of butyric acid, during gestation or infancy, to ameliorate b-globin disorders, including sickle cell anemia and b-thalassemia, by increasing the level of fetal hemoglobin. To the extent that AN 10 converts to butyric acid and in the event Ansan's commercial activities include administration of AN 10 during gestation and/or infancy, such activities could give rise to issues of infringement of such patents.

     Ingenex

     The Company is aware of a U.S. patent issued to a third party (the "Riordan patent") relating to multidrug resistance. The Riordan patent describes the isolation of two DNA molecules that code for fractional portions of the hamster protein associated with multidrug resistance (the "hamster MDR-1 gene"), whereas a patent licensed by Ingenex (the "Roninson patent") describes and claims the entire human MDR-1 gene, which is the DNA that codes for the entire protein associated with multidrug resistance in human cells. Nonetheless, the Riordan patent claims a DNA molecule coding for a protein, or a fragment of a protein, that is associated with multidrug resistance in living cells, including human cells. The Riordan patent has an earlier effective filing date than the Roninson patent, and there can be no assurance that the Riordan patent will not be asserted against the Company. Thus, it may be necessary for the Company to obtain a license under the Riordan patent to pursue commercialization of its proposed gene therapy products utilizing the MDR-1 gene. There can be no assurance that such a license, if required, will be made available to Ingenex, if at all, on terms acceptable to Ingenex. Failure to obtain such a license, if required, could have a material adverse effect on Ingenex.

     The Company also is aware of a U.S. patent issued to a third party (the "Anderson patent") relating to ex vivo gene therapy. The Anderson patent is reported to be exclusively licensed to Genetics Therapy, Inc. The Company believes that the Anderson patent could be asserted to cover gene therapeutics developed by Ingenex, to the extent that the introduction of a gene into a subject's cells is performed ex vivo. In January 1996, it was reported that an interference proceeding had been instituted in the U.S. Patent and Trademark Office between the issued Anderson patent and two pending patent applications. Depending on the outcome of the interference, it may or may not be necessary for Ingenex to obtain a license from a party to the interference (or its licensee) to pursue commercialization of its proposed gene therapy products utilizing ex vivo gene therapy. There can be no assurance that such a license, if required, will be made available to Ingenex, if at all, on terms acceptable to Ingenex. Failure to obtain such a license, if required, could have a material adverse effect on Ingenex.

     Ingenex has received notice that three companies, Chiron Corporation, Sandoz AG and Introgene NV, are opposing the grant of a European patent corresponding to the Roninson patent, which Ingenex has licensed from UIC, with claims directed to the human MDR-1 gene and gene fragments. While Ingenex, through its licensor, intends to vigorously respond to the oppositions, no assurance can be given as to the scope of the claims, if any, which the European Patent Office ultimately will find patentable.

     The Company is aware of the existence of a prior art reference (European Patent Application 0 259 031) ("EP 0 259 031"), which discloses a DNA sequence corresponding to the sequence of the RB94 DNA molecule that is claimed in an issued U.S. Patent licensed by Ingenex from Baylor (the "Baylor patent"). The Baylor patent also contains claims directed to specific expression vectors containing the RB94 DNA molecule. Although an issued patent is presumed valid, there can be no assurance that the claims of the Baylor patent, if challenged, will not be found invalid. In any event, given that EP 0 259 031 relates to DNA sequences but not to methods of gene therapy, the existence of this reference alone would not, as a matter of U.S. law, be expected to affect the patentability of claims directed to the use of the RB94 DNA molecule in gene therapy for certain cancers, which gene therapy claims presently are pending in a related patent application licensed by Ingenex from Baylor. EP 0 259 031 further discloses the deduced amino acid sequence encoded by the disclosed DNA sequence, which amino acid sequence corresponds to that of the RB94 protein. The U.S. Patent and Trademark Office has cited this reference in a Final Office Action rejection as anticipating the claim directed to the RB94 protein, which claim presently is pending in a second, related patent application licensed by Ingenex from Baylor.

     Theracell

     The PTO has issued a notice of allowance on the core subject material of a patent application underlying the NYU License with Theracell and a U.S. Patent is expected to issued shortly. An Australian patent on the core material of a patent application underlying the NYU License with Theracell was granted in May 1996. Prosecution of various divisional and continuation applications and their foreign counterparts continues satisfactorily; there can be no guarantee, however, that additional patents will be granted. The Company is also aware of an issued United States patent relating to a method for treating defective or diseased cells in the mammalian CNS by grafting genetically modified donor cells in the CNS (i.e., the brain), which cells can produce molecules (i.e., L-DOPA) in a sufficient amount to ameliorate the defect or disease. To the extent Theracell's commercial activities include the grafting of genetically modified donor cells, such activities could give rise to issues of infringement of this patent.

Competition

     The pharmaceutical and biotechnology industries are characterized by rapidly evolving technology and intense competition. Many companies of all sizes, including major pharmaceutical companies and specialized biotechnology companies, are engaged in the development and commercialization of therapeutic agents designed for the treatment of the same diseases and disorders targeted by the Operating Companies. Many of the competitors of the Company have substantially greater financial and other resources, larger research and development staffs and more experience in the regulatory approval process. Moreover, potential competitors have or may have patent or other rights that conflict with patents covering technologies of the Operating Companies. In certain circumstances, it may be difficult or impossible for certain Operating Companies to obtain appropriate licenses, which would thereby hamper or prevent the commercialization of their proposed products. The failure to obtain such licenses could have a material adverse affect on the business, results of operations and financial condition of such Operating Companies, which in turn may have an adverse affect on the business, results of operations and financial condition of the Company.

     With regard to Ansan, the Company is aware that Alpha Therapeutics Corporation ("Alpha") is currently developing, alone and/or with a collaborative partner, through technology covered by certain patents held by Perrine, a butyrate-related treatment for blood disorders that would directly compete with Ansan's Novaheme(TM) product. There can be no assurance that Novaheme(TM) will prove to be more efficacious in the treatment of blood disorders than the drug under development by Alpha or that, in the event that Novaheme(TM) is approved for commercialization, that Novaheme(TM) will gain wider market acceptance than the Alpha product. In addition, Novaheme(TM) will face competition from hydroxyurea, a therapeutic agent currently marketed for other indications and which has just completed clinical testing for the treatment of blood disorders. Although Ansan believes that hydroxyurea will only have limited utility in the treatment of hemoglobinopathies since initial studies have shown it to be toxic and, in certain animal models, less effective than Novaheme(TM) at increasing the ex vivo expression of HbF levels, there can be no assurance that Novaheme(TM) will ultimately prove to be more efficacious at treating blood disorders than hydroxyurea or that, in the event that Novaheme(TM) is approved for commercialization, that it will gain wider market acceptance than hydroxyurea.

     With regard to Ingenex, the Company is aware of several development stage and established enterprises that are exploring the field of human gene therapy or are actively engaged in research and development in the area of multidrug resistance, including Genetix Pharmaceuticals, Inc. ("Genetix") and two research organizations receiving funding from the National Institutes of Health ("NIH"). There can be no assurance that Ingenex's MDRx1(TM) product will prove to be more efficacious as a gene therapy than any gene therapy under development by Genetix or either of the two research organizations. The Company is aware of other commercial entities that have produced gene therapy products used in human trials. Further, it is expected that competition in this field will intensify.

     With regard to Theracell, the Company is aware of several new drugs for Parkinson's disease that are in preclinical and clinical development. The Company is aware that Amgen is pursuing clinical trials in Parkinson's patients with GDNF and is collaborating with Medtronics, Inc. in its delivery to the CNS. In addition, the Company is aware of several well-funded public and private companies that are actively pursuing alternative cell transplant technologies, including Somatix Therapy Corporation ("Somatix"), CytoTherapeutics Inc. and Diacrin, Inc. The technology under development by Diacrin, Inc. involves using antibodies to eliminate the need for immunosuppression when transplanting fetal pig cells into Parkinson's patients, and would directly compete with Spheramine(TM). There can be no assurance that any of the products under development by Somatix, CytoTherapeutics Inc. or Diacrin, Inc., or which might be developed by other entities, will not prove to be more efficacious in the treatment of Parkinson's disease than the product under development by Theracell.

     With regard to ProNeura, the Company is aware of an implantable therapeutic system being developed by Alza Corp. Additionally, companies such as Medtronic, Inc. are developing implantable pumps that could be used to infuse drugs into the CNS.

     With regard to Trilex, the Company is aware of several companies involved in the development of cancer therapeutics that target the same cancers as the products under development by Trilex. Such companies include Progenics, Biomira, AltaRex, Genentech, ImClone and Glaxo-Wellcome.

     In addition to the foregoing, colleges, universities, governmental agencies and other public and private research organizations are likely to continue to conduct research and are becoming more active in seeking patent protection and licensing arrangements to collect royalties for use of technology that they have developed, some of which may be directly competitive with the technologies being developed by the Company. These institutions also compete with the Company in recruiting highly qualified scientific personnel. The Company expects therapeutic developments in the areas of oncology and hematology to occur at a rapid rate and competition to intensify as advances in this field are made. Accordingly, the Company will be required to continue to devote substantial resources and efforts to research and development activities.

Government Regulation

     The Operating Companies research and development activities are, and the production and marketing of their products will be, subject to regulation for safety and efficacy by numerous governmental authorities in the United States and other countries. In the United States, pharmaceutical products are subject to rigorous FDA review. The Federal, Food, Drug, and Cosmetic Act and other federal statutes and regulations govern or influence the research, testing, manufacture, safety, labeling, storage, recordkeeping, approval, advertising and promotion of such products. Noncompliance with applicable requirements can result in fines, recall or seizure of products, refusal to permit products to be imported into or exported out of the United States, refusal of the government to approve product approval applications or to allow a company to enter into government supply contracts, withdrawal of previously approved applications and criminal prosecution.

     In order to obtain FDA approval of a new drug, a company generally must submit proof of purity, potency, safety and efficacy, among others. In most cases, such proof entails extensive clinical and preclinical laboratory tests. The testing and preparation of necessary applications is expensive and may take several years to complete. There is no assurance that the FDA will act favorably or quickly in reviewing submitted applications, and significant difficulties or costs may be encountered by the Operating Companies in their efforts to obtain FDA approvals, which difficulties or costs could delay or preclude them from marketing any products they may develop. The processing of those applications by the FDA is a lengthy process and may also take several years. Any future failure to obtain or delay in obtaining such approvals could adversely affect the ability of the Operating Companies to market their proposed products. Moreover, even if regulatory approval is granted, such approval may include significant limitations on indicated uses for which any such products could be marketed. Further, a marketed drug and its manufacturer are subject to continued review, and later discovery of previously unknown problems may result in restrictions on such product or manufacturer, including withdrawal of the product from the market. In addition, new government regulations may be established that could delay or prevent regulatory approval of the products under development.

     Among the conditions for clinical studies and IND approval is the requirement that the prospective manufacturer's quality control and manufacturing procedures conform to good manufacturing practices ("GMP"), which must be followed at all times. In complying with standards set forth in these regulations, manufacturers must continue to expend time, monies and effort in the area of production and quality control to ensure full technical compliance.

     The FDA may also require post-marketing testing and surveillance of approved products, or place other conditions on its approvals. These requirements could cause it to be more difficult or expensive to sell the products, and could therefore restrict the commercial applications of such products. Product approvals may be withdrawn if compliance with regulatory standards is not maintained or if problems occur following initial marketing. With respect to patented products or technologies, delays imposed by the governmental approval process may materially reduce the period during which the Company will have the exclusive right to exploit such technologies.

     The procedure for obtaining FDA approval to market a new drug involves several steps. Initially, the manufacturer must conduct preclinical animal testing to demonstrate that the product does not pose an unreasonable risk to human subjects in clinical studies. Upon completion of such animal testing, an IND must be filed with the FDA before clinical studies may begin. An IND application consists of, among other things, information about the proposed clinical trials. Once the IND is approved (or if FDA fails to act within 30 days), the clinical trials may begin.

     Human clinical trials on drugs are typically conducted in three sequential phases, although the phases may overlap. Phase I trials typically consist of testing the product in a small number of healthy volunteers or in patients, primarily for safety in one or more doses. During Phase II, in addition to safety, the efficacy of the product is evaluated in up to several hundred patients and sometimes more. Phase III trials typically involve additional testing for safety and efficacy in an expanded patient population at multiple test sites. The FDA may order the temporary or permanent discontinuation of a clinical trial at any time.

     The results of the preclinical and clinical testing on new drugs are submitted to the FDA in the form of a new drug application ("NDA") for new drugs. The NDA approval process requires substantial time and effort and there can be no assurance that any approval will be granted on a timely basis, if at all. The FDA may refuse to approve an NDA if applicable regulatory requirements are not satisfied. Product approvals, if granted, may be withdrawn if compliance with regulatory standards is not maintained or problems occur following initial marketing.

     Under guidelines established by NIH, deliberate transfers of recombinant DNA into human subjects conducted within NIH laboratories or with NIH funds must be approved by the NIH Director. The Director may approve a procedure if it is determined that no significant risk to health or the environment is presented. The NIH has established the Recombinant DNA Advisory Committee (the "RAC") to advise the NIH Director concerning approval of NIH-supported research involving the use of recombinant DNA. A proposal will be considered by the RAC only after the protocol has been approved by the investigator's local Institutional Review Board and other committees. Although the jurisdiction of the NIH applies only when NIH-funded research or facilities are involved in any aspect of the protocol, the RAC encourages all gene transfer protocols to be submitted for its review. The Company intends to comply with RAC and NIH guidelines even when it may not be subject to them.

     There can be no assurance that any required FDA or other governmental approval will be granted, or if granted, will not be withdrawn. Governmental regulation may prevent or substantially delay the marketing of the Operating Companies proposed products, cause them to undertake costly procedures and furnish a competitive advantage to more substantially capitalized companies with which they expect to compete. In addition, the extent of potentially adverse government regulations which might arise from future administrative action or legislation cannot be predicted.

     The Company believes it is in compliance with all material applicable regulatory requirements.

     Foreign Regulatory Issues

     Sales of pharmaceuticals products outside the United States are subject to foreign regulatory requirements that vary widely from country to country. Whether or not FDA approval has been obtained, approval of a product by a comparable regulatory authority of a foreign country must generally be obtained prior to the commencement of marketing in those countries. Although the time required to obtain such approval may be longer or shorter than that required for FDA approval, the requirements for FDA approval are among the most detailed in the world and FDA approval generally takes longer than foreign regulatory approvals.

Employees

     The Company currently has ten full-time employees. Ingenex currently has 16 employees, Theracell currently has two employees and Trilex currently has three employees. ProNeura currently has no full-time employees. The Company's future success depends in significant part upon the continued service of its key scientific personnel and executive officers, as well as those of the Operating Companies and all of such entities' continuing ability to attract and retain highly qualified scientific and managerial personnel. Competition for such personnel is intense and there can be no assurance that key employees can be retained or that other highly qualified technical and managerial personnel can be retained in the future.

     None of the Company's employees is represented by a labor union. The Company has not experienced any work stoppages and considers its relations with its employees to be good.

Facilities

     The Company has a four year lease, expiring in April 2000, for approximately 3,800 square feet of office space in South San Francisco, California. The monthly rental payment is $ 6,185. Ingenex has a three year lease, expiring in March 1999, for approximately 22,700 square feet of space in Menlo Park, California that includes laboratories, offices and warehouse space. The base rent is $27,200 per month. Theracell has a three year lease, expiring in August 1999, for approximately 1,900 square feet of space in Somerville, New Jersey, at a monthly rental payment of $3,362. Trilex has a five year lease, expiring in August 2000, for approximately 3,600 square feet in Scottsdale, Arizona at a monthly rental payment of $6,788.

Legal Proceedings

     The Company is not involved in any material legal proceedings.

                                   MANAGEMENT

Executive Officers and Directors

     The following table sets forth the names, ages and positions of the executive officers and directors of the Company.



Name                                        Age               Position
----                                        ---               --------
Louis R. Bucalo, M.D.(1)                    37                President and Chief Executive Officer and Director

Sunil Bhonsle                               46                Executive Vice President and Chief Operating Officer

Richard C. Allen, Ph.D.                     52                Executive Vice President

Robert E. Farrell                           46                Executive Vice President and Chief Financial Officer

Michael K. Hsu(2)                           46                Director

Hubert Huckel, M.D.(3)                      64                Director

Marvin E. Jaffe, M.D.(2)                    60                Director

Peter M. Kash                               34                Director

Lindsay A. Rosenwald, M.D.(1)(3)            40                Director

Konrad M. Weis, Ph.D.(1)                    67                Director

Kenneth J. Widder, M.D.(1)(3)               42                Director

Ernst-Gunter Afting                         53                Director


----------

(1) Member of Executive Committee
(2) Member of Audit Committee
(3) Member of Compensation Committee

     Louis R. Bucalo, M.D., is a co-founder of the Company and of each of the Operating Companies and has served as the Company's President and Chief Executive Officer since January 1993. Dr. Bucalo has served as a director of the Company since March 1993. Dr. Bucalo also serves as Chairman of the Board of each of the Operating Companies and as Chairman and Chief Executive Officer of ProNeura. From July 1990 to April 1992, Dr. Bucalo was Associate Director of Clinical Research at Genentech, Inc., a biotechnology company. Dr. Bucalo holds an M.D. from Stanford University and a B.A. in biochemistry from Harvard University.

     Sunil Bhonsle joined the Company as Executive Vice President and Chief Operating Officer in September 1995. Mr. Bhonsle served in various positions, including Vice President and General Manager, Plasma Supply and Manager, Inventory and Technical Planning, at Bayer Corporation from July 1975 until April 1995. Mr. Bhonsle holds an M.B.A. from the University of California at Berkeley and a B.Tech. in chemical engineering from the Indian Institute of Technology.

     Richard C. Allen, Ph.D., joined the Company in August 1995. He also currently serves as President and Chief Executive Officer of Theracell, which he joined in January 1995 and President and Chief Operating Officer of ProNeura. From June 1991 until December 1994, Dr. Allen was Vice President and General Manager of the Neuroscience Strategic Business Unit of Hoechst-Roussel Pharmaceuticals, Inc. Dr. Allen holds a Ph.D. in medicinal chemistry and a B.S. in pharmacy from the Medical College of Virginia.

     Robert E. Farrell joined the Company as Executive Vice President and Chief Financial Officer in September 1996. Mr. Farrell was employed by Fresenius USA, Inc. ("Fresenius") from 1991 until August 1996 where he served in various capacities, including Vice President Administration, Chief Financial Officer and General Counsel. His last position was Corporate Group Vice President.

     Michael K. Hsu has served as a director of the Company since March 1993. Mr. Hsu is President of Biotechnology Venture Capital Representative for the government of Taiwan. From November 1994 through October 1995, he served as Director - Corporate Finance of Coleman and Company Securities. Since March 1989, Mr. Hsu has served as President of APS Bioventures Co., which until November 1994 was an investment banking division of RAS Securities. Mr. Hsu previously held various executive positions with Steinberg and Lyman Health Care Company, Ventana Venture Growth Fund, Asian Pacific Venture Group (Thailand) and
D. Blech Company.

     Hubert Huckel, M.D. has served as a director of the Company since October 1995. From 1964 until his retirement in December 1992, Dr. Huckel served in various positions with The Hoechst Group. At the time of his retirement, he was chairman of the Board of Hoechst-Roussel Pharmaceuticals, Inc., Chairman and President of Hoechst-Roussel Agri-Vet Company and a member of the Executive Committee of Hoechst Celanese Corporation. He currently serves on the Board of Directors of Royce Laboratories, Inc. and Sano Corporation.

     Marvin E. Jaffe, M.D. has served as a director of the Company since October 1995. From 1988 until April 1994, Dr. Jaffe served as President of R.W. Johnson Pharmaceutical Research Institute where he was responsible for the research and development activities in support of a number of Johnson & Johnson companies, including ORTHO-McNeil Pharmaceuticals, ORTHO Biotech and CILAG. From 1970 until 1988, he was Senior Vice President of the Merck Research Laboratories. He currently serves on the Board of Directors of Chiroscience, plc and Immunomedics, Inc.

     Peter M. Kash is a co-founder of the Company and has served as a director of the Company since March 1993. Mr. Kash has served as Senior Managing Director of Paramount Capital, Inc. since August 1991. From August 1988 until August 1991, he was employed with D.H. Blair & Co., Inc. Mr. Kash serves on the Board of Directors of Ansan.

     Lindsay A. Rosenwald, M.D., is a co-founder of the Company and has served as a director of the Company since March 1993. Dr. Rosenwald co-founded Interneuron Pharmaceuticals, Inc. and has served as its Chairman since February 1989. Dr. Rosenwald has been the Chairman and President of The Castle Group, Ltd., a New York medical venture capital firm ("Castle"), since October 1991 and the Chairman and President of Paramount Capital, Inc., an investment banking firm, since February 1992. In June 1994, Dr. Rosenwald founded Aries Financial Services, Inc., a money management firm specializing in the health sciences industry. From 1987 to September 1991, Dr. Rosenwald was a Managing Director, Corporate Finance at D.H. Blair & Co., Inc. Dr. Rosenwald also is a director of the following publicly-traded pharmaceutical biotechnology companies: Ansan, Inc., Avigen, Inc., Atlantic Pharmaceuticals, Inc., BioCryst Pharmaceuticals, Inc., Neose Technologies, Inc., Sparta Pharmaceuticals, Inc., VimRx Pharmaceuticals, Inc. and Xenometrix, Inc. and is a director of a number of privately-held companies founded by Castle in the biotechnology or pharmaceutical fields.

     Konrad M. Weis, Ph.D., has served as a director of the Company since March 1993. Dr. Weis is Honorary Chairman and former President and Chief Executive Officer of Bayer Corporation. Dr. Weis serves as a director of PNC Equity Management Company, Michael Baker Company, and Dravo Company.

     Kenneth J. Widder, M.D. has served as a director of the Company since March 1993. Dr. Widder is Chairman and Chief Executive Officer of Molecular Biosystems, Inc. Dr. Widder serves on the Board of Directors of Wilshire Technologies, Inc. and Digivision.

     Ernst-Gunter Afting, M.D., Ph.D., has served as a director of the Company since May 1996. Dr. Afting has served as the President of the GSF-National Center for Environment and Health, a government research center in Germany since 1995. From 1984 until 1995, he was employed in various capacities by the Hoechst Group, serving as Divisional Head of the Pharmaceuticals Division of the Hoechst Group from 1991 to 1993 and as President and Chief Executive Officer of Roussel Uclaf (a majority stockholder of Hoechst AG) in Paris from 1993 until 1995.

     Directors serve until the next annual meeting or until their successors are elected and qualified. Officers serve at the discretion of the Board of Directors, subject to rights, if any, under contracts of employment. See "Management - Employment Agreements."

Management of the Operating Companies

     Ansan

     S. Mark Moran, M.D. (47) has served as Ansan's President and Chief Executive Officer and a director since April 1995. Prior to joining Ansan, Dr. Moran was employed by Glycomed, Inc. a biopharmaceutical company in Alameda, California, serving as Vice President-Operations from July 1994 to April 1995, and Vice President-Medical Affairs from October 1991 to June 1994. Prior to joining Glycomed, Dr. Moran was employed for more than five years by G.D. Searle & Co., in positions of increasing responsibility. Dr. Moran holds an M.D. from Washington University School of Medicine, and M.B.A. from the Kellogg School of Management at Northwestern University and a B.S. in Mathematics from the University of Oklahoma.

     Ingenex

     Mark E. Furth, Ph.D. (44) has served as Ingenex' President and Chief Executive Officer since August 1995. From May 1993 to August 1995, Dr. Furth was Vice President-Molecular Sciences, of Glaxo Wellcome, Inc. From January 1992 to May 1993, Dr. Furth was Vice President-Technology, of Regeneron Pharmaceuticals, Inc. From July 1988 to January 1992, Dr. Furth was Program Director-Molecular and Cell Biology of Regeneron Pharmaceuticals, Inc. From January 1987 to July 1988. Dr. Furth was Program Director-Diagnostics of Oncogene Science, Inc. Dr. Furth was an assistant professor of Medicine at the Sloan Kettering Division of the Cornell University Graduate School of Medicine, and held postgraduate fellowships with the Laboratory of Tumor Virus Genetics, Bethesda, Maryland, and the Medical Research Council Laboratory of Molecular Biology, Cambridge, England. Dr. Furth holds a Ph.D. in Molecular Biology from the University of Wisconsin-Madison and a B.A. in Biochemical Sciences from Harvard University.

     Theracell

     Victor J. Bauer, Ph.D. (61) has served as Chairman of the Board of Theracell since April 1995. From 1971 until his retirement in 1992, Dr. Bauer served in various executive capacities with Hoeschst Pharmaceuticals, Inc., a subsidiary of Hoechst Celanese Corp., serving last as President from 1989 to 1992. Dr. Bauer holds a Ph.D. in Chemistry from the University of Wisconsin and served as a Research Fellow at Harvard University.

     As stated above, Richard C. Allen serves as President and Chief Executive Officer of Theracell.

     ProNeura

     As stated above, Louis R. Bucalo and Richard C. Allen serve as Chairman and Chief Executive Officer and President and Chief Operating Officer, respectively, of ProNeura.

     Trilex

     Edward L. Jacobs (50) has served as President and Chief Executive Officer of Trilex since its inception in May 1996. Prior thereto, Mr. Jacobs served as President and Chief Executive Officer of Ascalon, Inc. (from 1994 - 1995) and Senmed Medical Ventures (from 1993 - 1995). From 1990 to 1993, Mr. Jacobs served as Vice President and General Manager of the Oncology Service Group of Syncor International, Inc. From 1986 until 1990, he served as Vice President - Marketing and Sales of NeoRx Corporation, a monoclonal-based imaging and therapy products company.

Board Committees and Designated Directors

     The Board of Directors has an Executive Committee, a Compensation Committee and an Audit Committee. The Executive Committee exercises all the power and authority of the Board of Directors in the management of the Company between Board meetings, to the extent permitted by law. The Compensation Committee makes recommendations to the Board concerning salaries and incentive compensation for officers and employees of the Company and may administer the Company's 1995 Stock Option Plan. See "Management - Stock Option Plans." The Audit Committee reviews the results and scope of the audit and other accounting related matters.

     The Company has agreed, if requested by Blair, to nominate a designee of Blair to the Company's Board of Directors for a period of five years ending January 18, 2001.

Director Compensation

     Non-employee directors are entitled to receive $2,000 for each Board and committee meeting attended and are reimbursed for their expenses in attending such meetings. Directors are not precluded from serving the Company in any other capacity and receiving compensation therefor. In addition, directors are entitled to receive options ("Director Options") pursuant to the Company's 1995 Stock Option Plan. Director Options are exercisable in four equal annual installments commencing six months from the date of grant and expire the earlier of 10 years after the date of grant or 90 days after the termination of the director's service on the Board of Directors. In January 1996, each of the Company's current directors other than Dr. Afting received Director Options to purchase 10,000 shares of Common Stock at an exercise price of $5.00 per share. Dr. Afting received Director Options to purchase 10,000 shares of Common Stock at an exercise price of $8.50 per share when he joined the Board of Directors in May 1996. See "Management - Stock Option Plans."

Scientific Advisors

     Since the Company's inception, the Company has sought the advisory services of a number of scientists, researchers and clinicians with extensive experience in each of the Operating Companies' fields of interest (the "Scientific Advisors"). The Scientific Advisors have assisted the Company and the Operating Companies in identifying scientific and product development opportunities, in reviewing and evaluating with management the progress of research programs, and in recruiting and evaluating scientists and other employees.

Executive Compensation

     The following summary compensation table sets forth the aggregate compensation paid or accrued by the Company to the Chief Executive Officer and to executive officers whose annual compensation exceeded $100,000 for the fiscal year ended December 31, 1995 (collectively, the "named executive officers") for services during the fiscal years ended December 31, 1995, 1994 and 1993:

                           Summary Compensation Table

                                                       Annual Compensation
                                                     ----------------------
Compensation Name
and Principal Position                      Year      Salary        Bonus
----------------------                      ----      ------        -----
Louis R. Bucalo   ........................  1995     $188,000(1)    $     0
  President and Chief Executive Officer...  1994     $206,000       $35,000
                                            1993     $144,000       $     0

Richard C. Allen  ........................  1995     $166,000       $     0
   Executive Vice President(2)............  1994     $      0       $     0
                                            1993     $      0       $     0
----------
(1) A portion of the cash compensation paid to Dr. Bucalo is allocable to the Operating Companies pursuant to management services arrangements between them and the Company. See "Certain Transactions."

(2) Dr. Allen also serves as President and Chief Executive Officer of Theracell and President and Chief Operating Officer of ProNeura. Dr. Allen receives his entire salary from Theracell which he joined in January 1995.

     On April 19, 1996, the Compensation Committee agreed to grant Dr. Bucalo and Dr. Allen a cash bonus of $42,000 and $15,500, respectively, payment of which will be deferred (with interest at the rate of prime plus 1% commencing May 1, 1996) until such time, if ever, as one-half of the Warrants issued in the IPO have been exercised.


                        Option Grants in Last Fiscal Year

     The following table contains information concerning the stock option grants made to the named executive officers during the fiscal year ended December 31, 1995. No stock appreciation rights were granted to these individuals during such year.


                                           Number of                        Individual Grant
                                           Securities       -------------------------------------------------
                                           Underlying         % of Total
                                            Options         Options Granted       Exercise or
                                            Granted          to Employees in       Base Price      Expiration
Name                                         (#)(1)           Fiscal Year          ($/Sh) (2)         Date
----                                        --------         ------------         -----------      ----------
Louis R. Bucalo.......................        -0-                  -0-                 -0-             N/A
Richard C. Allen......................        57,906               26.5%               $1.35           8/1/2005


----------
(1) Each of the options listed in the table is immediately exercisable. The shares purchasable thereunder are subject to the repurchase by the Company at the original exercise price paid per share upon the optionee's cessation of service prior to the fourth anniversary of the option grant of such shares. Such repurchase right lapsed with respect to 7,721 shares on August 1, 1995 and will lapse with respect to 10,037 of such shares on August 1, 1996 and 1/48th of the balance of such shares at the commencement of each of the first 48 months commencing September 1996.

(2) The exercise price may be paid in cash, in shares of Common Stock valued at the fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchase shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state income tax liability incurred by the optionee in connection with such exercise.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

     The following table sets forth information concerning option exercises and option holdings for the fiscal year ended December 31, 1995 with respect to the named executive officers. No stock appreciation rights were exercised during such year or were outstanding at the end of that year.

                                                    Number of Securities                       Value of
                                                   Underlying Unexercised              Unexercised in-the-Money
                                   Shares          Options at FY-End (#)                  Options at FY-End(1)
                                  Acquired         ---------------------                  --------------------
Name                           on Exercise(#)   Exercisable  Unexercisable(2)      Exercisable      Unexercisable(2)
----                           --------------   -----------  ----------------      -----------      ----------------
Louis R. Bucalo..............        -0-           37,471        44,248               $161,500           $190,864
Richard C. Allen.............        -0-            7,721        50,185                $27,410           $178,157

----------
(1) Based on the fair market value of the Company's Common Stock at year-end, $4.90 per share (as determined by the Company's Board of Directors), less the exercise price payable for such shares.

(2) Options are immediately exercisable for all the option shares; however, since a portion of the shares purchasable upon exercise of the options are subject to repurchase by the Company at the original exercise price per share upon the optionee's cessation of service, such options are deemed unexercisable for purposes of this table. As of June 30, 1996, the repurchase right has lapsed as to 55,411 of such shares.

Employment Agreements

     The Company is a party to employment agreements with each of Dr. Bucalo, Sunil Bhonsle, Executive Vice President and Chief Operating Officer of the Company, Richard C. Allen, Executive Vice President of the Company, and Robert
E. Farrell, Executive Vice President and Chief Financial Officer of the Company. All of the agreements contain confidentiality provisions.

     The agreement with Dr. Bucalo expires in February 1999 and provides for a current base annual salary of $210,000, subject to annual increases of 5% and bonuses of up to 20% at the discretion of the Board of Directors. In the event of the termination of the agreement with Dr. Bucalo, other than for reasons specified therein, the Company is obligated to make severance payments equal to his base annual salary for the greater of the balance of the term of the agreement or 18 months.

     Dr. Allen receives no salary from the Company (his primary compensation is from Theracell) but has been granted certain stock options which vest over five years if he remains employed by the Company.

     The agreement with Mr. Bhonsle provides for a base annual salary of $185,000 subject to automatic annual increases, based on increases in the consumer price index, and bonuses of up to 20% at the discretion of the Board of Directors. In the event Mr. Bhonsle's employment is terminated other than for "good cause" (as defined), the Company is obligated to make severance payments equal to his base annual salary for between six and nine months. Mr. Bhonsle has also been granted certain options that vest over five years if he remains employed by the Company.

     The agreement with Mr. Farrell provides for a base annual salary of $185,000 subject to automatic annual increases, based on increases in the consumer price index, and bonuses of up to 20% at the discretion of the Board of Directors. In the event Mr. Farrell's employment is terminated other than for "good cause" (as defined), the Company is obligated to make severance payments equal to his base annual salary for between six and nine months. Mr. Farrell has also been granted certain options that vest over five years if he remains employed by the Company.

     The Company has agreed with Blair that notwithstanding the provisions of the foregoing employment agreements, the compensation of the executive officers who were employed at the time of the Company's initial public offering in January 1996 will not increase from current levels prior to February 23, 1997.

Stock Option Plans

     The 1995 Stock Option Plan

     In October 1995, the Board of Directors adopted and the Company's stockholders approved, the 1995 Stock Option Plan (the "1995 Plan") covering 300,000 shares of the Company's Common Stock pursuant to which employees, officers and directors of, and consultants or advisers to, the Company and any subsidiary corporations are eligible to receive incentive stock options ("incentive options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and/or options that do not qualify as incentive options ("non-qualified options"). The Board of Directors has approved an increase in the number of shares reserved under the 1995 Plan to 1,300,000 and submitted this amendment to the 1995 Plan for approval by stockholders at the next annual meeting scheduled for October 18, 1996. The 1995 Plan, which expires in October 2005, is currently administered by the Company's Compensation Committee but may also be administered by the Board of Directors. The purposes of the 1995 Plan are to ensure the retention of existing executive personnel, key employees, directors, consultants and advisors who are expected to contribute to the Company's future growth and success and to provide additional incentive by permitting such individuals to participate in the ownership of the Company, and the criteria to be utilized by the Board of Directors or the committee in granting options pursuant to the 1995 Plan will be consistent with these purposes. The 1995 Plan provides for automatic grants of options to certain directors in the manner set forth below.

     Options granted under the 1995 Plan may be either incentive options or non-qualified options. Incentive options granted under the 1995 Plan are exercisable for a period of up to 10 years from the date of grant at an exercise price which is not less than the fair market value of the Common Stock on the date of the grant, except that the term of an incentive option granted under the 1995 Plan to a stockholder owning more than 10% of the outstanding voting power may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Common Stock on the date of the grant. To the extent that the aggregate fair market value, as of the date of grant, of the shares for which incentive options become exercisable for the first time by an optionee during the calendar year exceeds $100,000, the portion of such option which is in excess of the $100,000 limitation will be treated as a non-qualified option. Options granted under the 1995 Plan to officers, directors or employees of the Company may be exercised only while the optionee is employed or retained by the Company or within 90 days of the date of termination of the employment relationship or directorship. However, options which are exercisable at the time of termination by reason of death or permanent disability of the optionee may be exercised within 12 months of the date of termination of the employment relationship or directorship. Upon the exercise of an option, payment may be made by cash or by any other means that the Board of Directors or the committee determines. No option may be granted under the 1995 Plan after October 2005.

     Options may be granted only to such employees, officers and directors of, and consultants and advisors to, the Company or any subsidiary of the Company as the Board of Directors or the committee shall select from time to time in its sole discretion, provided that only employees of the Company or a subsidiary of the Company shall be eligible to receive incentive options. An optionee may be granted more than one option under the 1995 Plan. The Board of Directors or the committee will, in its discretion, determine (subject to the terms of the 1995
Plan) who will be granted options, the time or times at which options shall be granted, and the number of shares subject to each option, whether the options are incentive options or non-qualified options, and the manner in which options may be exercised. In making such determination, consideration may be given to the value of the services rendered by the respective individuals, their present and potential contributions to the success of the Company and its subsidiaries and such other factors deemed relevant in accomplishing the purpose of the 1995 Plan.

     At September 20, 1996, options to purchase an aggregate of 265,500 shares are outstanding under the 1995 Plan. Options to purchase an additional 843,135 shares have been granted under the 1995 Plan, which grants are subject to stockholder approval of an amendment to the 1995 Plan to increase the number of shares authorized for issuance thereunder to 1,300,000. The following executive officers have been granted options subject to obtaining such stockholder approval.

                  Stockholder                       Number of Shares
                     Name                           Subject to Option
                  -----------                       -----------------
                  Louis R. Bucalo                        456,088
                  Sunil Bhonsle                          175,116
                  Richard Allen                           61,931
                  Robert E. Farrell                      150,000

     The provisions of the 1995 Plan provide for the automatic grant of non-qualified stock options to purchase shares of Common Stock ("Director Options") to directors of the Company who are not employees or principal (i.e. 10%) stockholders of the Company ("Eligible Directors"). Eligible Directors of the Company will be granted a Director Option to purchase 10,000 shares of Common Stock upon joining the Board (an "Initial Director Option"). Further, commencing on the day immediately following the date of the annual meeting of stockholders for the Company's fiscal year ending December 31, 1996, each Eligible Director, other than directors who received an Initial Director Option since the last annual meeting, will be granted a Director Option to purchase 2,000 shares of Common Stock on the day immediately following the date of each annual meeting of stockholders, as long as such director is a member of the Board of Directors. The exercise price for each share subject to a Director Option shall be equal to the fair market value of the Common Stock on the date of grant. Director Options are exercisable in four equal annual installments, commencing six months from the date of grant. Director Options expire the earlier of 10 years after the date of grant or 90 days after the termination of the director's service on the Board of Directors.

     The 1993 Stock Option Plan

     In 1993, the Company adopted a stock option plan which was subsequently amended and restated (the "1993 Plan"). The 1993 Plan provided for the issuance of 1,209,754 shares of Common Stock to eligible participants. At September 30, 1996, options to purchase 321,671 shares of Common Stock are outstanding under the 1993 Plan, which options are exercisable at prices ranging from $.59 to $1.35 per share. The Company has agreed with the Underwriter not to grant additional options under the 1993 Plan.

Limitation of Liability and Indemnification Matters

     The Company's Certificate of Incorporation eliminates in certain circumstances the liability of directors of the Company for monetary damages for breach of their fiduciary duty as directors. This provision does not eliminate the liability of a director (i) for breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent declaration of an unlawful dividend, stock purchase or redemption, or (iv) for transactions from which the director derived an improper personal benefit. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

     The Company believes that it is the position of the Securities and Exchange Commission that insofar as the foregoing provision may be invoked to disclaim liability for damages arising under the Securities Act, the provision is against public policy as expressed in the Securities Act and is therefore unenforceable. Such limitation of liability also does not affect the availability of equitable remedies such as injunctive relief of recession.

     The Company has entered into indemnification agreements ("Indemnification Agreement(s)") with each of its directors and officers. Each such Indemnification Agreement provides that the Company will indemnify the indemnitee against expenses, including reasonable attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any civil or criminal action or administrative proceeding arising out of his performance of his duties as a director or officer, other than an action instituted by the director or officer. Such indemnification will be available if the indemnitee acted in good faith and in a matter he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. The Indemnification Agreements also require that the Company indemnify the director or other party thereto in all cases to the fullest extent permitted by applicable law. Each Indemnification Agreement permits the director or officer that is party thereto to bring suit to seek recovery or amounts due under the Indemnification Agreement and to recover the expenses of such a suit if he is successful.

     The Company's By-laws provide that the Company shall indemnify its directors, officers, employees or agents to the full extent permitted by the Delaware General Corporation Law, and the Company shall have the right to purchase and maintain insurance on behalf of any such person whether or not the Company would have the power to indemnify such person against the liability. The Company currently maintains such an insurance policy on behalf on any of its directors, officers, employees or agents.

     At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of the Company where indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding which may result in a claim for indemnification.

                              CERTAIN TRANSACTIONS

     In March and April 1993, the Company borrowed an aggregate of $1,200,000 from Venturetek, L.P. and Dr. Lindsay A. Rosenwald, the co-founder and a director of the Company. See "Principal Shareholders." The loan was evidenced by 10% promissory notes payable on demand. The lenders received warrants which are currently exercisable to purchase an aggregate of 13,327 and 20,355 shares of Common Stock, respectively, at an exercise price of $4.50 per share. In June 1995, the notes, together with accrued interest, were cancelled in consideration of the issuance to Venturetek L.P. and Dr. Rosenwald of shares of Series A Preferred Stock which subsequently converted into 151,388 and 215,135 shares of Common Stock, respectively.

     In April and May 1993, Dr. Rosenwald made loans to the Company in the aggregate principal amount of $1,014,000. Such loans were repaid, together with accrued interest at the rate of 7% per annum, from the proceeds of the private placement of Series A Preferred Stock described below.

     Between July and November 1993, Paramount Capital, Inc. ("Paramount") acted as placement agent in connection with the Company's private placement of Series A Preferred Stock. Paramount received $1,729,575 in commissions and a $576,525 expense allowance in consideration for its services. In addition, designees of Paramount received warrants to purchase Series A Preferred Stock in connection with the private placement which currently represent warrants to purchase an aggregate of 469,107 shares of Common Stock exercisable at $4.50 per share. Dr. Rosenwald and Peter M. Kash, directors of the Company, serve as the President and Chairman, and a Managing Director, respectively, of Paramount. Dr. Rosenwald and Mr. Kash received warrants to purchase 221,221 and 96,191 of the aforementioned shares of Common Stock, respectively.

     In January 1995, the Company agreed to issue warrants to purchase an aggregate of 7,395 shares of Common Stock at an exercise price of $3.25 per share to Ray Dirks Research ("RDR") or its designees for services rendered in connection with a license transaction. Michael Hsu, a director of the Company, serves as a consultant to RDR and received one-half of such warrants.

     In February 1995, Paramount acted as placement agent in connection with the Company's private placement of Series B Preferred Stock. Paramount received $103,125 in commissions and a $45,375 expense allowance for services rendered in connection with such private placement. In addition, designees of Paramount received Series B Preferred Stock purchase warrants which currently represent warrants to purchase an aggregate of 46,350 shares of Common Stock at an exercise price of $3.92 per share. Dr. Rosenwald and Mr. Kash received warrants to purchase 17,961 and 8,709 of such shares, respectively.

     Between August and October 1995, The Aries Domestic Fund L.P. and The Aries Trust loaned the Company an aggregate of $250,000 evidenced by the promissory notes (the "Investor Notes") which bore interest at the rate of 12% per annum and were payable on the earlier of the closing of an initial public offering or one year from the date of issuance. In accordance with their terms, the principal amount of the Investor Notes was converted into $250,000 principal amount of 10% promissory notes (the "Bridge Notes") and 125,000 Class A Warrants as part of a bridge financing completed in October 1995. Accrued interest on the Investor Notes was repaid in January, 1996. Repayment of the principal and accrued interest on the Bridge Notes was made upon completion of the Company's initial public offering in January 1996. Dr. Rosenwald is the President of the general partner of The Aries Domestic Fund L.P. and serves as investment manager for The Aries Trust.

     The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. The Company has adopted a policy that all future transactions, including loans, between the Company and its officers, directors, principal shareholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of September 25, 1996, certain information concerning the beneficial ownership of the Company's Common Stock by
(i) each stockholder known by the Company to own beneficially five percent or more of the outstanding Common Stock of the Company; (ii) each director; (iii) each executive officer of the Company; and (iv) all executive officers and directors of the Company as a group, and their percentage ownership and voting power.


                                          Shares Beneficially  Percent of Shares
Name and Address of Beneficial Owner (1)       Owned (2)      Beneficially Owned
----------------------------------------  ------------------- ------------------
Louis R. Bucalo, M.D.....................       338,172(3)           2.72 %
Ernst-Gunter Afting......................             0              *
Richard C. Allen Ph.D....................        63,775(4)           *
Sunil Bhonsle............................       132,913(5)           1.07
Robert E. Farrell........................             0              *
Michael K. Hsu...........................        22,346(6)           *
Hubert Huckel, M.D.......................         2,500(7)           *
Marvin E. Jaffe, M.D.....................         2,500(7)           *
Peter M. Kash............................       152,452(8)           1.23
Lindsay A. Rosenwald, M.D................       660,034(9)           5.24
Konrad M. Weis, Ph.D.....................        51,852(10)          *
Kenneth J. Widder, M.D...................        15,237(10)          *
Invesco Trust Company....................     1,220,538(11)          9.91
    7800 E. Union Avenue
    Denver, CO  80237
All executive officers and directors
    as a group (12) persons..............     1,441,781(12)         11.05%

----------
*Less than one percent.

(1) Unless otherwise indicated, the address of such individual is c/o Titan Pharmaceuticals, Inc., 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080.

(2) In computing the number of shares beneficially owned by a person and the percentage ownership of a person, shares of Common Stock of the Company subject to options held by that person that are currently exercisable or exercisable within 60 days are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.

(3) Includes 127,943 shares issuable upon exercise of outstanding options. 28,506 of such shares are subject to (i) obtaining stockholder approval of an increase in the number of shares reserved for issuance under the 1995 Stock Option Plan and (ii) if such approval is obtained, repurchase by the Company upon the occurrence of certain events.

(4) Represents shares issuable upon exercise of outstanding options. 3,871 of such shares are subject to (i) obtaining stockholder approval of an increase in the number of shares reserved for issuance under the 1995 Stock Option Plan and (ii) if such approval is obtained, repurchase by the Company upon the occurrence of certain events.

(5) Represents shares issuable upon exercise of outstanding options. 10,945 of such shares are subject to (i) obtaining stockholder approval of an increase in the number of shares reserved for issuance under the 1995 Stock Option Plan and (ii) if such approval is obtained, repurchase by the Company upon the occurrence of certain events.

(6)  Includes 11,314 shares issuable upon exercise of outstanding options.

(7)  Represents shares issuable upon exercise of outstanding options.

(8) Includes 112,517 shares issuable upon exercise of outstanding options and warrants and 3,411 shares held in trust for the benefit of his son. See "Certain Transactions."

(9)  Includes (i) 90,084 shares held by entities owned by Mr. Rosenwald, and
     (ii) 267,154 shares issuable upon exercise of outstanding options and warrants. Does not include (i) 94,589 shares held by his wife; (ii) 40,536 shares held by his wife in trust for the benefit of their children; (iii) 585,718 shares held by or underlying warrants held by Venturetek L.P., a limited partnership, the limited partners of which include Dr. Rosenwald's wife and children; or (iv) shares underlying Class A Warrants held by The Aries Trust and The Aries Domestic Fund L.P. as to which Dr. Rosenwald serves as investment manager and President of the general partner, respectively. Dr. Rosenwald disclaims beneficial ownership as to all of such shares. See "Certain Transactions."

(10) Includes 7,617 shares issuable upon exercise of outstanding options.

(11) Represents shares held by three mutual funds managed by Invesco Funds Group, Inc. or Invesco Trust Company.

(12) See Notes (3) through (10) above.

                             SELLING SECURITYHOLDERS

Bridge Financing Investors

     An aggregate of up to 1,615,877 Warrants and 1,615,877 shares of Common Stock issuable upon exercise of such Warrants (collectively, the "Bridge Financing Securities") may be offered for resale by the Bridge Financing Investors who received their Warrants in exchange for warrants received in the Bridge Financing and continue to hold such securities.

     The following table set forth certain information with respect to each Bridge Financing Investor for whom the Company is registering the Bridge Financing Securities for resale to the public. The Company will not receive any of the proceeds from the sale of such securities. Upon exercise of the Warrants held by the Bridge Financing Investors, the Company would receive the $6.20 exercise price, less the Solicitation Fee. To the Company's knowledge there are no material relationships between any of the Bridge Financing Investors and the Company, nor have any such material relationships existed within the past three years. Each of the Bridge Financing Investors has sole investment power with respect to its securities offered hereby, except where joint ownership is noted below.

                                           Number of Warrants Beneficially
Bridge Financing Investors              Owned and Maximum Number to be Sold(1)
--------------------------              --------------------------------------
Leonard J. Adams......................................... 12,500
James L. Alderman........................................ 12,500
Byron M. Allen...........................................  6,250
Delbert & Patsy Allen, JTWROS............................ 25,000
Alta Resource Group...................................... 12,500
Robert S. & Sonia T.
  Benach, JTWROS......................................... 12,500
Mark Berger..............................................  6,250
Larry G. Berglund........................................ 12,500
Benjamin Bollag.......................................... 12,500
Michael Bollag........................................... 12,500
Jacob & Channah Borenstein...............................  3,000
Theodore I. Botter - Defined
  Benefit Pension Trust.................................. 12,500
David James Brown, Money
  Pension Plan........................................... 12,500
Daniel C. Callow......................................... 12,500
James P. Clay............................................ 12,500
John A. Cleary........................................... 12,500
C.L.F.S. Equities, Ltd...................................  9,375
Kenneth & Sherry Cohen, JTWROS........................... 12,500
Robert H. Cohen & Nanette C.
  Koryn, JTWROS..........................................  6,250
Michael G. Conniff....................................... 12,500
Alan Conners............................................. 12,500
Robert S. Cowles III..................................... 12,500
John M. Dalena........................................... 12,500
Donald D. Drapkin........................................ 50,000
Raymond Drapkin.......................................... 25,000
Nathan & Rose Eisen, JTWROS..............................  6,250
Joseph A. & Theresa M.
  Fabiani, JTWROS........................................ 12,500
Leonard R. Farber........................................  3,125
Denise Feder............................................. 12,500

Bruce Fetzer............................................. 12,500
David Fisch..............................................  3,125
Jerome Fisch.............................................  6,250
Marvin Fischman..........................................  1,563
Andrew J. Fremer, Jr.....................................  6,250
Malrene Friedler......................................... 12,500
Carl Frischling..........................................  3,125
Andrew P. Geiss.......................................... 12,500
Robert F. Goecker........................................  8,000
Jefrey Goffman........................................... 12,500
Sandra Goldstein.........................................  6,250
Barbara Grae............................................. 12,500
Stuart Gruber............................................ 12,500
Daniel Gutkin............................................ 25,000
Harry M. Hart............................................  6,250
Richard Hirsch........................................... 12,500
Tatiana Hirsu............................................  3,125
Badr Idbeis.............................................. 12,500
International Foam Products, Inc......................... 12,500
Craig Johnson............................................ 12,500
James W. Johnson......................................... 12,500
Bruce Kashkin............................................ 25,000
Melvin L. Katten.........................................  7,500
Robert Katz.............................................. 12,500
Daniel Kessel, M.D....................................... 25,000
Ida Kessel............................................... 12,500
Lawrence J. Kessel....................................... 12,500
Jay Kestenbaum........................................... 12,500
Gilman R. King...........................................  6,250
Robert Klein, M.D. &
  Myriam Gluck, M.D., JTWROS............................. 62,500
Michael & Nicole Kubin, JTWROS........................... 12,500
Joseph S. Kulpa.......................................... 25,000
Gregory S. Lenchner, M.D................................. 12,500
Lawrence I. Lerner....................................... 12,500
Benjamin Lehrer..........................................  8,000
Alda Campisi Levitt...................................... 12,500
Joseph Littenberg........................................  6,250
J. Jay Lobell............................................ 12,500
Ludlow Management, Inc................................... 12,500
Arthur C. Madresh........................................ 12,500
Joan Maher-Hurley........................................ 12,500
George I. Mallis......................................... 12,500
MATSET, Inc.............................................. 25,000
Charles T. McManus....................................... 12,500
Albert Milstein.......................................... 12,500
Harvey & Susan Mininberg, JTWROS......................... 25,000
Patrick & Ruth Morgan, JTWROS............................ 12,500
Jerome J. Mullins........................................ 25,000
North Oaks Ob-Gyn FBO
  Samuel R. Staggers, PSP................................ 12,500
Robert M. Patton......................................... 12,500
Pegasus Capital Strategies, L.P.......................... 12,500

Ruth Peyser.............................................. 12,500
Henry Platt.............................................. 25,000
Anatoli Prokoptshouk..................................... 18,750
Pierre F. & Claire T. Pype, JTWROS....................... 12,500
Roger B. Rankin TTEE FBO
  Roger B. Rankin........................................ 12,500
Lawrence Rothberg........................................ 25,000
Walter Sabrin............................................  1,564
Wayne Saker.............................................. 12,500
Roy & Marlena Schaeffer, JTWROS.......................... 12,500
Louis Schell............................................. 12,500
Abraham Schrieber........................................ 12,500
Joel M. Schreiber........................................  3,125
Richard Serbin........................................... 12,500
E. Donald Shapiro........................................ 12,500
Shari Lyn Leasing Corp...................................  3,125
Steven Sklow............................................. 50,000
Leonard A. Solomon....................................... 12,500
Norman Steinberg.........................................  5,000
Miriam Stern.............................................  6,250
James G. Stramondo....................................... 25,000
Bernard & Bernice Strassner, JTWROS...................... 12,500
Alice C. Tate............................................ 12,500
Theodore R. Tetzlaff..................................... 12,500
Thorunn Wathne........................................... 25,000
Carl & Beverly Weiman, JTWROS............................ 12,500
J. Michael Wolfe.........................................  6,250
Isadore & Margaret Zaneski, JTWROS....................... 18,750
Herman L. Zeller - Living Trust.......................... 12,500
Martin Zelman............................................ 12,500
Robert Zelman............................................  3,125
Murray Zung.............................................. 12,500
The Aries Domestic
  Fund, L.P.............................................. 62,500
The Aries Trust.......................................... 62,500

----------
(1) Does not include shares of Common Stock issuable upon exercise of the Warrants. The Bridge Financing Investors have agreed not to exercise their Warrants until January 18, 1997. None of the Bridge Financing Investors beneficially own in excess of 1% of the outstanding shares of Common Stock of the Company.

Private Placement Investors

     An aggregate of up to 1,536,000 Units comprised of 1,536,000 Warrants and 1,536,000 shares of Common Stock issuable and an additional 1,536,000 shares of Common Stock issuable upon exercise of such Warrants (collectively, the "Private Placement Securities") may be offered for resale by investors who received their Units in the Private Placement. The components of the Units are separately transferable.

     The following table sets forth certain information with respect to each Private Placement Investor for whom the Company is registering the Private Placement Securities for resale to the public. The Company will not receive any of the proceeds from the sale of such securities. Upon exercise of the Warrants held by the Private Placement Investors, the Company would receive the $6.20 exercise price, less the Solicitation Fee. To the Company's knowledge there are no material relationships between any of the Private Placement Investors and the Company, nor have any such material relationships existed within the past three years. Each of the Private Placement Investors has sole investment power with respect to the securities offered hereby, except where joint ownership is noted below.


                                                                Number of Securities Beneficially
                                                               Owned and Maximum Number to be Sold
                                                               -----------------------------------
Private Placement Investors                                      Units    Shares of Common Stock    Warrants(1)
---------------------------                                      -----    ----------------------    -----------
         Dr. George Spiegel.................................     9,600             9,600              9,600
         Paul T. Gentile and Yvette
           Aguiar Gentile...................................     9,600             9,600              9,600
         Quest Enterprises, Inc.............................     2,400             2,400              2,400
         George Lionikis, Sr................................     7,200             7,200              7,200
         Jack W. Rosen......................................     4,800             4,800              4,800
         Allan S. Lerner....................................     4,800             4,800              4,800
         Nathan Plafsky.....................................     9,600             9,600              9,600
         Martin G. Mendelssohn and Lynn
           Mendelssohn, JTWROS..............................     7,200             7,200              7,200
         Robert Brahms......................................     2,400             2,400              2,400
         Daniel Gutkin......................................     2,400             2,400              2,400
         Thomas Rourke Trust................................     2,400             2,400              2,400
         James P. Weaver....................................     2,400             2,400              2,400
         Bruce F. Fetzer and D'Arbra L.
           Fetzer, JTWROS...................................     4,800             4,800              4,800
         Alvin Fried........................................     4,800             4,800              4,800
         Bruce Kashkin and Marjorie
           Kashkin, JTWROS..................................     2,400             2,400              2,400
         International Foam Products, Inc...................     2,400             2,400              2,400
         Joseph S. Kulpa....................................     4,800             4,800              4,800
         Lawrence Martin....................................     2,400             2,400              2,400
         Epifanio Almodovar.................................     2,400             2,400              2,400
         Benjamin A. Miller Trust...........................     4,800             4,800              4,800
         Harold Yordy and Phyllis
           Yordy, JTWROS....................................     2,400             2,400              2,400
         Henry Warner.......................................     2,400             2,400              2,400
         James P. Clay......................................     2,400             2,400              2,400
         Alda C. Levitt.....................................     2,400             2,400              2,400
         Harold H. Singer...................................     2,400             2,400              2,400
         Henry Warner Spec. No. 2...........................     2,400             2,400              2,400
         Jerry Lubliner and Melissa
           Lubliner, JTWROS.................................     2,400             2,400              2,400
         Harold Sparks......................................     9,600             9,600              9,600
         S&A Enterprises, Inc. Profit
           Sharing Plan.....................................     2,400             2,400              2,400
         The John E. Fetzer Memorial
         Trust Fund.........................................     4,800             4,800              4,800
         SJG Management, Inc. Profit
         Sharing Plan.......................................     7,200             7,200              7,200
         Carmine T. Agnello.................................    48,000            48,000             48,000
         Wayne Mixson.......................................     7,200             7,200              7,200
         Kevin Waltzer and Lisa
           Waltzer..........................................     9,600             9,600              9,600
         Agent 17 Inc.......................................     2,400             2,400              2,400

         Sherwyn J. Wayne...................................     4,800             4,800              4,800
         Michael Ambroselli.................................     9,600             9,600              9,600
         Antonio Fabbri.....................................     2,400             2,400              2,400
         Frank Loccisano and Mary Anne
           Loccisano, JTWROS................................     7,200             7,200              7,200
         Alfons Melohn......................................    38,400            38,400             38,400
         Gilman R. King.....................................     4,800             4,800              4,800
         Harry Bram.........................................     4,800             4,800              4,800
         John Bahng.........................................     2,400             2,400              2,400
         Morton L. Topfer...................................     4,800             4,800              4,800
         Neil C. Friess.....................................     2,400             2,400              2,400
         Albert G. Bledig and Alice
           Bledig, JTWROS...................................     4,800             4,800              4,800
         Jose Francisco.....................................     2,400             2,400              2,400
         Lawrence Faisina...................................     4,800             4,800              4,800
         Curtis R. Unanue and Maria
           D. Unanue, JTWROS................................     4,800             4,800              4,800
         Joel O. Wooten.....................................     2,400             2,400              2,400
         Mordecai Bluth and Pearl
           Bluth, JTWROS....................................     2,400             2,400              2,400
         Jacqueline J. Corbin...............................     2,400             2,400              2,400
         Dr. Ilesanmi Adesida  and Dr.
           Patience O. Adesida, JTWROS......................     2,400             2,400              2,400
         Milan Beres........................................     4,800             4,800              4,800
         Bruce A. Hudson and Fumi
           Hudson, JTWROS...................................     2,400             2,400              2,400
         Gray Nesbit and Patricia
           Nesbit, JTWROS...................................     2,400             2,400              2,400
         Radiation Therapists Associates
           Profit Sharing Plan F/B/O Hosny Selim............     2,400             2,400              2,400
         Jeffrey I. Mechanick, M.D..........................    12,000            12,000             12,000
         John P. Diesel.....................................     2,400             2,400              2,400
         Vennard C. McCann..................................     2,400             2,400              2,400
         Alice C. Tate......................................     4,800             4,800              4,800
         Daniel C. Callow...................................     2,400             2,400              2,400
         Theodore R. Jabara and Helene
           E. Jabara........................................    14,400            14,400             14,400
         Stuart Gruber......................................     4,800             4,800              4,800
         Gail Silberman.....................................     2,400             2,400              2,400
         Amore Perpetuo, Inc................................    14,400            14,400             14,400
         Dawn C. Kass Irrevocable Trust.....................     9,600             9,600              9,600
         Alex Grunberger and Eva
         Grunberger, JTWROS.................................     2,400             2,400              2,400
         Mitchell Birzon and Kathryn W.
           Birzon, JTWROS...................................     2,400             2,400              2,400
         Dr. Robert Klein and Dr. Myriam
           Klein, JTWROS....................................    24,000            24,000             24,000
         Jonathan Elias and Irene
         Elias, JTWROS......................................     4,800             4,800              4,800
         Steven Sklow.......................................     7,200             7,200              7,200
         Donald W. McCue and Mary
         Ellen McCue, JTWROS................................     9,600             9,600              9,600


         Matthew C. Schilowitz..............................    24,000            24,000             24,000
         Jay E. Fennessy....................................     2,400             2,400              2,400
         Leonard A. Solomon.................................     4,800             4,800              4,800
         Jeremy P. Waletzky Revocable Trust.................     2,400             2,400              2,400
         Fred Rosen.........................................     2,400             2,400              2,400
         Howard Gelman......................................     2,400             2,400              2,400
         My Seven Children, Inc.............................     4,800             4,800              4,800
         Herbert Michitsch and Mary
           Michitsch, JTWROS................................     2,400             2,400              2,400
         Rocco W. Belmonte..................................     2,400             2,400              2,400
         Marc K. Siegel.....................................     2,400             2,400              2,400
         Bob Gold and Gwendolyn
           Gold, JTWROS.....................................     4,800             4,800              4,800
         Ruth Morgan........................................     2,400             2,400              2,400
         Natalie Bernstein..................................     2,400             2,400              2,400
         Thomas A. Corvo....................................     2,400             2,400              2,400
         Robert Huebner.....................................     2,400             2,400              2,400
         Clarence B. Horton.................................     4,800             4,800              4,800
         Wayne Saker........................................    14,400            14,400             14,400
         James A. Cook and Karen
           S. Cook, TIC.....................................     2,400             2,400              2,400
         M.S. Corporation...................................     2,400             2,400              2,400
         Alan A. Cohen, M.D.................................     2,400             2,400              2,400
         Walter James Smith.................................     2,400             2,400              2,400
         Walter Futterweit, M.D.............................     2,400             2,400              2,400
         Kishu Idnani.......................................     2,400             2,400              2,400
         Michael M. Sher and Claude
           A. Sher, JTWROS..................................     4,800             4,800              4,800
         Tommy B. Austin and Brenda
           J. Austin, JTWROS................................     2,400             2,400              2,400
         Charles W. Dunn Revocable Trust....................     9,600             9,600              9,600
         Stephen Posovsky Money Purchase
           Keogh Plan & Trust...............................     2,400             2,400              2,400
         Howard E. Zucker and Paulette
           Zucker, JTWROS...................................     4,800             4,800              4,800
         Irwin H. Parnes....................................     2,400             2,400              2,400
         Robert Katz........................................    14,400            14,400             14,400
         Howard Brownstein and Leslie
           Brownstein, JTWROS...............................     2,400             2,400              2,400
         Kathleen McGlynn...................................    19,200            19,200             19,200
         Howard Sternheim and Sharon
           Sternheim, JTWROS................................     2,400             2,400              2,400
         Allan Bruce Mekles.................................     2,400             2,400              2,400
         John A. Long.......................................     4,800             4,800              4,800
         Edwards Culver Kidd III............................     2,400             2,400              2,400
         Rene Grodko........................................     2,400             2,400              2,400
         L.S. Agrawal.......................................     4,800             4,800              4,800
         Steven Sheck.......................................     2,400             2,400              2,400
         Chaitanya K. Agarwal...............................     2,400             2,400              2,400
         Alan N. Parnes, D.D.S..............................     2,400             2,400              2,400
         Michael Szikman and Francoise
           Szikman, JTWROS..................................     2,400             2,400              2,400
         GYN/OBS Associates of New Rochelle.................     2,400             2,400              2,400

         David Eckstein and Marianna
         Eckstein, JTWROS...................................     4,800             4,800              4,800
         Mark Scheinfeld and Novy
           Scheinfeld, JTWROS...............................     2,400             2,400              2,400
         Sophia Schwartzman and Alex
           Schwartzman, JTWROS..............................     2,400             2,400              2,400
         Gary L. Godlewski..................................     2,400             2,400              2,400
         Bernard J. Perini..................................     9,600             9,600              9,600
         George Goldstein...................................     2,400             2,400              2,400
         The Interiors Workshop of Naples Inc...............     2,400             2,400              2,400
         Glenn Hammer DDC Profit
           Sharing Plan.....................................     2,400             2,400              2,400
         William A. Schneider...............................     2,400             2,400              2,400
         Robert Lombardi and Margaret
           Lombardi, JTWROS.................................     4,800             4,800              4,800
         Bernard Strassneer and Bernice
           Strassner, JTWROS................................     2,400             2,400              2,400
         Anand J. Sathe.....................................    12,000            12,000             12,000
         George Wailand.....................................     2,400             2,400              2,400
         Richard P. Cole....................................     2,400             2,400              2,400
         Murray Cohen.......................................     2,400             2,400              2,400
         Norman Chalif and Rosalie
           Chalif, JTWROS...................................     2,400             2,400              2,400
         Herbert Hoffner, M.D...............................     2,400             2,400              2,400
         R. Douglas Scheidt.................................     4,800             4,800              4,800
         Douglas S. Drysdale................................     2,400             2,400              2,400
         Grace T. O'Steen and Ruby
           O'Steen, TIC.....................................     4,800             4,800              4,800
         James Nigro........................................    31,200            31,200             31,200
         Raymond M. Warren, Jr..............................     4,800             4,800              4,800
         Jan Linhart, D.D.S.................................     2,400             2,400              2,400
         David Richard Simon................................     2,400             2,400              2,400
         Herbert H. Derian and Lorelei
           F. Derian, JTWROS................................     2,400             2,400              2,400
         Lee Miller, M.D. and Lynne
           Miller, JTWROS...................................     2,400             2,400              2,400
         Lisa A. Neibart....................................     1,200             1,200              1,200
         Martin A. Cooper, M.D.
           Retirement Plan..................................     4,800             4,800              4,800
         Richard W. Schreiber...............................     2,400             2,400              2,400
         South Ferry Building Company.......................    72,000            72,000             72,000
         Aaron Wolfson......................................    24,000            24,000             24,000
         Abraham Wolfson....................................     4,800             4,800              4,800
         Display Presentations Defined
           Benefit Pension Plan.............................     2,400             2,400              2,400
         Robert D. Frankel and Marie N.
           Frankel, JTWROS..................................     2,400             2,400              2,400
         Charles F. Larimer.................................     2,400             2,400              2,400
         David C. Ward and Patricia
           Bray-Ward, JTWROS................................     4,800             4,800              4,800
         C.A. Siver.........................................     2,400             2,400              2,400
         Barry L. Kroll.....................................     2,400             2,400              2,400
         Frank Carrea and Michelle

           Carrea, JTWROS...................................     2,400             2,400              2,400
         Michael Rosin......................................    19,200            19,200             19,200
         Stephen Baldwin Jayne..............................     4,800             4,800              4,800
         The Rubin Family Foundation, Inc...................     4,800             4,800              4,800
         Gordon M. Berger...................................     2,400             2,400              2,400
         John R. Manion.....................................     2,400             2,400              2,400
         Arnold Baruch Simon................................     9,600             9,600              9,600
         Howard L. Etchell Trust............................     2,400             2,400              2,400
         Vadim Milstein.....................................     2,400             2,400              2,400
         David Wilkes and Ruth
           Wilkes, JTWROS...................................     2,400             2,400              2,400
         Stafford R. Broumand...............................     4,800             4,800              4,800
         Mike Teofilovich...................................     2,400             2,400              2,400
         Barbara Bogan......................................     2,400             2,400              2,400
         David H. Szikman and Michael
           Szikman, JTWROS..................................     2,400             2,400              2,400
         John Motulsky......................................     2,400             2,400              2,400
         Robert Cowles......................................     2,400             2,400              2,400
         Louis Centofanti...................................     2,400             2,400              2,400
         Howard Berg........................................     9,600             9,600              9,600
         25 Broadway Realty Company.........................    48,000            48,000             48,000
         Robert Sloan and Irene
           Sloan, JTWROS....................................     2,400             2,400              2,400
         Fred Margolin and Ann
           Margolin, JTWROS.................................     2,400             2,400              2,400
         Robert M. Saul.....................................     2,400             2,400              2,400
         Walter Schenk......................................     2,400             2,400              2,400
         Jules H. Dreyfuss..................................     7,200             7,200              7,200
         Eugene Silverman...................................     4,800             4,800              4,800
         Jonathan I. Greene, M.D. and Laurie
           J. Greene, JTWROS................................     2,400             2,400              2,400
         Ahmad Rashad.......................................     4,800             4,800              4,800
         Marvin Kogod and Muriel
           Kogod, JTWROS....................................     4,800             4,800              4,800
         Gary A. Greenberg..................................     1,200             1,200              1,200
         George R. Isely and Judith
           A. Isely, JTWROS.................................     2,400             2,400              2,400
         J. Jay Lobell and Beverly
           O. Lobell, JTWROS................................    19,200            19,200             19,200
         The Mary Patoff Revocable Trust....................     5,200             5,200              5,200
         The Michael Patoff Revocable Trust.................     5,200             5,200              5,200
         The Clara Patoff Revocable Trust...................     4,000             4,000              4,000
         Bryan A. Simmons...................................     2,400             2,400              2,400
         Richard A. Nelson and Elaine
           M. Nelson, JTWROS................................    16,800            16,800             16,800
         Michael Kubin and Nicole
           Kubin, JTWROS....................................    19,200            19,200             19,200
         Lawrence Helfant...................................     9,600             9,600              9,600
         Victor Molinsky and Janet .........................     2,400             2,400              2,400
         Marlene Levine.....................................     2,400             2,400              2,400
         Bernard Golan Trust................................     4,800             4,800              4,800
         Stephen J. Kornfeld, M.D. and
           Janice T. Kornfeld, JTWROS.......................     2,400             2,400              2,400

         George I. Mallis...................................     2,400             2,400              2,400
         Matthew A. Bishop..................................     1,200             1,200              1,200
         Elie Douer.........................................    48,000            48,000             48,000
         Charles T. McManus.................................     2,400             2,400              2,400
         Vincent J. Pizzulli................................     2,400             2,400              2,400
         Gary Novetsky and Sandra
           Novetsky, JTWROS.................................     2,400             2,400              2,400
         Yong S. Chen.......................................     2,400             2,400              2,400
         Donald Shaver......................................     2,400             2,400              2,400
         Joseph Fishman.....................................     2,400             2,400              2,400
         Jeffrey M. Walters.................................     2,400             2,400              2,400
         Petrocelli Industries Inc..........................     2,400             2,400              2,400
         Leonard Moskowitz and Vickie
           Moskowitz, JTWROS................................     4,800             4,800              4,800
         Robert M. Patton...................................     2,400             2,400              2,400
         Manhattan Partners.................................     2,400             2,400              2,400
         Richard J. Stephenson..............................     9,600             9,600              9,600
         Michael Bollag.....................................    14,400            14,400             14,400
         Benjamin Bollag....................................    14,400            14,400             14,400
         Jay Harris.........................................     2,400             2,400              2,400
         Murray Zung........................................     2,400             2,400              2,400
         Henry Szikman and Gloria
           Szikman, JTWROS..................................     2,400             2,400              2,400
         Mark A. Respler and Yale
           E. Respler, JTWROS...............................     2,400             2,400              2,400
         Ivan Jacobs........................................     2,400             2,400              2,400
         Leonard J. Adams...................................    14,400            14,400             14,400
         George J. Wegler Living Trust......................     2,400             2,400              2,400
         David J. Domeier and Patricia
           Sue Domeier, JTWROS..............................     2,400             2,400              2,400
         Abraham Douer......................................    38,400            38,400             38,400
         Brynde Berkowitz...................................     2,400             2,400              2,400
         Regina Lehrer......................................     4,800             4,800              4,800
         Albert Milstein....................................     4,800             4,800              4,800
         Nathan Eisen.......................................     9,600             9,600              9,600
         Ruth Peyser........................................     2,400             2,400              2,400
         Morris Friedman....................................     4,800             4,800              4,800
         Martin Sirotkin....................................     2,400             2,400              2,400
         Eugene P. Souther..................................     4,800             4,800              4,800
         Howard Garfield....................................     1,200             1,200              1,200
         William J. Fox.....................................     1,200             1,200              1,200
         KBCS Inc...........................................     1,200             1,200
         Patrick J. Storm and Marie
           Storm............................................     1,200             1,200              1,200
         Leon Melohn........................................    19,200            19,200             19,200
         Joseph Abatiello...................................     1,440             1,440              1,440
         Lisa Susan Gatschet................................     4,800             4,800              4,800
         Samuel J. Holtzman Trust...........................    12,000            12,000             12,000
         Michael Jordan.....................................     4,800             4,800              4,800
         Curtis Polk........................................     2,400             2,400              2,400
         Arnold Pusar Trust.................................     1,920             1,920              1,920
         Eric J. Wiborg and Laurie
           Wiborg, JTWROS...................................     2,400             2,400              2,400


         Eric J. Wiborg Trust...............................     4,800             4,800              4,800
         Allan Novetsky and Chaikie
           Novetsky, JTWROS.................................     2,400             2,400              2,400
         Allan Novetsky and Hillel
           Novetsky, JTWROS.................................     2,400             2,400              2,400
         Dr. Ross Golding...................................     2,400             2,400              2,400
         Marvin S. Becker, M.D. and
         Jacqueline Becker, JTWROS..........................     1,200             1,200              1,200
         Kirit S. Patel and Shobha
           K. Patel.........................................     1,200             1,200              1,200
         James L. Alderman..................................     2,400             2,400              2,400
         Robert S. Benach and Sonia
           Benach...........................................     1,200             1,200              1,200
         Gary B. Flom.......................................     1,200             1,200              1,200
         Venjamin Nilva.....................................     1,200             1,200              1,200
         Iouri Ostanine.....................................     1,200             1,200              1,200
         Hermann L. Zeller Living Trust.....................     2,400             2,400              2,400
         Roger C. Rohrs.....................................     2,400             2,400              2,400
         Carl F.R. Weiman and Beverly
           Weiman, JTWROS...................................     1,200             1,200              1,200
         Technochem Technical Services, Inc.................     2,400             2,400              2,400
         Judith A. Price....................................     3,600             3,600              3,600
         Kenneth F. Price...................................     3,600             3,600              3,600
         Casimer Zaremba....................................     1,200             1,200              1,200
         John F. Mowrer.....................................     2,400             2,400              2,400
         Stephen F. Ficchi..................................     2,400             2,400              2,400
         Leonard Brawer.....................................     1,200             1,200              1,200


----------
(1) Does not include shares of Common Stock issuable upon exercise of such Warrants. None of the Private Placement Investors beneficially own in excess of 1% of the outstanding shares of Common Stock of the Company.

                              PLAN OF DISTRIBUTION

     The securities offered hereby by the Company are being offered directly by the Company pursuant to the terms of the Warrants. The securities offered hereby by the Selling Securityholders may be sold by the Selling Securityholders or by their transferees or other successors in interest. The distribution of all securities offered hereby may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker/dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by these holders in connection with such sales. No underwriter is being utilized in connection with this offering.

     The Company has agreed not to solicit Warrant exercises other than through Blair. Upon any exercise of the Warrants, the Company will pay Blair a fee of 5% of the aggregate exercise price if (i) the market price of the Company's Class A Common Stock on the date the Warrant is exercised is greater than the then exercise price of the Warrants; (ii) the exercise of the Warrant was solicited by a member of the National Association of Securities Dealers, Inc. as designated in writing on the Warrant certificate subscription form; (iii) the Warrant is not held in a discretionary account; (iv) disclosure of compensation arrangements was made both at the time of the offering and at the time of exercise of the Warrants, and (v) the solicitation of exercise of the Warrant was not in violation of Rule 10b-6 promulgated under the Exchange Act.

         Blair acted as underwriter of the Company's IPO and as placement agent for the Private Placement. Other than the securities underlying the Unit Purchase Options granted to Blair and D.H. Blair & Co., Inc. ("Blair & Co."), a selling group member in the IPO which is substantially owned by family members of J. Morton Davis, the sole stockholder of an entity that is the parent and sole stockholder of Blair, the Company is not aware of any other securities of the Company owned by Blair or Blair & Co.

     The Company is aware that Blair & Co. is currently making a market in the Company's securities. Unless granted an exemption by the Commission from Rule 10b-6 promulgated under the Exchange Act, Blair & Co. will be prohibited from engaging in any market making activities with regard to the Company's securities for the period from two to nine business days (or such other applicable period as Rule 10b-6 may provide) prior to any solicitation by Blair of the exercise of Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that Blair may have to receive a fee for the exercise of Warrants following such solicitation. As a result, Blair & Co. may be unable to provide a market for the Company's securities during certain periods while the Warrants are exercisable.

     Blair has informed the Company that the Commission is conducting an investigation concerning various business activities of Blair and Blair & Co. The investigation appears to be broad in scope, involving numerous aspects of Blair and Blair & Co.'s compliance with the Federal securities laws and compliance with the Federal securities laws by issuers whose securities were underwritten by Blair or Blair & Co. or in which Blair or Blair & Co. made over-the-counter markets, persons associated with Blair or Blair & Co., such issuers and other persons. The Company has been advised by Blair that the investigation has been ongoing since at least 1989 and that it is cooperating with the investigation. Blair cannot predict whether this investigation will ever result in any type of formal enforcement action against Blair or Blair & Co., or, if so, whether any such action might have an adverse effect on Blair or the securities offered hereby. An unfavorable resolution of the Commission's investigation could have the effect of limiting such firm's ability to solicit the Company's Warrants.

                            DESCRIPTION OF SECURITIES

     The following description of the Company's securities does not purport to be complete and is subject in all respects to applicable Delaware law and to the provisions of the Company's Amended and Restated Certificate of Incorporation and By-laws and the Warrant Agreements among the Company, the Underwriter and Continental Stock Transfer & Trust Company, as warrant agent, pursuant to which the Warrants have been issued, copies of all of which are on file with the Commission.

Units

     Each Unit consists of one share of Common Stock and one Warrant. Each Warrant entitles the holder thereof to purchase one share of Common Stock. The Common Stock and Warrants comprising the Units are separately transferable.

Common Stock

     The Company has authorized 30,000,000 shares of Common Stock, of which 12,321,779 are currently outstanding. Holders of Common Stock have the right to cast one vote for each share held of record on all matters submitted to a vote of holders of Common Stock, including the election of directors. There is no right to cumulate votes for the election of directors. Stockholders holding a majority of the voting power of the capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of the Company's stockholders, and the vote by the holders of a majority of such outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger or amendment of the Company's Certificate of Incorporation.

     Holders of Common Stock are entitled to receive dividends pro rata based on the number of shares held, when, as and if declared by the Board of Directors, from funds legally available therefor, subject to the rights of holders of any outstanding preferred stock. In the event of the liquidation, dissolution or winding up of the affairs of the Company, all assets and funds of the Company remaining after the payment of all debts and other liabilities, subject to the rights of the holders of any outstanding preferred stock, shall be distributed, pro rata, among the holders of the Common Stock. Holders of Common Stock are not entitled to preemptive or subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to the Common Stock.

Redeemable Warrants

     Each Warrant entitles the registered holder to purchase one share of Common Stock at an exercise price of $6.20 at any time until 5:00 P.M., New York City time, on January 18, 2001. Commencing one year from the date of this Prospectus, the Warrants are redeemable by the Company on 30 days' written notice at a redemption price of $.05 per Warrant if the "closing price" of the Company's Common Stock for any 30 consecutive trading days ending within 15 days of the notice of redemption averages in excess of $9.10 per share. "Closing price" shall mean the closing bid price if listed in the over-the-counter market on Nasdaq or otherwise or the closing sale price if listed on the Nasdaq National Market or a national securities exchange. All Warrants must be redeemed if any are redeemed.

     The Warrants were issued pursuant to warrant agreements (the "Warrant Agreements") among the Company, Blair and Continental Stock Transfer & Trust Company, New York, New York, as warrant agent (the "Warrant Agent"), and will be evidenced by warrant certificates in registered form. The Warrants provide for adjustment of the exercise price and for a change in the number of shares issuable upon exercise to protect holders against dilution in the event of a stock dividend, stock split, combination or reclassification of the Common Stock or upon issuance of shares of Common Stock at prices lower than the market price of the Common Stock, with certain exceptions.

     The exercise price of the Warrants was determined by negotiation between the Company and the Underwriter and should not be construed to be predictive of or to imply that any price increases in the Company's securities will occur.

     The Company has reserved from its authorized but unissued shares a sufficient number of shares of Common Stock for issuance upon the exercise of the Warrants. A Warrant may be exercised upon surrender of the Warrant certificate on or prior to its expiration date (or earlier redemption date) at the offices of the Warrant Agent, with the Subscription Form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by payment of the full exercise price (by certified or bank check payable to the order of the Company) for the number of shares with respect to which the Warrant is being exercised. Shares issued upon exercise of Warrants and payment in accordance with the terms of the Warrants will be fully paid and non-assessable.

     For the life of the Warrants, the holders thereof have the opportunity to profit from a rise in the market value of the Common Stock, with a resulting dilution in the interest of all other stockholders. So long as the Warrants are outstanding, the terms on which the Company could obtain additional capital may be adversely affected. The holders of the Warrants might be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital by a new offering of securities on terms more favorable than those provided for by the Warrants.

     The Warrants do not confer upon the Warrantholder any voting or other rights of a stockholder of the Company. Upon notice to the Warrantholders, the Company has the right to reduce the exercise price or extend the expiration date of the Warrants.

Unit Purchase Options

     In connection with the IPO, the Company granted to Blair and its designees, unit purchase options (the "IPO Unit Purchase Options") to purchase up to 320,000 Units identical to the Units sold in the IPO except that the Warrants included in the IPO Unit Purchase Options are only subject to redemption by the Company after the IPO Unit Purchase Options have been exercised and the underlying Warrants are outstanding. The IPO Unit Purchase Options cannot be transferred, sold, assigned or hypothecated prior to January 1999, except to any officer of Blair or members of the selling group or their officers. The IPO Unit Purchase Options are exercisable during the two-year period commencing January 18, 1999 at an exercise price of $6.50 per Unit subject to adjustment in certain events to protect against dilution.

     In connection with the Private Placement, the Company issued to Blair and its designees, unit purchase options (the "Private Placement Unit Purchase Options") to purchase up to 307,200 Units, substantially identical to the Units sold in the IPO and the Private Placement, except that the Warrants included in the Private Placement Unit Purchase Options are not subject to redemption by the Company. The Private Placement Unit Purchase Options are exercisable during the five-year period commencing July 31, 1996 at an exercise price of $10.42 per Unit subject to adjustment in certain events to protect against dilution.

     The holders of the Unit Purchase Options have certain demand and piggyback registration rights.

Preferred Stock

     The Company is authorized to issue up to 5,000,000 shares of "blank-check" preferred stock (the "Preferred Stock"). The Board of Directors will have the authority to issue this Preferred Stock in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights and terms of redemption (including sinking fund provisions) and liquidation preferences, without further vote or action by the stockholders. If shares of Preferred Stock with voting rights are issued, such issuance could affect the voting rights of the holders of the Company's Common Stock by increasing the number of outstanding shares having voting rights, and by the creation of class or series voting rights. If the Board of Directors authorizes the issuance of shares of Preferred Stock with conversion rights, the number of shares of Common Stock outstanding could potentially be increased by up to the authorized amount. Issuance of Preferred Stock could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company and may adversely affect the rights of holders of Common Stock. Also, Preferred Stock could have preferences over the Common Stock (and other series of preferred stock) with respect to dividend and liquidation rights. The Company currently has no plans to issue any Preferred Stock.

Transfer Agent

     Continental Stock Transfer & Trust Company, New York, New York, serves as Transfer Agent for the shares of Common Stock and Warrant Agent for the Warrants.

Business Combination Provisions

     The Company is subject to a Delaware statute regulating "business combinations," defined to include a broad range of transactions, between Delaware corporations and "interested stockholders," defined as persons who have acquired at least 15% of a corporation's stock. Under the law, a corporation may not engage in any business combination with any interested stockholder for a period of three years from the date such person became an interested stockholder unless certain conditions are satisfied. The statute contains provisions enabling a corporation to avoid the statute's restrictions.

     The Company has not sought to "elect out" of the statute and, therefore, upon closing of the Offering and the registration of its shares of Common Stock under the Exchange Act, the restrictions imposed by such statute will apply to the Company.

Registration Rights

     The Company has granted certain demand and piggy-back registration rights to the holders of the 5,521,140 shares of Common Stock to purchase 549,139 shares of Common Stock. Such registration rights are exercisable commencing January 1997.

     The holders of warrants to purchase an aggregate of 7,395 shares of Common Stock have certain demand and piggy-back registration rights commencing February 1997.

     The holders of the Unit Purchase Options have demand and piggy-back registration rights relating to such options and the underlying securities.

                         SHARES ELIGIBLE FOR FUTURE SALE

     At September 20, 1996, the Company had outstanding 12,321,779 shares of Common Stock. Of these shares, are freely transferable without restriction or further registration under the Securities Act, unless purchased by affiliates of the Company as that term is defined in Rule 144 under the Securities Act ("Rule 144") described below. The remaining _______ shares of Common Stock currently outstanding are "restricted securities" and may not be sold publicly unless they are registered under the Securities Act or are sold pursuant to Rule 144 or another exemption from registration. However, holders of approximately 95% of the outstanding shares and options and warrants have agreed not to sell or otherwise dispose of any shares of Common Stock without Blair's prior written consent until February 18, 1997.

     In general, under Rule 144 a person (or persons whose shares are aggregated), including persons who may be deemed to be "affiliates" of the Company as that term is defined under the Securities Act, is entitled to sell within any three-month period a number of restricted shares beneficially owned for at least two years that does not exceed the greater of (i) 1% of the then outstanding shares of Common Stock or (ii) an amount equal to the average weekly trading volume in the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice and the availability of current public information about the Company. However, a person who is not deemed an affiliate and has beneficially owned such shares for at least three years is entitled to sell such shares without regard to the volume or other resale requirements.

     Under Rule 701 of the Securities Act, persons who purchase shares upon exercise of options granted prior to the date of this Prospectus are entitled to sell such shares after the 90th day following the date of this Prospectus in reliance on Rule 144, without having to comply with the holding period requirements of Rule 144 and, in the case of non-affiliates, without having to comply with the public information, volume limitation or notice provisions of Rule 144. Affiliates are subject to all Rule 144 restrictions after this 90-day period, but without a holding period. If all the requirements of Rule 701 are met, an aggregate of _____ shares subject to outstanding vested stock options may be sold pursuant to such rule at the end of this 90-day period, subject to an agreement by all option holders not to sell or otherwise dispose of any shares of Common Stock for a period of 13 months after the date of this Prospectus without Blair's prior written consent.

     Pursuant to registration rights granted in the Bridge Financing, the Company, concurrently with the IPO, registered for resale on behalf of the Bridge Financing Investors, the Bridge Financing Securities subject to the contractual restriction that the Bridge Financing Investors agreed (i) not to exercise their Warrants prior to January 23, 1997 and (ii) not to sell their Warrants except pursuant to the restrictions set forth below:

     Lock-Up Period                              Percentage Eligible for Resale
     --------------                              ------------------------------
     Between 91 and 150 days after
         closing                                                 25%
     Between 151 and 210 days after
         closing                                                 50%
     Between 211 and 270 days after
         closing                                                 75%
     After 270 days after closing                               100%

     Pursuant to registration rights granted in the Private Placement, the Company is registering herewith for resale on behalf of the Private Placement Investors, the Private Placement Securities subject to the contractual restriction that the Private Placement Investors agreed not to sell the Private Placement Securities except pursuant to the restrictions set forth below:

     Lock-Up Period                              Percentage Eligible for Resale
     --------------                              ------------------------------
     Prior to November 30, 1996                                    0%
     Between December 1, 1996
         and March 31, 1997                                       50%
     After April 1, 1977                                         100%

     Blair has demand and "piggy-back" registration rights with respect to the securities underlying the Unit Purchase Options. In addition, the holders of 5,521,140 shares of Common Stock and holders of warrants to purchase 556,534 shares of Common Stock have demand and "piggy-back" registration rights commencing either January or February 1997. See "Description of Securities - Registration Rights."

                                  LEGAL MATTERS

     The validity of the securities offered hereby will be passed upon for the Company by Bachner, Tally, Polevoy & Misher LLP, New York, New York.


                                     EXPERTS

     The consolidated financial statements of Titan Pharmaceuticals, Inc. at and for the years ended December 31, 1994 and 1995, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

     The Company has filed a Registration Statement on Form SB-2 under the Securities Act with the Commission in Washington, D.C. with respect to the Units offered hereby. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the Units offered hereby, reference is hereby made to the Registration Statement and such exhibits, which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at 500 West Madison (Suite 1400), Chicago, Illinois 60661. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                           TITAN PHARMACEUTICALS, INC.
                          (a development stage company)
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS



                                                                            Page
                                                                            ----
Report of Ernst & Young LLP, Independent Auditors............................F-2

Audited Consolidated Financial Statements

   Consolidated Balance Sheets...............................................F-3

   Consolidated Statements of Operations.....................................F-4

   Consolidated Statement of Stockholders' Equity (Net Capital Deficiency)...F-5

   Consolidated Statements of Cash Flows.....................................F-7

   Notes to Consolidated Financial Statements................................F-9

                REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS




The Board of Directors and Stockholders
Titan Pharmaceuticals, Inc.

     We have audited the accompanying consolidated balance sheets of Titan Pharmaceuticals, Inc. (a development stage company) as of December 31, 1994 and 1995, and the related consolidated statements of operations, stockholders' equity (net capital deficiency), and cash flows for the years ended December 31, 1994 and 1995 and the period from commencement of operations (July 25, 1991) to December 31, 1995 (not separately presented herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Titan Pharmaceuticals, Inc. (a development stage company) at December 31, 1994 and 1995, and the consolidated results of its operations and its cash flows for the years ended December 31, 1994 and 1995 and the period from commencement of operations (July 25, 1991) to December 31, 1995 (not separately presented herein) in conformity with generally accepted accounting principles.





                                             ERNST & YOUNG LLP





Palo Alto, California
February 23, 1996

                           TITAN PHARMACEUTICALS, INC.
                          (a development stage company)
                           CONSOLIDATED BALANCE SHEET

                                                                                      December 31,
                                                                             ----------------------------      June 30,
                                                                                 1994            1995            1996
                                                                             ------------    ------------    ------------
                                                                                                               (unaudited)
Assets
Current Assets
  Cash and cash equivalents                                                  $  1,346,444    $    947,805    $     67,032
  Short-term investments                                                                                        6,311,501
  Prepaid sponsored research                                                       76,844            --              --
  Prepaid expenses and other current assets                                        34,652          40,071          78,973
  Receivable from Ansan, Inc.                                                        --            57,791          82,451
                                                                             ------------    ------------    ------------
    Total current assets                                                        1,457,940       1,045,667       6,539,957
Furniture and equipment, net                                                    1,156,337         848,852         756,980
Deferred stock offering costs                                                        --           522,299          27,483
Deferred financing costs                                                          283,564         600,183         119,474
Investment in Ansan, Inc.                                                            --         1,589,826       1,234,337
Other assets                                                                      170,887         125,344         153,452
                                                                             ------------    ------------    ------------
                                                                             $  3,068,728    $  4,732,171    $  8,831,683
                                                                             ============    ============    ============

Liabilities and Stockholders' Equity (Net Capital Deficiency)
Current liabilities:
  Accounts payable                                                           $     19,642    $    714,896    $    781,876
  Notes payable by Ingenex, Inc. - bridge financing                                  --         1,500,000            --
  Notes payable by Titan Pharmaceuticals, Inc. - bridge                              --         2,800,000            --
  financing
  Notes and advances payable to related parties                                 1,200,000            --              --
  Accrued legal fees                                                              323,477         691,368            --
  Accrued sponsored research                                                      767,604         304,202          59,065
  Other accrued liabilities                                                       298,352         546,057         357,911
  Current portion of capital lease obligation                                     172,981         226,709         245,325
  Current portion of technology financing - Ingenex, Inc.                            --           494,107         531,030
                                                                             ------------    ------------    ------------
    Total current liabilities                                                   3,682,056       7,277,339       1,975,207
Noncurrent portion of capital lease obligation                                  1,010,512         747,142         619,639
Noncurrent portion of technology financing - Ingenex, Inc.                           --         1,289,313       1,014,235
Commitments
Minority interest - Series B preferred stock of Ingenex, Inc.                   1,241,032       1,241,032       1,241,032
Stockholders' Equity (net capital deficiency)
  Preferred stock, $0.001 par value per share;
  30,000,000  shares authorized at December 31, 1994 and 1995
  (5,000,000  at June  30,  1996)  issuable  in  series:
  Series  A; 3,885,571 shares designated, 3,278,069 shares issued and  outstanding at December 31, 1994 and 3,534,199  shares issued and outstanding at December 31, 1995, none at June 30, 1996;
    liquidation preference of $20,740,571 at December 31, 1995                 16,457,649      17,763,978            --
  Series B;  2,440,513  shares  designated,  none issued
    or outstanding at December 31, 1994,  244,043 shares issued and  outstanding at December 31, 1995; none at June 30, 1996
    liquidation preference of $1,650,000 at December  31, 1995                       --         1,143,794            --
  Common stock, $0.001 par value per share; 50,000,000 shares authorized at December 31, 1994 and 1995 (30,000,000 at
    June 30, 1996); 1,408,519 shares, 1,548,519 shares, and
    10,766,179 shares issued and outstanding at December 31, 1994
    and 1995 and June 30, 1996, respectively                                       59,476         745,476      35,513,836
  Additional paid-in capital                                                      168,805       6,186,353       6,186,353
  Deferred compensation                                                              --          (418,000)       (374,000)
  Deficit accumulated during the development stage                            (19,550,802)    (31,244,256)    (37,344,619)
                                                                             ------------    ------------    ------------
    Total stockholders' equity (net capital deficiency)                        (2,864,872)     (5,822,655)      3,981,570
                                                                             ------------    ------------    ------------
                                                                             $  3,068,728    $  4,732,171    $  8,831,683
                                                                             ============    ============    ============

                           TITAN PHARMACEUTICALS, INC.
                          (a development stage company)
                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                                                                       Period from
                                                                                                       Commencement
                                             Year ended December 31,      Six Months Ended June 30,   of Operations
                                             -----------------------      -------------------------  (July 25, 1991) to
                                             1994            1995            1995            1996      June 30, 1996
                                        -------------   -------------   -------------   -------------  -------------
                                                                         (unaudited)     (unaudited)    (unaudited)
Grant revenue                           $       --      $    139,522    $     89,881    $     49,705    $    189,227

 Costs and expenses:

  Research and development                10,601,726       5,201,507       3,544,459       2,349,988      24,363,609
  Acquired in-process research
    and development                            --           686,000            --                            686,000
  General and administrative               2,503,903       3,657,900       2,130,920       1,975,986       8,540,368
                                        ------------    ------------    ------------    ------------    ------------
      Total costs and expenses            13,105,629       9,545,407       5,675,379       4,325,974      33,589,977
                                        ------------    ------------    ------------    ------------    ------------
      Loss from operations               (13,105,629)     (9,405,885)     (5,585,498)     (4,276,269)    (33,400,750)


 Other income (expense):
      Equity in loss of Ansan, Inc.             --          (457,114)           --          (355,489)       (812,603)
      Interest income                        201,322          67,868          34,010         339,748         794,506
      Interest expense                       (97,134)     (1,899,148)       (326,452)     (1,818,206)     (3,970,544)
                                        ------------    ------------    ------------    ------------    ------------
      Other income (expense) - net           104,188      (2,288,394)       (292,442)     (1,833,947)     (3,988,641)
                                        ------------    ------------    ------------    ------------    ------------
      Loss before minority interest      (13,001,441)    (11,694,279)     (5,877,940)     (6,110,216)    (37,389,391)

      Minority interest in losses of
      subsidiaries                            27,266             825            --             9,853          44,772
                                        ------------    ------------    ------------    ------------    ------------
        Net loss                        $(12,974,175)   $(11,693,454)   $ (5,877,940)   $ (6,100,363)   $(37,344,619)
                                        ============    ============    ============    ============    ============

Pro forma net loss per share            $      (1.86)   $      (1.54)   $      (0.81)
                                        ============    ============    ============

Shares used in computing proforma net
loss per share                             6,993,003       7,617,470       7,229,183
                                        ============    ============    ============

Net loss per share                                                                      $      (1.18)
                                                                                        ============
Shares used in computing net loss per share                                                9,791,050
                                                                                        ============

                           TITAN PHARMACEUTICALS, INC.
                          (a development stage company)
     CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (Net Capital Deficiency)




                                                         Series A             Series B                    Common Stock
                                                      Preferred Stock     Preferred Stock          Class A           Class B
                                                      ---------------     ---------------          -------            -------
                                                    Shares      Amount    Shares  Amount    Shares      Amount   Shares   Amount
                                                    ------      ------    ------  ------    ------      ------   ------   ------
Net loss-Commencement of
operations (July 25, 1991)
to December 31, 1992                                  --    $     --        --       $--         --    $  --          --     $ --
Issuance of shares of Class A
common stock for cash to founders
and investors in February 1993 for
$0.005 per share                                      --          --        --        --      998,367    5,853        --       --
Issuance of shares of Class B common
stock for cash to an employee in
February 1993 for $0.005 per share                    --          --        --        --         --       --        95,951     563
Issuance of Class A common stock
for cash to investors in March 1993
for $0.297 per share, net of issuance
costs of $1,503                                       --          --        --        --      184,994   52,722        --       --
Grant of shares of Class A common
stock to an employee in June 1993 at
$0.005 per share                                      --          --        --        --       42,645      250        --       --
Issuance of shares of Series A Preferred
stock for cash to investors in
November 1993 for $5.868 per share,
net of issuance costs of $2,759,851              3,278,069  16,457,649      --        --         --       --          --       --
Conversion of shares of Class B common
stock into shares of Class A common
stock                                                 --          --        --        --      167,587      563     (95,951)   (563)
Forgiveness of notes payable
to stockholder                                        --          --        --        --         --       --          --       --
Net loss - Year ended December 31, 1993               --          --        --        --         --       --          --       --
                                                 ---------   ---------    -----     -----   ---------   ------      -----     -----
Balances at December 31, 1993                    3,278,069  16,457,649      --        --    1,393,593   59,388        --       --

Issuance of shares of Class A common
stock for cash to a consultant in April 1994
for $0.005 per share                                  --          --        --        --       14,926       88        --       --
Increase in paid-in capital from issuance
of common stock by Ingenex, Inc.                      --          --        --        --         --       --          --       --
Net loss - Year ended December  31, 1994
                                                 ---------   ---------    -----     -----   ---------   ------      -----     -----
Balances at December 31, 1994                    3,278,069   6,457,649      --        --    1,408,519   59,476        --       --

                                                                              Deficit          Total
                                                                            Accumulated     Stockholders'
                                                Additional                  During the         Equity
                                                 Paid-In    Deferred        Development     (Net Capital
                                                 Capital   Compensation        Stage          Deficiency)
                                                 -------   ------------     -----------     --------------
Net loss-Commencement of
operations (July 25, 1991)
to December 31, 1992                               $--        $--          $  (819,331)         $ (819,331)
Issuance of shares of Class A
common stock for cash to founders
and investors in February 1993 for
$0.005 per share                                    --         --               --                   5,853
Issuance of shares of Class B common
stock for cash to an employee in
February 1993 for $0.005 per share                  --         --               --                     563
Issuance of Class A common stock
for cash to investors in March 1993
for $0.297 per share, net of issuance
costs of $1,503                                     --         --               --                  52,722
Grant of shares of Class A common
stock to an employee in June 1993 at
$0.005 per share                                    --         --               --                     250
Issuance of shares of Series A Preferred
stock for cash to investors in
November 1993 for $5.868 per share,
net of issuance costs of $2,759,851                 --         --               --              16,457,649
Conversion of shares of Class B common
stock into shares of Class A common
stock                                               --         --               --                 --
Forgiveness of notes payable
to stockholder                                    40,000       --               --                  40,000
Net loss - Year ended December 31, 1993             --         --           (5,757,296)         (5,757,296)
                                                 -------    -------         -----------         ----------
Balances at December 31, 1993                     40,000       --           (6,576,627)          9,980,410

Issuance of shares of Class A common
stock for cash to a consultant in April 1994
for $0.005 per share                                --         --               --                      88
Increase in paid-in capital from issuance
of common stock by Ingenex, Inc.                 128,805       --               --                 128,805
Net loss - Year ended December  31, 1994            --         --           (12,974,175)       (12,974,175)
                                                 -------    -------         -----------         ----------
Balances at December 31, 1994                    168,805       --           (19,550,802)        (2,864,872)

                                      F-5

                           TITAN PHARMACEUTICALS, INC.
                          (a development stage company)
     CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (Net Capital Deficiency)

                                                            Series A                         Series B
                                                        Preferred Stock                   Preferred Stock
                                                   ---------------------------     ----------------------------
                                                      Shares         Amount           Shares          Amount
                                                   ------------   ------------     ------------    ------------
Issuance of Series B preferred stock in
 February 1995 for cash at $6.761 per share,
 net of issuance costs of $506,206                         --              --           244,043       1,143,794
Increase in paid-in capital from issuance
 of warrants by Ingenex, Inc. in connection
 with bridge financing                                     --              --              --              --
Increase in paid-in capital from issuance
 of warrants by Titan Pharmaceuticals, Inc.
 in connection with bridge financing                       --              --              --              --
Conversion of notes payable to related
 parties and accrued interest into shares of
 Series A preferred stock                               256,130       1,306,329            --              --
Increase in paid-in capital from issuance
 of common stock by Ansan, Inc.                            --              --              --              --
Deferred compensation related to grant of
 stock options, net of amortization                        --              --              --              --
Issuance of Class A common stock to
 acquire minority interest of Theracell                    --              --              --              --
Net loss - Year ended December 31, 1995                    --              --              --              --
                                                   ------------   ------------     ------------    ------------
Balances at December 31, 1995                         3,534,199      17,763,978         244,043       1,143,794
Conversion of Preferred stock to common in
 January 1996                                        (3,534,199)    (17,763,978)       (244,043)     (1,143,794)
Issuance of common stock in initial
 public offering in January 1996 (unaudited)
 net of issuance costs of $2,309,643 (unaudited)           --              --              --              --
Issuance of common stock in
 overallotment in February 1996 (unaudited)                --              --              --              --
Issuance of common stock upon exercise
 of stock option grants in April through
 June 1996 (unaudited)                                     --              --              --              --
Net loss-six months ended June 30, 1996
 (unaudited)                                               --              --              --              --
                                                   ------------   ------------     ------------    ------------
Balances at June 30, 1996                                  --     $        --              --      $       --
                                                   ============   ============     ============    ============

                                                                           Common Stock
                                                   ------------------------------------------------------------
                                                             Class A                         Class B
                                                   ---------------------------     ----------------------------
                                                      Shares         Amount           Shares          Amount
                                                   ------------   ------------     ------------    ------------
Issuance of Series B preferred stock in
 February 1995 for cash at $6.761 per share,
 net of issuance costs of $506,206                         --              --              --              --
Increase in paid-in capital from issuance
 of warrants by Ingenex, Inc. in connection
 with bridge financing                                     --              --              --              --
Increase in paid-in capital from issuance
 of warrants by Titan Pharmaceuticals, Inc.
 in connection with bridge financing                       --              --              --              --
Conversion of notes payable to related
 parties and accrued interest into shares of
 Series A preferred stock                                  --              --              --              --
Increase in paid-in capital from issuance
 of common stock by Ansan, Inc.                            --              --              --              --
Deferred compensation related to grant of
 stock options, net of amortization                        --              --              --              --
Issuance of Class A common stock to
 acquire minority interest of Theracell                 140,000        686,000             --              --
Net loss - Year ended December 31, 1995                    --              --              --              --
                                                   ------------   ------------     ------------    ------------
Balances at December 31, 1995                         1,548,519        745,476             --              --
Conversion of Preferred stock to common in
 January 1996                                         5,521,140     18,907,772             --              --
Issuance of common stock in initial
 public offering in January  and February 1996
 net of issuance costs of $2,309,643 (unaudited)      3,680,000     15,850,357             --              --
Issuance of common stock upon exercise
 of stock option grants in April through
 June 1996 (unaudited)                                   16,520         10,231             --              --
Net loss-six months ended June 30, 1996
 (unaudited)                                               --              --              --              --
                                                   ------------   ------------     ------------    ------------
Balances at June 30, 1996                            10,766,179   $ 35,513,836             --      $       --
                                                   ============   ============     ============    ============

                                                                                     Deficit          Total
                                                                                   Accumulated     Stockholders'
                                                    Additional                     During the         Equity
                                                     Paid-In        Deferred       Development     (Net Capital
                                                     Capital      Compensation        Stage         Deficiency)
                                                   ------------   ------------     ------------    ------------
Issuance of Series B preferred stock in
 February 1995 for cash at $6.761 per share,
 net of issuance costs of $506,206                         --             --               --         1,143,794
Increase in paid-in capital from issuance
 of warrants by Ingenex, Inc. in connection
 with bridge financing                                  600,000           --               --           600,000
Increase in paid-in capital from issuance
 of warrants by Titan Pharmaceuticals, Inc.
 in connection with bridge financing                  1,200,000           --               --         1,200,000
Conversion of notes payable to related
 parties and accrued interest into shares of
 Series A preferred stock                                  --             --               --         1,306,329
Increase in paid-in capital from issuance
 of common stock by Ansan, Inc.                       3,777,548           --               --         3,777,548
Deferred compensation related to grant of
 stock options, net of amortization                     440,000       (418,000)            --            22,000
Issuance of Class A common stock to
 acquire minority interest of Theracell                    --             --               --           686,000
Net loss - Year ended December 31, 1995                    --             --        (11,693,454)    (11,693,454)
                                                   ------------   ------------     ------------    ------------
Balances at December 31, 1995                         6,186,353       (418,000)     (31,244,256)     (5,822,655)
Conversion of Preferred stock to common in
 January 1996                                              --             --               --              --
Issuance of common stock in initial
 public offering in January and February 1996
 net of issuance costs of $2,309,643 (unaudited)           --             --               --        15,850,357
Issuance of common stock upon exercise
 of stock option grants in April through
 June 1996 (unaudited)                                     --             --               --            10,231
Net loss-six months ended June 30, 1996
 (unaudited)                                               --             --         (6,100,363)     (6,100,363)
                                                   ------------   ------------     ------------    ------------
Balances at June 30, 1996                          $  6,186,353   $   (374,000)    $(37,344,619)   $  3,981,570
                                                   ============   ============     ============    ============

                                                     TITAN PHARMACEUTICALS, INC.
                                                    (a development stage company)
                                                CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                                                      Period from
                                                                                                                    Commencement of
                                                       Years ended December 31,        Six Months Ended June 30,    Operations (July
                                                       ------------------------        -------------------------      25, 1991) to
                                                         1994            1995            1995            1996        June 30, 1996
                                                     ------------    ------------    ------------    ------------    -------------
Cash flows from operating activities
Net loss                                             $(12,974,175)   $(11,693,454)   $ (5,877,940)   $ (6,100,363)   $(37,344,619)
Adjustments to reconcile net loss to
  net cash used in operating activities:
  Depreciation and amortization                           201,014         328,611         198,025         222,417         789,142
  Loss on disposal of assets                                 --             8,947           6,212             227           9,174
  Accretion of discount on indebebtedness                    --           883,333         119,047       1,407,579       2,290,912
  Equity in loss of Ansan, Inc.                              --           457,114            --           355,489         812,603
  Minority interest                                       (27,266)           (825)           --            (9,853)        (44,772)
  Grant of common stock to employee                          --              --              --              --               250
  Issuance of common stock to acquire
   minority interest of Theracell, Inc.                      --           686,000            --              --           686,000
  Changes in operating assets and liabilities:
   Prepaid sponsored research                             198,794          76,844          24,413            --              --
   Prepaid expenses and other current assets              (34,652)         (5,419)         22,581         (38,902)        (78,973)
   Receivable - Ansan, Inc.                                  --           (57,791)           --           (24,660)        (82,451)
   Other assets                                           (32,311)         45,543          14,323         (28,108)       (158,417)
   Note receivable from employee                          150,000            --              --              --              --
   Accounts payable                                       (93,542)         29,444        (123,627)         66,980       1,016,066
   Accrued legal fees                                     210,994         367,891         (26,977)       (691,368)           --
   Accrued sponsored research                             529,144        (364,320)       (156,954)       (245,137)        158,147
   Other accrued liabilities                               36,338         639,039         646,866        (188,146)        749,245
                                                     ------------    ------------    ------------    ------------    ------------
Net cash used in operating activities                 (11,835,662)     (8,599,043)     (5,154,031)     (5,273,845)    (31,197,693)
                                                     ============    ============    ============    ============    ============

Cash flows from investing activities
 Purchase of furniture and equipment                     (136,044)         (8,073)         (7,189)        (63,641)       (865,964)
 Purchases of short-term investments                         --              --              --       (10,261,502)    (34,193,995)
 Proceeds from sales of short-term investments          8,932,411            --              --         3,950,000      27,882,493
 Effect of deconsolidation of Ansan, V                       --          (135,934)           --              --          (135,934)
                                                     ------------    ------------    ------------    ------------    ------------
Net cash provided by (used in) investing activities     8,796,367        (144,007)         (7,189)     (6,375,143)     (7,313,400)
                                                     ============    ============    ============    ============    ============

Cash flows from financing activities
 Issuance of common stock                                      88            --              --        16,357,887      16,417,113
 Deferred Offering Costs                                     --          (522,299)       (361,747)         (2,483)       (524,782)
 Deferred financing costs                                (283,564)       (526,684)        (96,303)           --          (810,248)
 Issuance of preferred stock                                 --         1,143,794       1,143,794            --        17,601,443
 Proceeds from notes payable                                 --              --              --              --           465,000
 Repayment of notes payable                                  --              --              --              --          (425,000)
 Proceeds from notes and advances
  payable to related parties                                 --              --              --              --         2,216,500
 Repayment of notes payable to
  related parties                                            --              --              --              --        (1,016,500)
 Proceeds for Ansan bridge financing                    1,425,000       1,425,000            --         1,425,000
 Proceeds from Titan and Ingenex bridge financing       5,250,000       1,500,000            --         5,250,000
 Repayment of Titan and Ingenex                              --        (5,250,000)     (5,250,000)
 Proceeds from capital lease bridge financing             658,206            --              --              --           658,206
 Payments of principal under capital lease obligation     (69,949)       (209,642)       (109,016)       (108,887)       (388,478)
 Proceeds from Ingenex, Inc. technology financing            --         2,000,000       2,000,000            --         2,000,000
 Principal payments on Ingenex, Inc.
  technology financing                                       --          (216,580)        (29,624)       (238,155)       (454,735)
 Increase in minority interest from issuances of
  preferred stock by Ingenex, Inc.                      1,241,032            --              --              --         1,241,032
 Issuance of common stock by subsidiaries                 156,071             822            --             9,853         173,574
                                                     ------------    ------------    ------------    ------------    ------------
Net cash provided by financing activities               1,701,884       8,344,411       5,472,104      10,768,215      38,578,125
                                                     ============    ============    ============    ============    ============

                                                     TITAN PHARMACEUTICALS, INC.
                                                    (a development stage company)
                                                CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                                                      Period from
                                                                                                                    Commencement of
                                                       Years ended December 31,         Six Months Ended June 30,   Operations (July
                                                     ----------------------------      ----------------------------     25, 1991) to
                                                         1994            1995             1995             1996      June 30, 1996
                                                     -----------      -----------      -----------      -----------  ---------------
Net increase (decrease) in cash and cash
 equivalents                                          (1,337,411)        (398,639)         310,884         (880,773)        67,032
Cash and cash equivalents at beginning of period       2,683,855        1,346,444        1,346,444          947,805           --
                                                     -----------      -----------      -----------      -----------    -----------
Cash and cash equivalents at end of period           $ 1,346,444      $   947,805      $ 1,657,328      $    67,032    $    67,032
                                                     ===========      ===========      ===========      ===========    ===========

Supplemental cash flow disclosure
 Interest paid                                       $    81,317      $   370,864      $   180,361      $   387,497    $   995,734
                                                     ===========      ===========      ===========      ===========    ===========
Conversion of notes payable to related parties and
  accrued interest into Series A preferred stock     $      --        $(1,306,329)     $(1,306,329)     $      --      $(1,306,329)
                                                     ===========      ===========      ===========      ===========    ===========
 Acquisition of furniture and equipment pursuant to
  capital lease                                      $   595,236      $      --        $      --        $      --      $   595,236
                                                     ===========      ===========      ===========      ===========    ===========

                                                                F-8

                           Titan Pharmaceuticals, Inc.
                          (a development stage company)
                   Notes to Consolidated Financial Statements
                    (Information at June 30, 1996 and for the
               six-month period ended June 30, 1996 is unaudited)


1.  Organization and Summary of Significant Accounting Policies

The Company and its Several Development Stage Subsidiaries

     Titan Pharmaceuticals, Inc. (the "Company" individually or with its consolidated subsidiaries, as the sense requires) was incorporated in February 1992 in the State of Delaware. It is the holding company for several development stage biotechnology companies ("the Operating Companies"). The development stage companies, which rely significantly on third parties to conduct sponsored research, are Ansan, Inc. ("Ansan"), Ingenex, Inc. ("Ingenex"), Theracell, Inc. ("Theracell"), and ProNeura, Inc. ("ProNeura") and Trilex, Inc. ("Trilex," formed in May 1996), each of which continues in operation, and Geneic Sciences, Inc. ("Geneic"), which ceased operation in September 1995.

     Ansan, Inc.

     Ansan was incorporated in November 1992 to engage in the development of novel analogs of butyric acid for the treatment of cancer and other disorders characterized by abnormal cellular growth and differentiation. It was a majority-owned consolidated subsidiary until August 1995. In August 1995, Ansan completed an initial public offering of its securities. Such offering reduced the Company's ownership in Ansan from approximately 95% to approximately 44%. Since August 1995, the Company has accounted for its investment in Ansan using the equity method. Concurrent with the Ansan public offering, Ansan granted the Company a one-year option to purchase up to 400,000 shares of Ansan common stock with an exercise price of $6.00 per share. In July 1996, Ansan extended the option through September 8, 1996, in order to allow the Company and Ansan an opportunity to renegotiate the terms of the option. The Company and Ansan are presently negotiating to extend this option. Should the Company exercise its option in full, it may again hold a majority interest in Ansan.

     In connection with the Ansan offering, of the 1,212,654 shares of Ansan that Titan owns, 346,472 shares have been placed in escrow. The escrow shares are not transferable or assignable but may be voted. The escrow shares will be released from escrow if, and only if, Ansan satisfies certain earnings or share price criteria. If the conditions are not met by March 31, 2000, the escrow shares will be canceled and contributed to Ansan's capital.

     Ingenex, Inc.

     Ingenex was incorporated in July 1991 and reincorporated in June 1992. It is engaged in the development of gene-based therapeutics and the discovery of medically important genes for the treatment of cancer and viral diseases. In September 1994, Ingenex issued shares of its Series B convertible preferred stock to a third party for $1,241,032, net of issuance costs. This transaction reduced the Company's ownership of Ingenex from approximately 82% in the second quarter of fiscal 1994 to approximately 61% at December 31, 1994 (or from approximately 94% to approximately 72% if conversion of all Ingenex preferred stock is assumed). See Note 5 as to bridge notes due December 31, 1995 in the principal amount of $1,500,000, which Ingenex did not repay by that date. In June 1996, Ingenex issued 981,818 shares of common stock to the Company, converting $5,400,000 of debt payable to the Company to equity. At June 30, 1996, the Company owned 81% of Ingenex.

     Theracell, Inc.

     Theracell was incorporated in November 1992 to engage in the development of novel treatments for various neurologic disorders through the transplantation of neural cells and neuron-like cells directly into the brain. The Company's ownership in Theracell was 85% through November 1995, at which time the Company entered into an agreement with the minority stockholders of Theracell pursuant to which 140,000 shares of the Company's stock were issued in exchange for all the outstanding shares of Theracell common stock held by them. In connection with the issuance of the 140,000 shares, the Company recorded a charge for acquired in-process research and development of $686,000. In November 1995, the former minority stockholders of Theracell were granted an option to acquire 5% of the issued and outstanding capital stock of Theracell. These options can be exercised at a price of $1.59 per share within a period of three (3) years from January 18, 1996. Commencing thirty (30) days after the date Theracell's shares are first publicly traded, the Theracell options

                           Titan Pharmaceuticals, Inc.
                          (a development stage company)
                   Notes to Consolidated Financial Statements
                    (Information at June 30, 1996 and for the
               six-month period ended June 30, 1996 is unaudited)


may be subject to  redemption  under  certain  conditions by Theracell on thirty
(30) days' written notice at a redemption price of $0.05 per share if the "Closing Price"(as defined therein) of Theracell's common stock for any thirty
(30) consecutive trading days ending within fifteen (15) days of the notice of redemption averages in excess of $3.18 per share. At June 30, 1996, the Company owned 99% of Theracell.

     ProNeura, Inc.

     ProNeura was incorporated in October 1995 to engage in the development of cost effective, long term treatment solutions to neurological and psychiatric disorders through an implantive drug delivery system. At December 31, 1995 and June 30, 1996, the Company owned 79% of ProNeura.

     Trilex, Inc.

     Trilex was incorporated in May 1996 to engage in research and development of cancer therapeutic vaccines utilizing anti-idiotypic antibody technology. At June 30, 1996, the Company owned 100% of Trilex.

     Geneic Sciences, Inc.

     Geneic had conducted research and development activities pursuant to sponsored research and licensing agreements with a university, which was a minority stockholder of Geneic. In September 1995 the Company and the university terminated the agreements, at which time all rights in the technology licensed from the university reverted to the university and the minority interest in Geneic held by the university was contributed to the capital of Geneic. Geneic ceased operations at such time.

Initial Public Offering

     In January 1996, the Company completed its initial public offering ("IPO") of 3,200,000 units (consisting of one share of common stock and one redeemable warrant to acquire one share of common stock - see Note 7) resulting in net proceeds of approximately $14.4 million ($16.6 million after exercise of the underwriter's overallotment option as to 480,000 units in February 1996). In connection with the IPO, the underwriter was granted an option to acquire 320,000 additional units at a price of $6.50 per unit.

Basis of Presentation

     The accompanying consolidated financial statements include the accounts of the Company and the majority owned Operating Companies. Ansan was consolidated until its initial public offering in August 1995. All significant intercompany transactions and accounts have been eliminated in consolidation. The financial statements of the Company include the results of Ingenex from the date Ingenex was incorporated (July 25, 1991), as the entities were under common control.

     The activities of the Company have primarily consisted of establishing offices and research facilities, recruiting personnel, conducting research and development, performing business and financial planning and raising capital. Accordingly, the Company is considered to be in the development stage and expects to incur increasing losses and require additional financial resources to achieve commercialization of its products.

   The Company anticipates working on a number of long-term development projects which will involve experimental and unproven technologies. The projects may require many years and substantial expenditures prior to commercialization. Therefore, the Company will need to obtain additional funds from the issuance of equity or debt securities, from corporate partners, or from other sources to continue its research and development activities, fund operating expenses, pursue regulatory approvals and build production, sales and marketing capabilities, as necessary. While the Company believes that the proceeds of the IPO and the

                           Titan Pharmaceuticals, Inc.
                          (a development stage company)
                   Notes to Consolidated Financial Statements
                    (Information at June 30, 1996 and for the
               six-month period ended June 30, 1996 is unaudited)


Private Placement (see Note 11) will be sufficient to sustain its planned operations through at least December 31, 1997, thereafter the Company will be required to seek addition financing to continue its activities beyond the near term, but there can be no assurance that the Company will be able to obtain additional funds.

     The Company effected a 0.461308687-for-one reverse stock split in February 1995, and a 0.36977472-for-one reverse stock split in November 1995. The reverse stock splits covered each class and series of the Company's stock, options and warrants outstanding. The accompanying financial statements have been adjusted to retroactively reflect the stock splits for all periods presented.

     The interim financial statements at June 30, 1996 and for the six month periods ended June 30, 1995 and 1996 are unaudited but include, in the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation. Results of any interim period are not necessarily indicative of results for the full fiscal year.

Cash, Cash Equivalents and Short-Term Investments

     The Company considers all highly liquid investments with a maturity from the date of purchase of 90 days or less to be cash equivalents. At December 31, 1994 and 1995, the Company had $1,089,525 and $855,114 respectively, in money market mutual funds which invest in various U.S. government securities including Treasury bills, notes and bonds. The funds seek to maintain a constant $1 net asset value per share. These amounts are included in cash and cash equivalents.

     At June 30, 1996, short term investments is comprised of auction market preferred funds and money market funds. Such investments are carried at cost, which approximates their fair value.

     The Company's investment policy is to maintain liquidity and ensure safety of principal.

Furniture and Equipment

     Furniture and equipment is stated at cost and is depreciated using the straight-line method over the estimated useful lives of the assets ranging from three to five years. Assets under capital leases are amortized over the shorter of the lease term or life of the asset.

Revenue

     Revenue consists of revenue from government grants which support the Company's research effort in specific research projects. These grants generally provide for reimbursement of approved costs incurred as defined in the various agreements.

Sponsored Research

     Research and development expenses under sponsored research arrangements are recognized as the related services are performed, generally ratably over the period of service. Payments for license fees are expensed when paid.

Stock-based Compensation

     The Company recognizes no compensation expense for stock options granted unless the grant price is less than the fair value at the date of grant.

     The Company recorded $440,000 in deferred compensation for the difference between the grant price and the deemed fair value of the Company's common stock for certain options granted in the 12-month period prior to the IPO. The deferred compensation is being amortized to expense over the vesting period of the options, generally five years.

                           Titan Pharmaceuticals, Inc.
                          (a development stage company)
                   Notes to Consolidated Financial Statements
                    (Information at June 30, 1996 and for the
               six-month period ended June 30, 1996 is unaudited)

Per Share Data

     For purposes of computing per share data for the six months ended June 30, 1996, the net loss has been increased by a $5,431,871 deemed dividend (see Note
7). Except as noted below, per share data is computed using the weighted average number of common shares outstanding. Common equivalent shares are excluded from the computation as their effect is antidilutive, except that, pursuant to the Securities and Exchange Commission ("SEC") Staff Accounting Bulletins, common and common equivalent shares (stock options, warrants and preferred stock) issued during the period commencing 12 months prior to the initial filing of the IPO at prices below the assumed public offering price have been included in the calculation as if they were outstanding for all periods through December 31, 1995 (using the treasury stock method for stock options and warrants and the if-converted method for preferred stock).

     Per share information calculated on the above noted basis is as follows:

                                                     Year ended December 31,
                                                     -----------------------
                                                       1994           1995
                                                       ----           ----
Net loss per share                                  $    (5.64)   $    (5.03)
                                                    ==========    ==========
Shares used in computing net loss per share         $2,302,048    $2,323,885
                                                    ==========    ==========


     Pro forma loss per share has been computed as described above and also gives effect, pursuant to SEC policy, to common equivalent shares from convertible preferred stock issued more than 12 months from the proposed initial public offering that automatically converted upon completion of the Company's initial public offering (using the if-converted method) from the original date of issuance.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                           Titan Pharmaceuticals, Inc.
                          (a development stage company)
                   Notes to Consolidated Financial Statements
                    (Information at June 30, 1996 and for the
               six-month period ended June 30, 1996 is unaudited)


2. Investment in Ansan, Inc.

     Summarized financial information for Ansan, which was a majority-owned consolidated subsidiary until August 1995, at which time it became an equity method investee of the Company, is as follows:



    Financial position at December 31, 1995:

                  Assets:
                    Cash and cash equivalents..............  $   3,854,312
                    Other..................................        126,333
                                                             -------------
                                                                 3,980,645
                  Less liabilities
                    Payable to Company.....................         57,791
                    Other..................................        280,172
                                                             -------------
                                                                   337,963
                                                             -------------

                  Stockholders' equity:
                    Common stock-- 2,786,798 shares issued
                    and outstanding........................     10,678,061
                    Deferred compensation..................       (236,118)
                    Accumulated deficit....................     (6,799,261)
                                                             -------------
                                                             $   3,642,682
                                                             =============

                  Company share
                    1,212,654 shares (approximately 44%)...  $   1,589,826
                                                             =============

                           Titan Pharmaceuticals, Inc.
                          (a development stage company)
                   Notes to Consolidated Financial Statements
                    (Information at June 30, 1996 and for the
               six-month period ended June 30, 1996 is unaudited)


    Operating results and accumulated deficit:

                                                             As consolidated subsidiary              As an equity investee
                                                                     of Company                           of Company
                                                                     ----------                           ----------
                                                                                  Seven months              August
                                                          Year ended                 ended                 through
                                                       December 31, 1994         July 31, 1995           December 1995
                                                       -----------------         -------------           -------------
Cost and expenses
Research and development                                  $ 2,572,915             $   917,290             $   503,472
General and administrative                                    568,344                 719,103                 328,692
                                                          -----------             -----------             -----------

Loss from operations                                       (3,141,259)             (1,636,393)               (832,164)
Interest income (expense), net                                 13,367                (141,168)                211,681
                                                          -----------             -----------             -----------
Net loss                                                   (3,127,892)             (1,777,561)             (1,043,845)
Accumulated deficit
Beginning of period                                          (849,963)             (3,977,855)             (5,755,416)
                                                          -----------             -----------             -----------
End of period                                             $(3,977,855)            $(5,755,416)            $(6,799,261)
                                                          ===========             ===========             ===========

Company company's share of net loss:
As consolidated subsidiary                                $(3,127,892)            $(1,777,561)
                                                          ===========             ===========
As equity investee (approximately 44%)                                                                    $  (457,114)
                                                                                                          ===========

Changes in capital stock:
                                                                               Company's            Investment
                                                                              Investment            by Others               Total
                                                                              ----------            ---------               -----

Inception through December 31, 1994
  and July 31, 1995 ...............................................          $ 2,473,556           $   447,891           $ 2,921,447
    Shares ........................................................              860,097                60,510               920,607
    Percent .......................................................                   93%                    7%

August 1995 contribution of
  indebtedness to capital .........................................            1,551,252                  --               1,551,252
  Shares ..........................................................              352,557                  --                 352,557

Initial public offering in August 1995 ............................                 --               6,199,251             6,199,251
  Shares ..........................................................                 --               1,495,000             1,495,000
Amortization of deferred compensation on options
  issued below market prior to offering ...........................                6,111                 7,778                13,889
                                                                             -----------           -----------           -----------

At December 31, 1995 ..............................................          $ 4,030,919           $ 6,410,820           $10,678,061
                                                                             ===========           ===========           ===========
  Shares ..........................................................            1,212,654             1,555,510             2,768,164
                                                                             ===========           ===========           ===========
  Percent .........................................................                   44%                   56%


                           Titan Pharmaceuticals, Inc.
                          (a development stage company)
                   Notes to Consolidated Financial Statements
                    (Information at June 30, 1996 and for the
               six-month period ended June 30, 1996 is unaudited)


Company's investment at December 31, 1995:

Through July 1995 as a consolidated subsidiary
  Contributed capital...........................................   $  2,473,556
  Less accumulated losses.......................................     (5,755,416)
                                                                   -------------
                                                                     (3,281,860)
As an equity investee after July 1995
  Contribution of indebtedness to capital.......................      1,551,252
  Adjustment for equitable share of initial public offering.....      3,777,548
  Less 44% of losses August through December 1995...............       (457,114)
                                                                   -------------
                                                                   $  1,589,826
                                                                   ============

     The units sold by Ansan in its initial public offering consisted of one share of common stock, one redeemable Class A warrant and one redeemable Class B warrant. These securities are separately but thinly traded. The Company's investment in Ansan consists solely of shares of common stock. As of December 31, 1995, the closing bid price on Ansan's common stock was $2.75 per share. Based on this closing bid price, the fair market value of the Company's investment in Ansan's common stock on December 31, 1995 would approximate $ 3,334,000. As of June 30, 1996, the closing bid price was $4.00 per share. Based on this closing bid price, the fair market value of the Company's investment in Ansan would approximate $4,851,000.

3.  Furniture and Equipment

     Furniture and equipment consists of the following at December 31:

                                                   1994               1995
                                                ----------        ----------
Furniture and office equipment .............    $  137,971        $  136,366
Laboratory equipment .......................     1,066,651         1,062,302
Computer equipment .........................       184,864           189,179
                                                ----------        ----------
                                                 1,389,486         1,387,847
Less accumulated depreciation
  and amortization .........................      (233,149)         (538,995)
                                                ----------        ----------
       Furniture and equipment, net ........    $1,156,337        $  848,852
                                                ==========        ==========

     Depreciation expense was $201,014 and $306,611 for the years ended December 31, 1994 and 1995, respectively.

4.  Sponsored Research and License Agreements

     The Operating Companies have entered into various agreements with research institutions, universities, and other entities for the performance of research and development activities and for the acquisition of licenses related to those activities. Expenses under these agreements totaled $4,758,159 and $1,024,283 in the years ended December 31, 1994 and 1995, respectively.

     At December 31, 1995, the aggregate commitments the Company has under these agreements, including minimum license payments, are as follows:

               1996.....................................    $  589,040
               1997.....................................       328,500
               1998.....................................       165,500
                                                            ----------
                                                            $1,083,040
                                                            ==========

                           Titan Pharmaceuticals, Inc.
                          (a development stage company)
                   Notes to Consolidated Financial Statements
                    (Information at June 30, 1996 and for the
               six-month period ended June 30, 1996 is unaudited)

     After 1998, the Company must make annual payments aggregating $150,500 per year to maintain certain of their licenses. Certain of the licenses provide for the payment of royalties by the Company on future product sales, if any. In addition, in order to maintain license and other rights during product development, the Company must comply with various conditions including the payment of patent related costs and obtaining additional equity investments by specified dates.

     In May 1996, Trilex signed an exclusive license agreement with the University of Kentucky Research Foundation (the "Kentucky Agreement"). The Kentucky Agreement obligates Trilex to fund research at the University of Kentucky in the amount of $350,000 per year for five years. The Kentucky Agreement also provides for the payment of certain license fees totaling up to a maximum of $470,000 as well as royalties based on net sales of licensed products by Trilex or any sublicensees.

5.  Debt Obligations

Notes and Advances Payable to Related Parties

     In March and April 1993, the Company borrowed $500,000 and $700,000, respectively, from stockholders. The unsecured notes payable had an interest rate of 10% per annum and were payable upon demand. The notes and accrued interest were convertible at the option of the holders into shares of Series A preferred stock at a conversion price of $5.11 per share. Additionally, in connection with these transactions, the stockholders were granted warrants to purchase 23,537 shares of Series A preferred stock at an exercise price of $6.44 per share. Upon the close of the IPO these warrants became exercisable for 33,682 shares of common stock at a price of $4.50 per share. The warrants expire in January 1999. In March 1994, the stockholders gave notice of their intention to convert the notes and $106,329 of accrued interest at December 31, 1993 into 256,130 shares of Series A preferred stock. However, the underlying shares of preferred stock were not issued until June 1995.

     From August through October 1995, entities managed by or affiliated with a director of the Company loaned the Company an aggregate of $250,000. The notes payable bore interest at the rate of 12% per annum and were made payable on the earlier of the closing of an IPO of the Company's common stock or one year from the date of issuance. See "Titan Bridge Financing Notes Payable" below.

Ingenex Technology Financing Agreement

     In January 1995, Ingenex assigned its rights under certain of its technology license agreements to a capital management partnership in exchange for $2,000,000. Ingenex has licensed back the technology for research and development purposes and has agreed to make monthly payments of $25,000 through July 1995 and $60,060 from August 1995 through January 1999. Each payment includes implicit interest at approximately 11.6% per annum. At the end of the payment term, the assigned license rights can be reacquired by Ingenex for $1.00. As part of the financing agreement, the Company issued to the capital management partnership a warrant to purchase 112,375 shares of the Company's Common Stock at a price of $3.56 per share. The warrant expires January 31, 2002. The capital management partnership has agreed to not sell, assign, or transfer any securities of the Company without prior written consent of the Company's underwriter. In addition, it has waived any registration rights for a period of 13 months. Ingenex incurred a finder's fee of $140,000 related to this transaction which has been capitalized as deferred financing costs and is being amortized over 48 months. An additional $45,000 of fees has also been capitalized and is being amortized over 48 months. The Company has guaranteed payment of the loan and has issued finder and director warrants to purchase an aggregate of 7,395 shares of the Company's common stock at an exercise price of $3.25 per share. The warrants expire in January 2002.

                           Titan Pharmaceuticals, Inc.
                          (a development stage company)
                   Notes to Consolidated Financial Statements
                    (Information at June 30, 1996 and for the
               six-month period ended June 30, 1996 is unaudited)

Ingenex Bridge Financing Notes Payable

     In May 1995, Ingenex completed a bridge financing pursuant to which Ingenex issued $1,500,000 principal amount of bridge notes payable and 300,000 bridge warrants. Net proceeds from the bridge financing were approximately $1,305,000 (after expenses of the bridge financing). The bridge notes payable were due, together with interest at the rate of 9% per annum, on the earlier of December 31, 1995 or upon the consummation of an IPO of Ingenex common stock. Ingenex did not complete an initial public offering prior to the December 31, 1995 due date of the bridge notes and was not otherwise able to repay the notes by that date. Therefore Ingenex and the Company negotiated an extension of the bridge notes until February 28, 1996. The bridge notes were subsequently repaid by the Company with proceeds from the IPO in January 1996. The bridge warrants entitle the holders thereof to purchase one share of Ingenex common stock until May 30, 2000 at a price of $2.50 per share. The bridge warrants have been assigned a value of $600,000. This amount was also reflected as a discount on the bridge notes and was accreted as additional financing (interest) expense over the initial term of the notes payable.

Titan Bridge Financing Notes Payable

     In October 1995, the Company completed a bridge financing pursuant to which the Company issued $3,750,000 principal amount of bridge notes payable and 1,875,000 bridge warrants. A bridge warrant entitles the holder to purchase one share of the Company's common stock at a price of $3.00 per share. The warrants expire October 13, 2000. This amount includes the $250,000 for loans to the Company from August through October 1995 (noted above) which were converted, in accordance with the terms of the loans, into $250,000 principal amount of bridge notes payable and 125,000 bridge warrants. Net proceeds from the bridge financing were approximately $3,262,500 (after expenses of the issuance). The bridge notes, together with interest at the rate of 10% per annum, were repaid upon the consummation of the IPO in January 1996. The bridge warrants were assigned a value of $1,200,000. This amount was reflected as a discount on the bridge notes and was accreted as additional financing (interest) expense over the term of the notes until the IPO.

     Expenses of the bridge financing, including $487,500 in commissions, totaled $577,995, which has been capitalized as deferred financing costs. Upon consummation of the IPO, the unamortized portion of the debt discount and the deferred financing costs were written off in January 1996.

Fair Value of Debt Obligations

     The carrying amounts of the Ingenex technology financing and Ingenex bridge financing notes payable approximate fair value, which was estimated using discounted cash flow analysis, based on Ingenex' current incremental borrowing rate for similar types of borrowing arrangements. The carrying amount of the bridge financing notes payable of the Company reflects the unamortized discount. However, the fair value of these instruments at December 31, 1995 would approximate $3.7 million, as they were repaid out of the proceeds of the IPO in January 1996.

6.  Leases

     The Company leases facilities under an operating lease that expires in March 1996. In March 1996, a new lease was signed which expires in April 2000. Rent expense was $600,974 and $550,015 for years ended December 31, 1994 and 1995, respectively.

     The Company is obligated under capital leases for certain equipment with an aggregate cost of $1,253,441 at December 31, 1994 and 1995. Amortization expense for leased assets is included in depreciation and amortization expense. The leases require the Company to purchase all of the equipment upon expiration of the leases at 25% of the original equipment cost.

                           Titan Pharmaceuticals, Inc.
                          (a development stage company)
                   Notes to Consolidated Financial Statements
                    (Information at June 30, 1996 and for the
               six-month period ended June 30, 1996 is unaudited)



     The following is a schedule of future minimum lease payments at December 31, 1995.

                                                      Operating       Capital
                                                        Lease          Leases
                                                        -----          ------
     1996........................................   $   222,744      $  365,508
     1997........................................        74,220         365,508
     1998........................................        74,220         519,609
     1999                                                24,740            ----
                                                    -----------      ----------
     Total minimum payments required ............   $   395,924       1,250,625
                                                    ===========

     Less amount representing interest ..........                      (276,774)
                                                                     ----------
     Present value of future lease payments .....                       973,851
     Less current portion .......................                      (226,709)
                                                                     ----------
                                                                     $  747,142
                                                                     ==========

7.  Stockholders' Equity

     Each share of Series A and Series B preferred stock was originally convertible into (and carried voting rights equal to) one share of common stock. In October 1995, pursuant to the terms of the Series B preferred stock agreement and in contemplation of the IPO, the board of directors and stockholders approved a change in the conversion ratio of Series A and Series B preferred stock providing that in the event of an IPO of common stock on or before March 31, 1996, each share of Series A and Series B preferred stock would automatically be converted into 1.4310444107 and 1.8993878755 shares of common stock, respectively (the "IPO Conversion Ratio"). The IPO Conversion Ratio was not higher than the ratio which otherwise would have applied in an IPO during this period. In conjunction with the IPO in January 1996 all outstanding shares of Series A and Series B preferred stock were converted into 5,521,140 shares of common stock.

     Holders of shares of Series A and Series B preferred stock were entitled to receive dividends prior and in preference to any holders of common stock, at the rate of $1.76 per share of Series A preferred stock and $2.70 per share of Series B preferred stock, per annum, payable on each of May 31, 1995, May 31, 1996 and May 31, 1997, if declared by the board of directors. Such dividends are cumulative and if not declared and paid when due will accrue, accumulate and be included in the liquidation preference of the Series A and Series B preferred stock. Upon conversion of the Series A or the Series B preferred stock into common stock, all accrued and unpaid dividends (whether or not declared) were canceled. No dividends have been declared through December 31, 1995.

     The holders of Series A and Series B preferred stock received common stock in January 1996 with an aggregate fair value (at the $5.00 per share value of the IPO) which exceeded by $5,431,871 the cost of their initial investment of Series A and Series B preferred stock. This amount has been deemed to be the equivalent of a preferred stock dividend. The Company recorded the deemed dividend at the time of the conversion by offsetting charges and credits to additional paid in capital, without any effect on total stockholders' equity (net capital deficiency). There was no effect on net loss from the mandatory conversion. However, the amount did increase the loss applicable to common stock, in the calculation of net loss per share in the 1996 period.

Unit Offering

     In January 1996, the Company issued 3,200,000 units at $5.00 per unit in its IPO. Each unit consisted of one share of common stock and one redeemable Class A warrant. The net

                           Titan Pharmaceuticals, Inc.
                          (a development stage company)
                   Notes to Consolidated Financial Statements
                    (Information at June 30, 1996 and for the
               six-month period ended June 30, 1996 is unaudited)

proceeds (after underwriter's discount and expenses, and other costs associated with the IPO) totaled $13,955,079. At the closing of the offering, all of the Company's outstanding preferred stock automatically converted into common stock. Each share of Series A and Series B preferred stock was converted into
1.4310444107 and 1.8993878755 shares of common stock, respectively.

     In January 1996, the Company repaid the $3,750,000 principal and accrued interest of $105,083 related to a bridge financing with a portion of the proceeds of the IPO. The Company also repaid $1,500,000 of principal and accrued interest of $87,898 of notes issued by Ingenex in a bridge financing.

     In February 1996, the Company issued an additional 480,000 units, at $5.00 per share, in accordance with the underwriter's over-allotment option. The net proceeds of the underwriter's over-allotment option totaled $2,160,000.

Warrants

     In November 1993, in connection with the Series A preferred stock offering, the Company issued warrants to the placement agent to purchase 327,813 shares of Series A preferred stock at $6.44 per share. The warrants are immediately exercisable and expire in November 1998. Upon the close of the IPO these warrants became exercisable for 469,115 shares of common stock at a price of $4.50 per share.

     In connection with the Series B preferred stock private placement in 1995, the Company issued warrants to the placement agent to purchase 24,402 shares of Series B preferred stock at an exercise price of $7.44 per share. The warrants expire in 2005 or five years from the IPO, whichever is earlier. Upon the close of the IPO, these warrants became exercisable for 46,350 shares of common stock at a price of $ 3.92 per share.

     The warrants issued in the IPO entitle the holder to purchase one share of common stock at an exercise price of $6.50, subject to adjustment in certain circumstances (see Note 11), at any time for a period of five years. Commencing one year from the date of the IPO, the warrants are redeemable by the Company on thirty days written notice at a redemption price of $0.05 per warrant if the closing price of the Company's common stock for any thirty consecutive trading days averages in excess of $9.10 per share. The Company has reserved a sufficient number of shares of the authorized but unissued shares of common stock for issuance upon exercise of the warrants.

Stock Option Plan

     Under the terms of the Company's amended and restated stock option plan (the "1993 Plan"), incentive stock options may be granted to employees, and nonstatutory stock options may be granted to employees, directors and consultants of the Company and Operating Companies. A total of 558,073 shares of common stock have been reserved and authorized for issuance under the 1993 Plan.

     Options granted under the 1993 Plan expire no later than ten years from the date of grant, except when the grantee is a 10% shareholder of the Company or an Operating Company, in which case the maximum term is five years from the date of grant. The exercise price of incentive stock options, nonstatutory stock options and options granted to 10% shareholders of the Company (or the Operating Companies), shall be at least 100%, 85% and 110%, respectively, of the fair market value of the stock subject to the option on the grant date. The options are exercisable immediately upon grant, however, the shares issuable upon exercise of the options are subject to repurchase by the Company. Such repurchase rights will lapse over a period of up to five years from the date of grant.

                           Titan Pharmaceuticals, Inc.
                          (a development stage company)
                   Notes to Consolidated Financial Statements
                    (Information at June 30, 1996 and for the
               six-month period ended June 30, 1996 is unaudited)


     Activity under the option plan is summarized below:


                                          Shares         Options Outstanding
                                         Available     ------------------------
                                       For Grant of    Number of      Price Per
                                          Options       Shares         Shares
                                          -------       ------         ------
Balance at December 31, 1993 .........    550,056         8,017        $0.29
  Options granted ....................   (330,136)      330,136     $0.59-$1.17
  Options canceled ...................     48,960       (48,960)       $0.59
                                         --------      --------
Balance at December 31, 1994 .........    268,880       289,193     $0.29-$1.17
  Options granted ....................   (218,127)      218,127     $0.59-$1.35
  Options canceled ...................    157,243      (157,243)    $0.29-$1.35
                                         --------      --------
Balance at December 31, 1995 .........    207,996       350,077     $0.29-$1.35
  Options exercised...................        -         (16,520)    $0.29-$1.35
  Options canceled....................     11,886       (11,886)    $0.59-$1.17
                                         --------      --------
Balance at June 30, 1996..............    219,882       321,671     $0.59-$1.35
                                         ========      ========

     No options had been exercised as of December 31, 1995. All options granted are immediately exercisable, of which 265,842 and 241,267 shares of common stock underlying the options as of December 31, 1995 and June 30, 1996, respectively, would be subject to repurchase by the Company should such options be exercised and the optionees' employment or consulting relationship terminate. No further options will be granted under the 1993 Stock Option Plan.

     In November 1995, the Company adopted the 1995 Stock Option Plan (the "1995 Option Plan"). A total of 300,000 shares of common stock are reserved and authorized for issuance under the 1995 Option Plan (see Note 11). The provisions of the 1995 Option Plan provide for the automatic grant of nonqualified stock options to purchase shares of common stock to directors of the Company who are not principal (10%) stockholders of the Company ("Eligible Directors"). Each Eligible Director of the Company was granted an option to purchase 10,000 shares of common stock upon the effective date of the IPO. As of June 30, 1996, 255,500 shares of common stock (with exercise prices ranging from $5.00 - $7.125) have been granted and 248,833 are subject to repurchase by the Company.

     In addition, the Operating Companies, with the exception of ProNeura, each have a stock option plan under which options to purchase common stock of the Operating Companies have been and may be granted.

Shares Reserved for Future Issuance

     As of December 31, 1995, shares of common stock reserved by the Company for future issuance (after giving effect to the IPO) consisted of the following:

       Warrants issued in connection with
        related party debt..............................       33,682
       Ingenex Technology Financing warrants............      119,770
       Bridge warrants..................................    1,875,000
       IPO warrants.....................................    3,680,000
       Placement agent warrants.........................      515,465
       Stock options...................................       650,077
                                                           ----------
        Total..........................................     6,873,994
                                                           ==========

                           Titan Pharmaceuticals, Inc.
                          (a development stage company)
                   Notes to Consolidated Financial Statements
                    (Information at June 30, 1996 and for the
               six-month period ended June 30, 1996 is unaudited)



Ingenex Conversion and Purchase Rights

     In September 1994, Ingenex sold 283,400 shares of Series B preferred stock. Pursuant to the Series B purchase agreement, in the event the Company has, and Ingenex has not, effected an IPO of the shares of its common stock within three years from the date of the initial Ingenex Series B financing, the holders of the Series B shares will have the right (the "Put Right") to require the Company to purchase, in exchange for either cash or registered shares of the Company's common stock, at the Company's option, the Series B shares from such holders at the then fair value of the Series B shares. In November 1995, the Series B purchase agreement was amended to provide that in the event the Company were to complete an IPO prior to May 31, 1996, the holders of the Ingenex Series B preferred shares will waive the Put Right. As a result of the IPO, the Put Right has terminated.

8.  Minority Interest

     The $1,241,032 received by Ingenex upon the issuance of Series B convertible preferred stock has been classified as minority interest in the consolidated balance sheet and has not been reduced by any portion of the losses of Ingenex.

     Amounts  invested  by  outside   investors  in  the  common  stock  of  the
consolidated subsidiaries has been apportioned between minority interest and additional paid-in capital in the consolidated balance sheets. Losses applicable to the minority interest holdings of the Operating Companies' common stock have reduced that interest.

9.  Income Taxes

     The Company and the Operating Companies have not elected to file a consolidated federal tax return.

     As of December 31, 1995, the Company had federal net operating loss carryforwards of approximately $23,600,000, of which approximately $21,800,000 is attributable to the Operating Companies (excluding Ansan). The net operating loss carryforwards will expire at various dates beginning in 2008 through 2010, if not utilized.

     Utilization of the net operating losses may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986. The annual limitation may result in the expiration of net operating losses before utilization.

     As of December 31, 1995, the Company had deferred tax assets of approximately $10,400,000, of which approximately $9,700,000 is attributable to the Operating Companies. The net deferred tax asset has been fully offset by a valuation allowance. The net valuation allowance increased by approximately $5,400,000 and $2,400,000 during 1994 and 1995, respectively.

     Significant components of the Company's deferred tax assets for federal income taxes as of December 31, 1995 are as follows:

     Deferred tax assets:

                                                    1994             1995
                                                    ----             ----
        Net operating loss carryforwards........ $6,500,000       $ 8,700,000
        Research credit carryforwards...........    500,000           800,000
        Capitalized research and development....    900,000           600,000
        Other - net.............................    100,000           300,000
                                                 ----------       -----------
        Deferred tax assets.....................  8,000,000        10,400,000
        Valuation allowance..................... (8,000,000)      (10,400,000)
                                                 ----------       -----------
           Net deferred tax assets.............. $     --         $     --
                                                 ==========       ===========

                           Titan Pharmaceuticals, Inc.
                          (a development stage company)
                   Notes to Consolidated Financial Statements
                    (Information at June 30, 1996 and for the
               six-month period ended June 30, 1996 is unaudited)



     The deferred tax assets attributable to Ansan as of December 31, 1994 and 1995 were $1,600,000 and zero, respectively.

10.  Related Party Transactions

     In November 1993, in connection with the Company's private placement offering of Series A preferred stock, Paramount Capital, Inc. ("Paramount"), a related party, acted as the agent to place the preferred stock. The Company made a cash payment of $2,306,143 to Paramount out of the private placement proceeds as compensation and expense allowance related to the offering. This amount was offset against the proceeds from the offering. Additionally, Paramount received warrants to purchase 327,813 shares of Series A preferred stock (see Note 7).

     In connection with the Company's private placement offering of Series B preferred stock in 1995, Paramount also acted as the placement agent. The Company made a cash payment of $148,500 to Paramount out of the private placement proceeds as compensation and expense allowance related to the offering. This amount was offset against the proceeds from the offering. Additionally, Paramount received warrants to purchase 24,402 shares of Series B preferred stock (see Note 7).

11. Subsequent Events (Unaudited)

     On July 3, 1996, Ingenex filed an amendment to a registration statement for an initial public offering for 1,850,000 shares of its common stock. It is currently anticipated that the initial public offering price of the common stock will be between $9.50 and $10.50 per share. In consideration of a payment to Ingenex of $100,000, Ingenex will issue to the Company an option to purchase approximately an additional 315,789 shares of common stock at an exercise price per share equal to the initial public offering price and an additional option and a right of first refusal with respect to future issuances of common stock in order for the Company to maintain ownership of a majority of the outstanding common stock.

     On July 31, 1996, the Company granted options to purchase an aggregate of 693,135 shares of common stock, at an exercise price of $10.75 per share, to certain executives of the Company under the 1995 Stock Option Plan ("Plan") subject to approval by the shareholders of an increase in the number of shares reserved for issuance under the Plan at the next annual meeting of the shareholders scheduled for October 18, 1996. As of June 30, 1996, 20,500 shares remained available for option grants under the Plan. If the stock price increases above $10.75 at the date the shareholders approve, then the difference must be recognized as deferred compensation.

     On July 31, 1996 and August 2, 1996, the Company completed a private placement of 1,536,000 units, each unit consisting of one share of common stock and one redeemable Class A warrant, for total gross proceeds of $16,000,000. After deducting placement agent fees and other expenses of the private placement, the net proceeds to the Company were $13,867,990. Each warrant entitles the registered holder to purchase one share of common stock at $6.20 throught January 18, 2001. The exercise price of the warrants is subject to adjustment. Commencing January 18, 1997 the warrants are subject to redemption by the Company at $.05 per warrant on 30 days' prior written notice if the closing bid price of the common stock averages in excess of an amount per share to be determined for 30 consecutive business days ending within 15 days of the date of notice of redemption. As of September 20, 1996, 19,600 warrants had been exercised. Upon completion of the private placement, the warrants issued in connection with the IPO and the bridge financing have been adjusted to an exercise price of $6.20.

================================================================================
[Back Cover]



     No dealer, salesman or other person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by the Underwriter. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer, or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein contained is correct as of any time subsequent to the date of this Prospectus.

                                   ----------



                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Prospectus Summary .....................................................    3
Risk Factors ...........................................................    5
Use of Proceeds ........................................................   10
Dividend Policy ........................................................   10
Capitalization .........................................................   11
Selected Financial Data ................................................   12
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations ........................................................   13
Business ...............................................................   16
Management .............................................................   31
Certain Transactions ...................................................   39
Principal Stockholders .................................................   40
Selling Securityholders ................................................   42
Plan of Distribution ...................................................   51
Description of
  Securities ...........................................................   53
Shares Eligible for
  Future Sale ..........................................................   56
Legal Matters ..........................................................   57
Experts ................................................................   57
Additional Information .................................................   57
Index to Financial
  Statements ...........................................................   F-1



================================================================================







================================================================================






                           TITAN PHARMACEUTICALS, INC.






                           --------------------------


                                   PROSPECTUS


                           --------------------------












                                                  , 1996






================================================================================

                                     PART II

                     Information Not Required in Prospectus


Item 24. Indemnification of Directors and Officers

     The Amended and Restated Certificate of Incorporation and By-Laws of the Registrant provide that the Registrant shall indemnify any person to the full extent permitted by the Delaware General Corporation Law (the "GAL"). Section 145 of the GAL, relating to indemnification, is hereby incorporated herein by reference.

     In accordance with Section 102(a)(7) of the GAL, the Certificate of Incorporation of the Registrant eliminates the personal liability of directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director with certain limited exceptions set forth in
Section 102(a)(7).

     The Registrant also enters into indemnification agreements with each of its officers and directors, the form of which is filed as Exhibit 10.6 and reference is hereby made to such form.

     In addition, the Registrant currently maintains an officers' and directors' liability insurance policy which insures, subject to the exclusions and limitations of the policy, officers and directors of the Company against certain liabilities which might be incurred by them solely in such capacities.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant, pursuant to the foregoing provisions, the Company has been informed that in the opinion of the commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. See Item 28, "Undertakings."


Item 25. Other Expenses of Issuance and Distribution

     The estimated expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered (other than the Warrant solicitation fee) are as follows:



                                                                          Amount
                                                                          ------

        SEC Registration Fee.........................................    $12,222
        Printing and Engraving Expenses..............................          *
        Accounting Fees and Expenses.................................          *
        Legal Fees and Expenses......................................          *
        Blue Sky Fees and Expenses...................................          *
        Miscellaneous Expenses.......................................          *
                                                                         -------
                 Total...............................................       $*
                                                                         =======

---------------
*   To be completed by amendment


Item 26. Recent Sales of Unregistered Securities

     The following discussion gives retroactive effect to the reverse stock splits effected in 1995. During the last three years, the Registrant has sold and issued the following unregistered securities:

     Between July 1993 and November 1993, the Registrant sold an aggregate of 3,278,127 shares of Series A Preferred Stock to 121 accredited investors in a private placement for an aggregate of $19,217,500 or $5.862 per share. The Registrant issued warrants to purchase an aggregate of 351,367 shares of Series A Preferred to designees of the placement agent. In connection with this private placement, the Registrant also paid sales commissions in the amount of $1,729,575 and a non-accountable expense allowance in the amount of $576,525.

     In March and April 1993, the Registrant issued promissory notes in the aggregate principal amount of $1,200,000 to a director and a stockholder. In connection with this loan transaction, the Registration issued them an aggregate of 34,738 Series A Preferred Stock Warrants. In June 1995, the lenders converted their notes into 256,130 shares of Series A Preferred Stock.

     Between February and March 1995, the Registrant sold an aggregate of 244,063 shares of Series B Preferred Stock to nine accredited investors in a private placement for an aggregate of $1,650,000 or $6.761 per share. The Registrant issued warrants to purchase 24,406 shares of Series B Preferred Stock to designees of the placement agent. In connection with this private placement, the Registrant paid sales commission in the amount of $103,125 and a non-accountable expense allowance in the amount of $112,500.

     In October 1995, the Registrant  sold 75 units,  each unit  consisting of a note in the principal amount of $50,000 bearing interest at 10% per annum and warrants to purchase 25,000 shares of Common Stock at an exercise price of $3.00 per share, which warrants were converted into Class A Warrants upon completion of the initial public offering in January 1996, to 113 accredited investors for an aggregate purchase price of $3,750,000. In connection therewith, the Registrant paid sales commissions in the amount of $375,000 and a non-accountable expense allowance in the amount of $112,500.

     In July and August 1996, the Registrant sold 1,536,000 units, each unit consisting of one share of Common Stock and one Class A Warrant, to 231 accredited investors for an aggregate purchase price of $16,000,000. In connection therewith, the Registrant paid sales commissions of $1,600,000 and a non-accountable expense allowance of $480,000. The Registrant also issued options to purchase 307,200 units to the placement agent.

     The above transactions were private transactions not involving a public offering and were exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof. The sale of securities was without the use of an underwriter, and the certificates evidencing the shares bear a restrictive legend permitting the transfer thereof only upon registration of the shares or an exemption under the Securities Act of 1933, as amended.


Item 27. Exhibits

   3.1   --    Restated Certificate of Incorporation of the Registrant(1)

   3.2   --    Form of Amendment to Restated Certificate of Incorporation of the Registrant(1)

   3.3   --    By--laws of the Registrant(1)

   4.1   --    Form of Bridge Note(1)

   4.2   --    Bridge Warrant Agreement(1)

   4.3   --    Form of Warrant Agreement(1)

   4.4   --    Form of Underwriter's Unit Purchase Option(1)

   4.5   --    Form of Investor Rights Agreement between the Registrant and the holders of Series A and Series B Preferred Stock(1)

   4.6   --    Form of Placement Agent's Unit Purchase Option

   5.1   --    Opinion of Bachner, Tally, Polevoy & Misher LLP*

  10.1   --    1993 Stock Option Plan(1)

  10.2   --    1995 Stock Option Plan(1)

  10.3   --    Employment Agreement between the Registrant and Louis Bucalo dated February 1, 1993, amended as of February 3,
               1994(1)

  10.4   --    Employment Agreement between Registrant and Richard Allen dated July 28, 1995(1)

  10.5   --    Employment Agreement between Registrant and Sunil Bhonsle, dated August 6, 1995(1)

  10.6   --    Form of Indemnification Agreement(1)

  10.7   --    Master Equipment Lease between the Registrant and Phoenix Leasing Incorporated, dated February 15, 1995 and Sublease and Acknowledgement of Assignment between the Registrant and Ansan, Inc.,Ingenex, Inc. and Theracell, Inc. and
               Geneic Sciences, Inc. dated February 15, 1994(1)

 +10.8   --    GSE Exclusive License Agreement between Ingenex, Inc. (formerly Pharm--Gen Systems Ltd.) and the Board of Trustees of the University of Illinois dated May 6, 1992(1)

 +10.9   --    MDR Exclusive License Agreement between Ingenex, Inc. (formerly Pharm--Gen Systems Ltd.) and the  Board of Trustees of the University of Illinois dated May 6, 1992(1)

10.10    --    License Agreement between Ansan, Inc. and Bar--Ilan Research and Development Company Ltd. dated October 31,
               1992(1)

 +10.11  --    License Agreement between Theracell, Inc. and New York University dated November 20, 1992, as amended as of
               February 23, 1993 and as of February 25, 1995(1)

 +10.12  --    License Agreement between the Registrant and the Massachusetts Institute of Technology dated September 28, 1995(1)

 +10.13  --    License Assignment between Ingenex, Inc. and Aberlyn Capital Management Limited Partnership  dated  January 31, 1995, as amended(1)

 +10.14  --    Exclusive License Agreement between Ingenex, Inc. and the Board of Trustees of the University of Illinois, dated July
               1, 1994(1)

 +10.15  --    Exclusive License Agreement between Ingenex, Inc. and the Board of Trustees of the University of Illinois, dated July
               1, 1994(1)



 +10.16  --    License Agreement between Ingenex, Inc. and the Massachusetts Institute of Technology, dated September 11, 1992(1)

 +10.17  --    License Agreement between Ingenex, Inc. and Baylor College of Medicine, dated October 21, 1992(1)

  10.18  --    Lease for Registrant's facilities(2)

 +10.19  --    License Agreement between Theracell, Inc. and the University of South Florida dated March 15, 1996(3)

++10.20  --    License Agreement between Trilex Pharmaceuticals, Inc. (formerly Ascalon Pharmaceuticals, Inc.) and the University of Kentucky Research Foundation dated May 30, 1996.

 +10.21  --    License Agreement between Ansan, Inc. and Boehringer Ingleheim GmbH dated May 31, 1996(4)

  11     --    Computation of net loss per share

  23.1   --    Consent of Bachner, Tally, Polevoy & Misher LLP - Included in Exhibit 5.1*

  23.2   --    Consent of Ernst & Young LLP - Included on Page II-7

  24.1   --    Power of Attorney - Included on Page II-5

----------
+ Confidential treatment has been granted with respect to portions of this exhibit.
++ Confidential treatment has been requested with respect to portions of this exhibit.
*    To be filed by amendment.
(1) Incorporated by reference from the Registrant's Registration Statement on Form SB-2 (File No. 33-99386).
(2) Incorporated by reference from the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1995.
(3) Incorporated by reference from the Registrant's Quarterly Report on Form 10-QSB for the period ended March 31, 1996.
(4) Incorporated by reference from Ansan, Inc.'s Quarterly Report on Form 10-QSB for the period ended June 30, 1996.


Item 28. Undertakings

     Undertaking Required by Regulation S-B, Item 512(a).

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Undertaking required by Regulation S-B, Item 512(e).

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     Undertakings required by Regulation S-B, Item 512(f).

         The undersigned registrant hereby undertakes that:

               (1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

               (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES



     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California on the 3rd day of October, 1996.


                                      TITAN PHARMACEUTICALS, INC.


                                      By: /s/ Louis R. Bucalo
                                          -------------------------------------
                                          Louis R. Bucalo, M.D., President

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints Louis R. Bucalo and Lindsay A. Rosenwald, or either of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement or Amendment thereto has been signed by the following persons in the capacities and on the dates stated.

          Signature                             Title                            Date
          ---------                             -----                            ----

/s/ Louis R. Bucalo                 President, Chief Executive Officer      October 3, 1996
---------------------------------   and Director (principal
Louis R. Bucalo, M.D.               executive officer)


/s/ Lindsay A. Rosenwald            Director                                October 3, 1996
---------------------------------
Lindsay A. Rosenwald, M.D.


/s/ Michael K. Hsu                  Director                                October 3, 1996
---------------------------------
Michael K. Hsu


/s/ Hubert E. Huckel                Director                                October 3, 1996
---------------------------------
Hubert E. Huckel, M.D.


/s/ Marvin E. Jaffe, M.D.           Director                                October 3, 1996
---------------------------------
Marvin E. Jaffe, M.D.

                                    Director
---------------------------------
Peter M. Kash


/s/ Ernst-Gunter Afting             Director                                October 3, 1996
---------------------------------
Ernst-Gunter Afting, Ph.D., M.D.


/s/ Konrad M. Weis                  Director                                October 3, 1996
---------------------------------
Konrad M. Weis, Ph.D.


                                    Director
---------------------------------
Kenneth J. Widder, M.D.


/s/ Robert E. Farrell               Executive Vice President and            October 3, 1996
---------------------------------   Chief Financial Officer (principal
Robert E. Farrell                   financial and accounting officer)

                               CONSENT OF COUNSEL



     The consent of Bachner, Tally, Polevoy & Misher LLP will be contained in its opinion to be filed as Exhibit 5.1 to the Registration Statement.

                CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS





     We consent to the references to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated February 23, 1996, in the Registration Statement (Form SB-2) and related Prospectus of Titan Pharmaceuticals, Inc. for the registration of Units (each Unit consisting of one share of Common Stock and one Class A Warrant ) and Common Stock.










                                                /s/   ERNST & YOUNG LLP



Palo Alto, California
October 2, 1996